(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2017 – BRF S.A. Index

Identification
Capital Stock Breakdown	1
Individual Financial Statements
Balance Sheet Assets	2
Balance Sheet Liabilities	3
Statement of Income	5
Statement of Comprehensive Income	6
Statement of Cash Flows	7
Statement of Changes in Shareholders' Equity
Statement of Changes in Shareholders' Equity - from 01/01/2017 to 09/30/2017	8
Statement of Changes in Shareholders' Equity - from 01/01/2016 to 09/30/2016	9
Statement of Added Value	10
Consolidated Financial Statements
Balance Sheet Assets	11
Balance Sheet Liabilities	12
Statement of Income	14
Statement of Comprehensive Income	15
Statement of Cash Flows	16
Statement of Changes in Shareholders' Equity
Statement of Changes in Shareholders' Equity - from 01/01/2017 to 09/30/2017	17
Statement of Changes in Shareholders' Equity - from 01/01/2016 to 09/30/2016	18
Statement of Added Value	19
Management Report	20
Explanatory Notes	54
Breakdown of the Capital by Owner	136
Declarations and Opinion
Independent Auditors' Report on Review of Quartely Financial Information	137
Opinion of the Audit Commitee	139
Statement of Executive Board on the Quartely Financial Information and Independent Auditor's Report on Review of Interim Financial Information	140

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2017 – BRF S.A. Identification / Capital Stock Breakdown

Number of shares	Current Quarter
(Units)	09.30.17

Paid-in Capital
Common	812,473,246
Preferred	-
Total	812,473,246

Treasury Shares
Common	1,333,701
Preferred	-
Total	1,333,701

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – September 30, 2017 – BRF S.A.

Individual FS / Balance Sheet Assets

(in thousands of Brazilian Reais)

Account Code	Account Description	Current Quarter 09.30.17	Previous Year 12.31.16
1	Total Assets	42,466,083	43,286,755
1.01	Current Assets	19,240,003	19,063,769
1.01.01	Cash and Cash Equivalents	4,879,776	3,856,505
1.01.02	Marketable Securities	215,493	309,169
1.01.02.01	Financial Investments Evaluated at Fair Value	215,493	228,969
1.01.02.01.01	Held for Trading	215,493	228,969
1.01.02.02	Marketable Securities Evaluated at Amortized Cost	-	80,200
1.01.02.02.01	Held to Maturity	-	80,200
1.01.03	Trade Accounts Receivable	8,502,995	8,547,628
1.01.03.01	Trade Accounts Receivable	8,373,801	8,398,647
1.01.03.02	Other Receivables	129,194	148,981
1.01.04	Inventories	3,004,566	2,938,568
1.01.05	Biological Assets	1,259,520	1,617,747
1.01.06	Recoverable Taxes	779,855	1,015,610
1.01.06.01	Current Recoverable Taxes	779,855	1,015,610
1.01.06.01.01	Income and social contribution tax (IR/CS)	371,426	341,737
1.01.06.01.02	Recoverable Taxes	419,095	673,873
1.01.06.01.03	Provision for losses	(10,666)	-
1.01.08	Other Current Assets	597,798	778,542
1.01.08.01	Non-current Assets Held for Sale	36,953	23,971
1.01.08.01.01	Noncurrent Assets for Sale	36,953	23,971
1.01.08.03	Other	560,845	754,571
1.01.08.03.01	Interest on Shareholders' Equity Receivable	1,344	16,868
1.01.08.03.02	Financial assets	101,406	197,915
1.01.08.03.04	Accounts Receivable from Disposal of Equity Interest	40,704	45,267
1.01.08.03.06	Restricted Cash	106,970	128,110
1.01.08.03.10	Other	310,421	366,411
1.02	Non-current Assets	23,226,080	24,222,986
1.02.01	Non-current Assets	6,138,207	5,046,633
1.02.01.01	Financial Investments Evaluated at Fair Value	291,200	329,876
1.02.01.01.02	Available for Sale	291,200	329,876
1.02.01.02	Marketable Securities Valued at Amortized Cost	80,989	-
1.02.01.02.01	Held to Maturity	80,989	-
1.02.01.03	Trade Accounts Receivable	131,296	196,624
1.02.01.03.01	Trade Accounts Receivable	10,993	10,587
1.02.01.03.02	Other Receivables	120,303	186,037
1.02.01.05	Biological Assets	780,017	891,554
1.02.01.06	Deferred Taxes	1,176,580	740,300
1.02.01.06.01	Deferred Income Tax and Social Contribution	1,176,580	740,300
1.02.01.08	Receivables from Related Parties	-	97,773
1.02.01.08.04	Receivables from Other Related Parties	-	97,773
1.02.01.09	Other Non-current Assets	3,678,125	2,790,506
1.02.01.09.03	Judicial Deposits	717,221	724,767
1.02.01.09.05	Income and social contribution tax (IR/CS)	41,581	25,530
1.02.01.09.06	Recoverable Taxes	2,618,100	1,629,432
1.02.01.09.07	Provision for losses	(167,308)	(159,736)
1.02.01.09.09	Accounts Receivable from Disposal of Equity Interest	-	28,897
1.02.01.09.10	Restricted Cash	396,656	427,557
1.02.01.09.11	Other	71,875	114,059
1.02.02	Investments	4,836,283	5,033,824
1.02.02.01	Investments	4,836,283	5,033,824
1.02.02.01.01	Equity in Associates	19,905	6,343
1.02.02.01.02	Interest on Wholly-owned Subsidiaries	4,815,271	5,026,374
1.02.02.01.04	Other	1,107	1,107
1.02.03	Property, Plant and Equipment, Net	9,288,697	10,690,784
1.02.03.01	Property, Plant and Equipment in Operation	8,660,648	9,763,961
1.02.03.02	Property, Plant and Equipment Leased	219,233	173,544
1.02.03.03	Property, Plant and Equipment in Progress	408,816	753,279
1.02.04	Intangible	2,962,893	3,451,745
1.02.04.01	Intangible	2,962,893	3,451,745
1.02.04.01.02	Software	190,125	143,693
1.02.04.01.03	Trademarks	1,173,000	1,173,000
1.02.04.01.04	Goodwill	1,542,929	2,096,587
1.02.04.01.05	Software Leased	32,290	15,209
1.02.04.01.06	Other	24,549	23,256

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – September 30, 2017 – BRF S.A.

Individual FS / Balance Sheet Liabilities

(in thousands of Brazilian Reais)

Account Code	Account Description	Current Quarter 09.30.17	Previous Year 12.31.16
2	Total Liabilities	42,466,083	43,286,755
2.01	Current Liabilities	15,198,390	15,177,631
2.01.01	Social and Labor Obligations	188,685	203,335
2.01.01.01	Social Obligations	115,883	115,446
2.01.01.02	Labor Obligations	72,802	87,889
2.01.02	Trade Accounts Payable	4,927,886	6,094,303
2.01.02.01	Domestic Suppliers	4,255,089	5,122,041
2.01.02.01.01	Domestic Suppliers	3,995,881	4,114,966
2.01.02.01.02	Supply Chain Finance	259,208	1,007,075
2.01.02.02	Foreign Suppliers	672,797	972,262
2.01.02.02.01	Foreign Suppliers	518,197	643,755
2.01.02.02.02	Supply Chain Finance	154,600	328,507
2.01.03	Tax Obligations	275,033	204,516
2.01.03.01	Federal Tax Obligations	112,190	42,517
2.01.03.01.02	Other Federal	112,190	42,517
2.01.03.02	State Tax Obligations	160,928	159,215
2.01.03.03	Municipal Tax Obligations	1,915	2,784
2.01.04	Short Term Debts	3,246,656	2,566,425
2.01.04.01	Short Term Debts	3,246,656	2,566,425
2.01.04.01.01	Local Currency	2,690,704	1,987,925
2.01.04.01.02	Foreign Currency	555,952	578,500
2.01.05	Other Obligations	5,458,864	5,481,123
2.01.05.01	Advances from related parties	5,011,353	4,721,680
2.01.05.01.04	Advances from related parties	5,011,353	4,721,680
2.01.05.02	Other	447,511	759,443
2.01.05.02.01	Dividends and Interest on Shareholders' Equity Payable	2,030	2,307
2.01.05.02.04	Financial liabilities	170,788	506,712
2.01.05.02.05	Management and Employees Profit Sharing	28,000	-
2.01.05.02.08	Other Obligations	246,693	250,424
2.01.06	Provisions	1,101,266	627,929
2.01.06.01	Tax, Social Security, Labor and Civil Risk Provisions	626,307	271,710
2.01.06.01.01	Tax Risk Provisions	96,598	43,824
2.01.06.01.02	Social Security and Labor Risk Provisions	241,797	196,304
2.01.06.01.04	Civil Risk Provisions	287,912	31,582
2.01.06.02	Other Provisons	474,959	356,219
2.01.06.02.04	Vacations & Christmas Bonuses Provisions	402,619	279,512
2.01.06.02.05	Employee Benefits Provisions	72,340	76,707
2.02	Non-current Liabilities	15,197,805	16,269,146
2.02.01	Long-term Debt	12,635,836	13,368,668
2.02.01.01	Long-term Debt	12,635,836	13,368,668
2.02.01.01.01	Local Currency	6,109,575	6,655,730
2.02.01.01.02	Foreign Currency	6,526,261	6,712,938
2.02.02	Other Obligations	1,343,303	1,614,587
2.02.02.01	Liabilities with Related Parties	376,948	1,013,103
2.02.02.01.04	Advances from Related Parties and Other Liabilities	376,948	1,013,103
2.02.02.02	Other	966,355	601,484
2.02.02.02.06	Other Obligations	966,355	601,484
2.02.04	Provisions	1,218,666	1,285,891
2.02.04.01	Tax, Social Security, Labor and Civil Risk Provisions	951,876	1,032,507
2.02.04.01.01	Provisions for Tax Contingencies	253,110	212,637
2.02.04.01.02	Social Security and Labor Risk Provisions	262,284	238,093
2.02.04.01.04	Provisions for Civil Contingencies	60,023	85,743
2.02.04.01.05	Contingent Liability	376,459	496,034
2.02.04.02	Other Provisons	266,790	253,384
2.02.04.02.04	Employee Benefits Provisions	266,790	253,384

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – September 30, 2017 – BRF S.A.

Individual FS / Balance Sheet Liabilities

(in thousands of Brazilian Reais)

Account Code	Account Description	Current Quarter 09.30.17	Previous Year 12.31.16
2.03	Shareholders' Equity	12,069,888	11,839,978
2.03.01	Paid-in Capital	12,460,471	12,460,471
2.03.01.01	Paid-in Capital	12,553,418	12,553,418
2.03.01.02	Cost of Shares Issuance	(92,947)	(92,947)
2.03.02	Capital Reserves	33,908	(680,850)
2.03.02.01	Goodwill on the Shares Issuance	166,192	166,192
2.03.02.04	Granted Options	269,898	236,208
2.03.02.05	Treasury Shares	(71,483)	(721,856)
2.03.02.07	Gain on Disposal of Shares	(90,870)	(73,094)
2.03.02.08	Goodwill on Acquisition of Non-Controlling Entities	(40,533)	(47,417)
2.03.02.09	Acquisition of Non-Controlling Entities	(199,296)	(240,883)
2.03.04	Profit Reserves	1,210,177	1,350,675
2.03.04.01	Legal Reserves	540,177	540,177
2.03.04.02	Statutory Reserves	30,258	170,756
2.03.04.07	Tax Incentives Reserve	639,742	639,742
2.03.05	Accumulated Earnings (Losses)	(318,746)	-
2.03.08	Other Comprehensive Income	(1,315,922)	(1,290,318)
2.03.08.01	Derivative Financial Intruments	(527,461)	(575,861)
2.03.08.02	Financial Instruments (Available for Sale)	(47,200)	(25,998)
2.03.08.03	Cumulative Translation Adjustments of Foreign Currency	(759,407)	(693,835)
2.03.08.04	Actuarial Losses	18,146	5,376

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – September 30, 2017 – BRF S.A.

Individual FS / Statement of income

(in thousands of Brazilian Reais)

Account Code	Account Description	Current Quarter 07.01.17 to 09.30.17	Accumulated Current Year 01.01.17 to 09.30.17	Previous Quarter 07.01.16 to 09.30.16	Accumulated Previous Year 01.01.16 to 09.30.16
3.01	Net Sales	6,286,111	18,937,216	7,556,235	21,486,392
3.02	Cost of Goods Sold	(5,013,060)	(15,288,016)	(5,756,246)	(16,482,915)
3.03	Gross Profit	1,273,051	3,649,200	1,799,989	5,003,477
3.04	Operating (Expenses) Income	(1,117,017)	(3,160,673)	(1,281,934)	(4,609,295)
3.04.01	Selling	(761,824)	(2,227,409)	(952,941)	(2,781,980)
3.04.02	General and Administrative	(60,302)	(179,551)	(79,094)	(223,213)
3.04.04	Other Operating Income	167,300	249,097	73,609	143,189
3.04.05	Other Operating Expenses	(205,883)	(697,586)	(101,405)	(282,342)
3.04.06	Income from Associates and Joint Ventures	(256,308)	(305,224)	(222,103)	(1,464,949)
3.05	Income Before Financial and Tax Results	156,034	488,527	518,055	394,182
3.06	Financial Results	83,511	(1,145,741)	(416,004)	(237,152)
3.06.01	Financial Income	513,895	859,303	42,195	2,298,748
3.06.02	Financial Expenses	(430,384)	(2,005,044)	(458,199)	(2,535,900)
3.07	Income Before Taxes	239,545	(657,214)	102,051	157,030
3.08	Income and Social Contribution	(109,546)	338,468	(83,978)	(69,289)
3.08.01	Current	41,461	25,410	13,811	(230,080)
3.08.02	Deferred	(151,007)	313,058	(97,789)	160,791
3.09	Net Income from Continued Operations	129,999	(318,746)	18,073	87,741
3.11	Net Income	129,999	(318,746)	18,073	87,741
3.99	Earnings per Share - (Brazilian Reais/Share)
3.99.01	Earnings per Share - Basic
3.99.01.01	ON	0.16027	(0.39296)	0.02251	0.10928
3.99.02	Earning per Share - Diluted
3.99.02.01	ON	0.16027	(0.39296)	0.02251	0.10928

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – September 30, 2017 – BRF S.A.

Individual FS / Statement of Comprehensive Income

(in thousands of Brazilian Reais)

Account Code	Account Description	Current Quarter 07.01.17 to 09.30.17	Accumulated Current Year 01.01.17 to 09.30.17	Previous Quarter 07.01.16 to 09.30.16	Accumulated Previous Year 01.01.16 to 09.30.16
4.01	Net Income	129,999	(318,746)	18,073	87,741
4.02	Other Comprehensive Income	(5,784)	(25,604)	(211,999)	(98,191)
4.02.01	Gains (Losses) in Foreign Currency Translation Adjustments	(121,692)	(65,572)	20,977	(634,330)
4.02.02	Unrealized Gains (Losses) in Available for Sale Marketable Securities	(17,139)	(27,885)	12,023	(92,575)
4.02.03	Taxes on Unrealized Gains (Losses) on Investments on Available for Sale Marketable Securities	6,982	6,683	(4,319)	35,693
4.02.04	Unrealized Gains (Losses) on Cash Flow Hedge	179,289	74,148	(373,864)	876,483
4.02.05	Taxes on Unrealized Gains (Losses) on Cash Flow Hedge	(57,440)	(25,748)	129,417	(294,762)
4.02.06	Actuarial Gains (Losses) on Pension and Post-employment Plans	6,466	19,518	5,706	17,121
4.02.07	Taxes on Realized Gains (Losses) on Pension Post-employment Plans	(2,250)	(6,748)	(1,939)	(5,821)
4.03	Comprehensive Income	124,215	(344,350)	(193,926)	(10,450)

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – September 30, 2017 – BRF S.A.

Individual FS / Statement of Cash Flow (Indirect method)

(in thousands of Brazilian Reais)

Account Code	Account Description	Accumulated Current Year 01.01.17 to 09.30.17	Accumulated Previous Year 01.01.16 to 09.30.16
6.01	Net Cash Provided by Operating Activities	(509,893)	306,020
6.01.01	Cash from Operations	1,522,023	1,169,328
6.01.01.01	Net Income (Loss) for the Period	(318,746)	87,741
6.01.01.03	Depreciation and Amortization	564,249	557,573
6.01.01.04	Depreciation and Depletion of Biological Assets	462,923	484,382
6.01.01.05	Results on Disposals of Property, Plant and Equipments	10,350	(8,401)
6.01.01.06	Interest on Shareholders' Equity Received - Minerva	(6,872)	-
6.01.01.08	Deferred Income Tax	(313,058)	(160,791)
6.01.01.09	Provision for Tax, Civil and Labor Risks	295,671	221,687
6.01.01.10	Interest and Exchange Rate Variations	795,895	(1,436,229)
6.01.01.11	Equity Pick-Up	305,224	1,464,949
6.01.01.12	Tax Amnesty Program	(411,520)	-
6.01.01.17	Others	137,907	(41,583)
6.01.02	Changes in Operating Assets and Liabilities	(2,031,916)	(863,308)
6.01.02.01	Trade Accounts Receivable	(16,545)	(2,321,854)
6.01.02.02	Inventories	(363,021)	(829,567)
6.01.02.03	Trade Accounts Payable	(281,870)	1,047,819
6.01.02.04	Supply Chain Finance	(921,774)	(430,968)
6.01.02.05	Payment of Tax, Civil and Labor Risks Provisions	(299,108)	(243,178)
6.01.02.06	Others Operating Assets and Liabilities	249,030	1,895,601
6.01.02.07	Investment in Held for Trading Securities	-	(198,662)
6.01.02.08	Redemption of Held for Trading Securities	29,655	118,088
6.01.02.11	Fair value for for Assets and Liabilities	(168,072)	897,196
6.01.02.12	Payment of Interest	(765,471)	(580,730)
6.01.02.14	Interest on Shareholders' Equity Received	29,123	11,618
6.01.02.15	Biological assets - Current	197,114	(228,671)
6.01.02.16	Interest received	279,023	-
6.02	Net Cash Provided by Investing Activities	(1,321,110)	(1,895,237)
6.02.01	Marketable Securities	(80,622)	-
6.02.02	Redemptions of Financial Investments	86,260	-
6.02.04	Redemptions of Available for Sale	15,011	-
6.02.05	Redemptions of Restricted Cash (Investments)	2,314	(58,412)
6.02.06	Additions to Property, Plant and Equipment	(606,093)	(1,290,888)
6.02.07	Receivable from Disposals of Property, Plant and Equipment	115,589	62,624
6.02.08	Capital increase in subsidiaries	-	-
6.02.09	Additions to Intangible	(48,036)	(46,392)
6.02.10	Additions to Biological Assets - Non-current	(434,617)	(561,228)
6.02.11	Investments in Associates and Joint Venturies	(910)	(941)
6.02.12	Business Combination, net of cash	(59,186)	-
6.02.13	Net Cash Transferred to Subsidiaries	(309,615)	-
6.02.17	Advance for Future Capital Increase	(1,205)	-
6.03	Net Cash Provided by Financing Activities	2,864,744	2,346,122
6.03.01	Proceeds from Debt Issuance	5,122,224	4,997,042
6.03.02	Payment of Debt	(2,767,355)	(1,449,457)
6.03.03	Interest on Shareholders' Equity and Dividends Paid	-	(663,051)
6.03.06	Treasury Shares Acquisition	-	(543,258)
6.03.07	Treasury Shares Disposal	509,875	4,846
6.04	Exchange Rate Variation on Cash and Cash Equivalents	(10,470)	(1,233)
6.05	Increase (Decrease) in Cash and Cash Equivalents	1,023,271	755,672
6.05.01	At the Beginning of the Period	3,856,505	845,085
6.05.02	At the End of the Period	4,879,776	1,600,757

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – September 30, 2017 – BRF S.A.

Individual FS / Statement of Changes in Shareholders’ Equity for the Period from 01/01/2017 to 09/30/2017

(in thousands of Brazilian Reais)

Account Code	Account Description	Paid-in Capital	Capital Reserves, Granted Options and Treasury Shares	Profit Reserves	Retained Earnings	Other Comprehensive Income	Shareholders' Equity
5.01	Balance at January 1, 2017	12,460,471	(680,850)	1,350,675	-	(1,290,318)	11,839,978
5.03	Opening Balance Adjusted	12,460,471	(680,850)	1,350,675	-	(1,290,318)	11,839,978
5.04	Share-based Payments	-	714,758	(140,498)	-	-	574,260
5.04.03	Options Granted	-	33,690	-	-	-	33,690
5.04.05	Treasury Shares Sold	-	650,373	-	-	-	650,373
5.04.11	Options Canceled	-	(17,776)	-	-	-	(17,776)
5.04.12	Acquisition of Non-Controlling Entities	-	48,471	-	-	-	48,471
5.04.13	Participation of Non-Controlling Shareholders'	-	-	-	-	-	-
5.04.14	Losses in Treasury Shares Sold	-	-	(140,498)	-	-	(140,498)
5.05	Total Comprehensive Loss	-	-	-	(318,746)	(25,604)	(344,350)
5.05.01	Net Loss for the Period	-	-	-	(318,746)	-	(318,746)
5.05.02	Other Comprehensive Income	-	-	-	-	(25,604)	(25,604)
5.05.02.01	Financial Instruments Adjustments	-	-	-	-	74,148	74,148
5.05.02.02	Tax on Financial Instruments Adjustments	-	-	-	-	(25,748)	(25,748)
5.05.02.06	Unrealized Loss in Available for Sale Marketable Securities	-	-	-	-	(27,885)	(27,885)
5.05.02.07	Tax on Unrealized Loss in Available for Sale Marketable Securities	-	-	-	-	6,683	6,683
5.05.02.08	Actuarial Gains on Pension and Post-employment Plans	-	-	-	-	12,770	12,770
5.05.02.09	Cumulative Translation Adjustments of Foreign Currency	-	-	-	-	(65,572)	(65,572)
5.07	Balance at September 30, 2017	12,460,471	33,908	1,210,177	(318,746)	(1,315,922)	12,069,888

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – September 30, 2017 – BRF S.A.

Individual FS / Statement of Changes in Shareholders’ Equity for the Period from 01/01/2016 to 09/30/2016

(in thousands of Brazilian Reais)

Account Code	Account Description	Paid-in Capital	Capital Reserves, Granted Options and Treasury Shares	Profit Reserves	Retained Earnings	Other Comprehensive Income	Shareholders' Equity
5.01	Balance at January 1, 2016	12,460,471	(3,940,955)	6,076,775	-	(1,079,514)	13,516,777
5.03	Opening Balance Adjusted	12,460,471	(3,940,955)	6,076,775	-	(1,079,514)	13,516,777
5.04	Share-based Payments	-	3,252,439	(4,372,807)	-	-	(1,120,368)
5.04.03	Options Granted	-	55,088	-	-	-	55,088
5.04.04	Treasury Shares Acquired	-	(543,258)	-	-	-	(543,258)
5.04.05	Treasury Shares Sold	-	6,371	-	-	-	6,371
5.04.06	Dividends	-	-	(98,210)	-	-	(98,210)
5.04.07	Interest on Shareholders' Equity	-	-	(513,215)	-	-	(513,215)
5.04.08	Gain on Disposal of Shares	-	(1,525)	-	-	-	(1,525)
5.04.09	Treasury Shares Canceled	-	3,761,382	(3,761,382)	-	-	-
5.04.10	Valuation of shares	-	(7,822)	-	-	-	(7,822)
5.04.11	Options Canceled	-	(17,797)	-	-	-	(17,797)
5.04.13	Participation of Non-Controlling Shareholders'	-	-	-	-	-	-
5.05	Total Comprehensive Income	-	-	-	87,741	(98,191)	(10,450)
5.05.01	Net Income for the Period	-	-	-	87,741	-	87,741
5.05.02	Other Comprehensive Income	-	-	-	-	(98,191)	(98,191)
5.05.02.01	Financial Instruments Adjustments	-	-	-	-	876,483	876,483
5.05.02.02	Tax on Financial Instruments Adjustments	-	-	-	-	(294,762)	(294,762)
5.05.02.06	Unrealized Gain in Available for Sale Marketable Securities	-	-	-	-	(92,575)	(92,575)
5.05.02.07	Tax on Unrealized Gain in Available for Sale Marketable Securities	-	-	-	-	35,693	35,693
5.05.02.08	Actuarial gains on pension and post-employment plans	-	-	-	-	11,300	11,300
5.05.02.09	Cumulative Translation Adjustments of Foreign Currency	-	-	-	-	(634,330)	(634,330)
5.06	Statements of Changes in Shareholders' Equity	-	-	93,869	(93,869)	-	-
5.06.08	Tax Incentives Reserve	-	-	93,869	(93,869)	-	-
5.07	Balance at September 30, 2016	12,460,471	(688,516)	1,797,837	(6,128)	(1,177,705)	12,385,959

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – September 30, 2017 – BRF S.A.

Individual FS / Statement of Value Added

(in thousands of Brazilian Reais)

Account Code	Account Description	Accumulated Current Year 01.01.17 to 09.30.17	Accumulated Previous Year 01.01.16 to 09.30.16
7.01	Revenues	21,192,918	24,565,726
7.01.01	Sales of Goods, Products and Services	21,135,871	23,556,757
7.01.02	Other Income	(404,670)	(99,843)
7.01.03	Revenue Related to Construction of Own Assets	458,538	1,081,831
7.01.04	(Provision) Reversal for Doubtful Accounts Reversal	3,179	26,981
7.02	Raw Material Acquired from Third Parties	(14,037,536)	(16,107,769)
7.02.01	Costs of Products and Goods Sold	(12,168,114)	(13,016,456)
7.02.02	Materials, Energy, Third Parties Services and Other	(1,826,414)	(3,109,301)
7.02.03	Recovery (Loss) of Assets Values	(43,008)	17,988
7.03	Gross Added Value	7,155,382	8,457,957
7.04	Retentions	(1,027,172)	(1,041,955)
7.04.01	Depreciation, Amortization and Exhaustion	(1,027,172)	(1,041,955)
7.05	Net Added Value	6,128,210	7,416,002
7.06	Received from Third Parties	555,713	835,578
7.06.01	Equity Pick-Up	(305,224)	(1,464,949)
7.06.02	Financial Income	859,303	2,298,748
7.06.03	Other	1,634	1,779
7.07	Added Value to be Distributed	6,683,923	8,251,580
7.08	Distribution of Added Value	6,683,923	8,251,580
7.08.01	Payroll	2,719,727	3,070,940
7.08.01.01	Salaries	2,087,815	2,318,523
7.08.01.02	Benefits	481,395	589,861
7.08.01.03	Government Severance Indemnity Fund for Employees Guarantee Fund for Length of Service - FGTS	150,517	162,556
7.08.02	Taxes, Fees and Contributions	2,122,774	2,389,901
7.08.02.01	Federal	741,443	1,158,873
7.08.02.02	State	1,356,775	1,205,394
7.08.02.03	Municipal	24,556	25,634
7.08.03	Capital Remuneration from Third Parties	2,160,168	2,702,998
7.08.03.01	Interests	2,031,110	2,568,424
7.08.03.02	Rents	129,058	134,574
7.08.04	Interest on Own Capital	(318,746)	87,741
7.08.04.01	Interest on Shareholders' Equity	-	513,215
7.08.04.02	Dividends	-	98,210
7.08.04.03	Retained Earnings	(318,746)	(523,684)

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – September 30, 2017 – BRF S.A.

Consolidated FS / Balance Sheet Assets

(in thousands of Brazilian Reais)

Account Code	Account Description	Current Quarter 09.30.17	Previous Year 12.31.16
1	Total Assets	48,285,630	42,944,936
1.01	Current Assets	21,582,432	18,893,738
1.01.01	Cash and Cash Equivalents	8,438,125	6,356,919
1.01.02	Marketable Securities	294,301	622,285
1.01.02.01	Financial Investments Evaluated at Fair Value	274,153	515,045
1.01.02.01.01	Held for Trading	225,612	271,245
1.01.02.01.02	Available for Sale	48,541	243,800
1.01.02.02	Marketable Securities Evaluated at Amortized Cost	20,148	107,240
1.01.02.02.01	Held to Maturity	20,148	107,240
1.01.03	Trade Accounts Receivable	4,170,906	3,234,129
1.01.03.01	Trade Accounts Receivable	4,037,931	3,085,147
1.01.03.02	Other Receivables	132,975	148,982
1.01.04	Inventories	5,139,257	4,791,640
1.01.05	Biological Assets	1,492,632	1,644,939
1.01.06	Recoverable Taxes	1,200,032	1,234,795
1.01.06.01	Current Recoverable Taxes	1,200,032	1,234,795
1.01.06.01.01	Income and social contribution tax (IR/CS)	487,696	388,683
1.01.06.01.02	Recoverable Taxes	726,545	850,287
1.01.06.01.03	Provision for losses	(14,209)	(4,175)
1.01.08	Other Current Assets	847,179	1,009,031
1.01.08.01	Non-current Assets Held for Sale	43,051	-
1.01.08.01.01	Non-current Assets for Sale	43,051	-
1.01.08.02	Assets of Discontinued Operations	-	26,126
1.01.08.02.01	Assets of Discontinued Operations and Held for Sale	-	26,126
1.01.08.03	Other	804,128	982,905
1.01.08.03.01	Interest on Shareholders' Equity Receivable	-	7,448
1.01.08.03.02	Financial assets	113,098	198,015
1.01.08.03.04	Accounts Receivable from Disposal of Equity Interest	40,704	45,267
1.01.08.03.06	Restricted Cash	169,435	218,251
1.01.08.03.10	Other	480,891	513,924
1.02	Non-current Assets	26,703,198	24,051,198
1.02.01	Non-current Assets	7,116,685	5,573,723
1.02.01.01	Financial Investments Evaluated at Fair Value	339,067	379,475
1.02.01.01.02	Available for Sale	339,067	379,475
1.02.01.02	Marketable Securities Evaluated at Amortized Cost	225,096	148,253
1.02.01.02.01	Held to Maturity	225,096	148,253
1.02.01.03	Trade Accounts Receivable	132,411	197,225
1.02.01.03.01	Trade Accounts Receivable	11,504	10,701
1.02.01.03.02	Other Receivables	120,907	186,524
1.02.01.05	Biological Assets	896,451	917,345
1.02.01.06	Deferred Taxes	1,721,580	1,103,146
1.02.01.06.01	Deferred Income Tax and Social Contribution	1,721,580	1,103,146
1.02.01.09	Other Non-current Assets	3,802,080	2,828,279
1.02.01.09.03	Judicial Deposits	727,565	732,571
1.02.01.09.05	Income and social contribution tax (IR/CS)	55,960	45,061
1.02.01.09.06	Recoverable Taxes	2,703,603	1,633,957
1.02.01.09.07	Provision for losses	(174,081)	(160,436)
1.02.01.09.09	Accounts Receivable from Disposal of Equity Interest	-	28,897
1.02.01.09.10	Restricted Cash	396,656	427,557
1.02.01.09.11	Other	92,377	120,672
1.02.02	Investments	77,551	58,683
1.02.02.01	Investments	77,551	58,683
1.02.02.01.01	Equity in Associates	69,921	57,325
1.02.02.01.04	Other	7,630	1,358
1.02.03	Property, Plant and Equipment, Net	12,322,029	11,746,238
1.02.03.01	Property, Plant and Equipment in Operation	11,528,621	10,680,586
1.02.03.02	Property, Plant and Equipment Leased	226,224	179,648
1.02.03.03	Property, Plant and Equipment in Progress	567,184	886,004
1.02.04	Intangible	7,186,933	6,672,554
1.02.04.01	Intangible	7,186,933	6,672,554
1.02.04.01.02	Software	212,557	164,033
1.02.04.01.03	Trademarks	1,663,728	1,313,194
1.02.04.01.04	Goodwill	4,123,307	4,343,550
1.02.04.01.05	Software Leased	32,290	15,209
1.02.04.01.06	Other	1,155,051	836,568

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – September 30, 2017 – BRF S.A.

Consolidated FS / Balance Sheet Liabilities

(in thousands of Brazilian Reais)

Account Code	Account Description	Current Quarter 09.30.17	Previous Year 12.31.16
2	Total Liabilities	48,285,630	42,944,936
2.01	Current Liabilities	14,229,748	12,640,423
2.01.01	Social and Labor Obligations	306,647	296,766
2.01.01.01	Social Obligations	155,597	146,648
2.01.01.02	Labor Obligations	151,050	150,118
2.01.02	Trade Accounts Payable	6,610,364	7,175,420
2.01.02.01	Domestic Suppliers	4,622,100	5,122,256
2.01.02.01.01	Domestic Suppliers	4,362,892	4,115,181
2.01.02.01.02	Supply Chain Finance	259,208	1,007,075
2.01.02.02	Foreign Suppliers	1,988,264	2,053,164
2.01.02.02.01	Foreign Suppliers	1,820,697	1,724,657
2.01.02.02.02	Supply Chain Finance	167,567	328,507
2.01.03	Tax Obligations	432,524	319,620
2.01.03.01	Federal Tax Obligations	201,861	118,032
2.01.03.01.01	Income Tax and Social Contribution Payable	73,720	64,149
2.01.03.01.02	Other Federal	128,141	53,883
2.01.03.02	State Tax Obligations	228,203	198,675
2.01.03.03	Municipal Tax Obligations	2,460	2,913
2.01.04	Short Term Debts	4,951,159	3,245,004
2.01.04.01	Short Term Debts	4,951,159	3,245,004
2.01.04.01.01	Local Currency	2,865,271	1,987,925
2.01.04.01.02	Foreign Currency	2,085,888	1,257,079
2.01.05	Other Obligations	717,720	936,715
2.01.05.01	Liabilities with Related Parties	5	-
2.01.05.02	Other	717,715	936,715
2.01.05.02.01	Dividends and Interest on Shareholders' Equity Payable	2,401	2,307
2.01.05.02.04	Financial liabilities	181,550	529,571
2.01.05.02.05	Management and Employees Profit Sharing	33,605	5,108
2.01.05.02.08	Other Obligations	500,159	399,729
2.01.06	Provisions	1,211,334	666,898
2.01.06.01	Tax, Social Security, Labor and Civil Risk Provisions	631,795	276,202
2.01.06.01.01	Tax Risk Provisions	96,598	44,064
2.01.06.01.02	Social Security and Labor Risk Provisions	245,568	200,556
2.01.06.01.04	Civil Risk Provisions	289,629	31,582
2.01.06.02	Other Provisons	579,539	390,696
2.01.06.02.04	Vacations and Christmas Bonuses Provisions	502,832	313,989
2.01.06.02.05	Employee Benefits Provisions	76,707	76,707
2.02	Non-current Liabilities	21,514,307	18,085,160
2.02.01	Long-term Debt	18,265,591	15,717,376
2.02.01.01	Long-term Debt	18,265,591	15,717,376
2.02.01.01.01	Local Currency	6,889,575	6,655,730
2.02.01.01.02	Foreign Currency	11,376,016	9,061,646
2.02.02	Other Obligations	1,556,517	850,552
2.02.02.02	Other	1,556,517	850,552
2.02.02.02.06	Other Obligations	1,556,517	850,552
2.02.03	Deferred Taxes	351,511	156,179
2.02.03.01	Deferred Income Tax and Social Contribution	351,511	156,179
2.02.04	Provisions	1,340,688	1,361,053
2.02.04.01	Tax, Social Security, Labor and Civil Risk Provisions	1,027,549	1,107,669
2.02.04.01.01	Provisions for Tax Contingencies	273,872	237,651
2.02.04.01.02	Social Security and Labor Risk Provisions	311,284	279,186
2.02.04.01.04	Provisions for Civil Contingencies	65,682	90,922
2.02.04.01.05	Contingent Liabilities	376,711	499,910
2.02.04.02	Other Provisons	313,139	253,384
2.02.04.02.04	Employee Benefits Provisions	313,139	253,384

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – September 30, 2017 – BRF S.A.

Consolidated FS / Balance Sheet Liabilities

(in thousands of Brazilian Reais)

Account Code	Account Description	Current Quarter 09.30.17	Previous Year 12.31.16
2.03	Shareholders' Equity	12,541,575	12,219,353
2.03.01	Paid-in Capital	12,460,471	12,460,471
2.03.01.01	Paid-in Capital	12,553,418	12,553,418
2.03.01.02	Cost of Shares Issuance	(92,947)	(92,947)
2.03.02	Capital Reserves	33,908	(680,850)
2.03.02.01	Goodwill on the Shares Issuance	166,192	166,192
2.03.02.04	Granted Options	269,898	236,208
2.03.02.05	Treasury Shares	(71,483)	(721,856)
2.03.02.07	Gain on Disposal of Shares	(90,870)	(73,094)
2.03.02.08	Goodwill on Acquisition of Non-Controlling Shareholders	(40,533)	(47,417)
2.03.02.09	Acquisition of Non-Controlling Shareholders	(199,296)	(240,883)
2.03.04	Profit Reserves	1,210,177	1,350,675
2.03.04.01	Legal Reserves	540,177	540,177
2.03.04.02	Statutory Reserves	30,258	170,756
2.03.04.07	Tax Incentives Reserve	639,742	639,742
2.03.05	Accumulated Earnings / Loss	(318,746)	-
2.03.08	Other Comprehensive Income	(1,315,922)	(1,290,318)
2.03.08.01	Derivative Financial Instruments	(527,461)	(575,861)
2.03.08.02	Financial Instrument (Available for Sale)	(47,200)	(25,998)
2.03.08.03	Cumulative Translation Adjustments of Foreign Currency	(759,407)	(693,835)
2.03.08.04	Actuarial Losses	18,146	5,376
2.03.09	Non-controlling Interest	471,687	379,375

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – September 30, 2017 – BRF S.A.

Consolidated FS / Statement of Income
(in thousands of Brazilian Reais)

Account Code	Account Description	Current Quarter 07.01.17 to 09.30.17	Accumulated Current Year 01.01.17 to 09.30.17	Previous Quarter 07.01.16 to 09.30.16	Accumulated Previous Year 01.01.16 to 09.30.16
3.01	Net Sales	8,732,268	24,568,341	8,507,743	25,142,641
3.02	Cost of Goods Sold	(6,799,838)	(19,540,301)	(6,623,395)	(19,309,310)
3.03	Gross Profit	1,932,430	5,028,040	1,884,348	5,833,331
3.04	Operating (Expenses) Income	(1,373,773)	(4,291,980)	(1,415,841)	(4,181,022)
3.04.01	Selling	(1,167,558)	(3,375,461)	(1,254,721)	(3,692,441)
3.04.02	General and Administrative	(145,924)	(423,808)	(138,058)	(414,118)
3.04.04	Other Operating Income	175,250	269,581	79,071	214,953
3.04.05	Other Operating Expenses	(238,603)	(779,048)	(111,123)	(315,132)
3.04.06	Income from Associates and Joint Ventures	3,062	16,756	8,990	25,716
3.05	Income Before Financial and Tax Results	558,657	736,060	468,507	1,652,309
3.06	Financial Results	(350,751)	(1,458,290)	(424,742)	(1,532,724)
3.06.01	Financial Income	634,782	1,215,628	96,016	1,883,465
3.06.02	Financial Expenses	(985,533)	(2,673,918)	(520,758)	(3,416,189)
3.07	Income Before Taxes	207,906	(722,230)	43,765	119,585
3.08	Income and Social Contribution	(70,319)	407,771	(27,421)	(44,700)
3.08.01	Current	52,207	(11,705)	19,151	(258,363)
3.08.02	Deferred	(122,526)	419,476	(46,572)	213,663
3.09	Net Income from Continued Operations	137,587	(314,459)	16,344	74,885
3.11	Net Income	137,587	(314,459)	16,344	74,885
3.11.01	Attributable to: Controlling Shareholders	129,999	(318,746)	18,073	87,741
3.11.02	Attributable to: Non-controlling Interest	7,588	4,287	(1,729)	(12,856)
3.99	Earnings per share - (Brazilian Reais/Share)
3.99.01	Earnings per Share - Basic
3.99.01.01	ON	0.16962	(0.38768)	0.02036	0.09327
3.99.02	Earning per Share - Diluted
3.99.02.01	ON	0.16962	(0.38768)	0.02036	0.09327

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – September 30, 2017 – BRF S.A.

Consolidated FS / Statement of Comprehensive Income
(in thousands of Brazilian Reais)

Account Code	Account Description	Current Quarter 07.01.17 to 09.30.17	Accumulated Current Year 01.01.17 to 09.30.17	Previous Quarter 07.01.16 to 09.30.16	Accumulated Previous Year 01.01.16 to 09.30.16
4.01	Net Income	137,587	(314,459)	16,344	74,885
4.02	Other Comprehensive Income	(5,784)	(25,604)	(211,999)	(98,191)
4.02.01	Gains (Losses) in Foreign Currency Translation Adjustments	(121,692)	(65,572)	20,977	(634,330)
4.02.02	Unrealized Gains (Losses) in Available for Sale Marketable Securities	(17,139)	(27,885)	12,023	(92,575)
4.02.03	Taxes on Unrealized Gains (Losses) on Investments on Available for Sale Marketable Securities	6,982	6,683	(4,319)	35,693
4.02.04	Unrealized Gains (Losses) on Cash Flow Hedge	179,289	74,148	(373,864)	876,483
4.02.05	Taxes on Unrealized Gains (Losses) on Cash Flow Hedge	(57,440)	(25,748)	129,417	(294,762)
4.02.06	Actuarial Gains (Losses) on Pension and Post-employment Plans	6,466	19,518	5,706	17,121
4.02.07	Taxes on Realized Gains (Losses) on Pension Post-employment Plans	(2,250)	(6,748)	(1,939)	(5,821)
4.03	Comprehensive Income	131,803	(340,063)	(195,655)	(23,306)
4.03.01	Attributable to: BRF Shareholders	124,215	(344,350)	(193,926)	(10,450)
4.03.02	Attributable to: Non-Controlling Shareholders	7,588	4,287	(1,729)	(12,856)

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – September 30, 2017 – BRF S.A.

Consolidated FS / Statement of Cash Flow (Indirect method)
(in thousands of Brazilian Reais)

Account Code	Account Description	Accumulated Current Year 01.01.17 to 09.30.17	Accumulated Previous Year 01.01.16 to 09.30.16
6.01	Net Cash Provided by Operating Activities	(335,461)	1,123,252
6.01.01	Cash from Operations	1,562,420	859,623
6.01.01.01	Net Income for the Period	(318,746)	87,741
6.01.01.02	Non-controlling Interest	4,287	(12,856)
6.01.01.03	Depreciation and Amortization	842,172	687,172
6.01.01.04	Depreciation and Depletion of Biological Assets	576,495	501,973
6.01.01.05	Results on Disposals of Property, Plant and Equipments	6,648	(10,655)
6.01.01.06	Interest on Shareholders' Equity Received - Minerva	(6,872)	-
6.01.01.07	Gain on the Acquisition of Equity Interest	-	(58,812)
6.01.01.08	Deferred Income Tax	(419,476)	(213,663)
6.01.01.09	Provision for Tax, Civil and Labor Risks	310,165	221,931
6.01.01.10	Interest and Exchange Rate Variations	856,714	(301,937)
6.01.01.11	Equity Pick-Up	(16,756)	(25,716)
6.01.01.12	Tax Amnesty Program	(411,520)	-
6.01.01.17	Others	139,309	(15,555)
6.01.02	Changes in Operating Assets and Liabilities	(1,897,881)	263,629
6.01.02.01	Trade Accounts Receivable	(725,900)	1,360,533
6.01.02.02	Inventories	(211,687)	(1,012,021)
6.01.02.03	Trade Accounts Payable	66,931	949,900
6.01.02.04	Supply Chain Finance	(909,317)	(351,469)
6.01.02.05	Payment of Tax, Civil and Labor Risks Provisions	(307,079)	(243,178)
6.01.02.06	Others Operating Assets and Liabilities	739,822	(462,322)
6.01.02.07	Investment in Held for Trading Securities	(262,174)	(814,102)
6.01.02.08	Redemption of Held for Trading Securities	320,203	809,834
6.01.02.11	Fair value for for Assets and Liabilities	(169,365)	901,887
6.01.02.12	Payment of Interest	(976,174)	(654,159)
6.01.02.13	Payment of Income Tax and Social Contribution	(35,602)	(2,500)
6.01.02.14	Interest on Shareholders' Equity Received	21,046	11,618
6.01.02.15	Biological Assets - Current	249,739	(226,526)
6.01.02.16	Interest Received	301,676	(3,866)
6.02	Net Cash Provided by Investing Activities	(2,083,292)	(3,782,012)
6.02.01	Marketable Securities	(89,070)	(172,868)
6.02.02	Redemptions of Marketable Securities	118,593	-
6.02.04	Redemptions of Available for Sale Securities	203,858	-
6.02.05	Redemptions of Restricted Cash (Investments)	29,973	1,103,126
6.02.06	Additions to Property, Plant and Equipment	(755,997)	(1,425,023)
6.02.07	Receivable from Disposals of Property, Plant and Equipment	115,589	85,066
6.02.09	Additions to Intangible	(49,185)	(48,351)
6.02.10	Additions to Biological Assets - Non-current	(536,492)	(582,618)
6.02.11	Investments in Associates and Joint Venturies	(910)	(941)
6.02.12	Business Combination, net of cash	(1,119,651)	(2,740,403)
6.03	Net Cash Provided by Financing Activities	4,506,793	3,479,926
6.03.01	Proceeds from Debt Issuance	8,085,505	7,051,554
6.03.02	Payment of Debt	(4,088,587)	(1,909,790)
6.03.03	Interest on Shareholders' Equity and Dividends Paid	-	(1,123,426)
6.03.06	Treasury Shares Acquisition	-	(543,258)
6.03.07	Treasury Shares Disposal	509,875	4,846
6.04	Exchange Rate Variation on Cash and Cash Equivalents	(6,834)	(410,789)
6.05	Decrease (Increase) in Cash and Cash Equivalents	2,081,206	410,377
6.05.01	At the Beginning of the Period	6,356,919	5,362,890
6.05.02	At the End of the Period	8,438,125	5,773,267

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – September 30, 2017 – BRF S.A.

Consolidated FS / Statement of Changes in Shareholders’ Equity for the Period from 01/01/2017 to 09/30/2017
(in thousands of Brazilian Reais)

Account Code	Account Description	Paid-in Capital	Capital Reserves, Granted Options and Treasury Shares	Profit Reserves	Retained Earnings	Other Comprehensive Income	Shareholders' Equity	Participation of Non-Controlling Shareholders	Total Shareholders' Equity
5.01	Balance at January 1, 2017	12,460,471	(680,850)	1,350,675	-	(1,290,318)	11,839,978	379,375	12,219,353
5.03	Opening Balance Adjusted	12,460,471	(680,850)	1,350,675	-	(1,290,318)	11,839,978	379,375	12,219,353
5.04	Share-based Payments	-	714,758	(140,498)	-	-	574,260	88,025	662,285
5.04.03	Options Granted	-	33,690	-	-	-	33,690	-	33,690
5.04.05	Treasury Shares Sold	-	650,373	-	-	-	650,373	-	650,373
5.04.11	Options Canceled	-	(17,776)	-	-	-	(17,776)	-	(17,776)
5.04.12	Acquisition of Non-Controlling Entities	-	48,471	-	-	-	48,471	-	48,471
5.04.13	Participation of Non-Controlling Shareholders'	-	-	-	-	-	-	88,025	88,025
5.04.14	Losses in Treasury Shares Sold	-	-	(140,498)	-	-	(140,498)	-	(140,498)
5.05	Total Comprehensive Loss	-	-	-	(318,746)	(25,604)	(344,350)	4,287	(340,063)
5.05.01	Net Loss for the Period	-	-	-	(318,746)	-	(318,746)	4,287	(314,459)
5.05.02	Other Comprehensive Income	-	-	-	-	(25,604)	(25,604)	-	(25,604)
5.05.02.01	Financial Instruments Adjustments	-	-	-	-	74,148	74,148	-	74,148
5.05.02.02	Tax on Financial Instruments Adjustments	-	-	-	-	(25,748)	(25,748)	-	(25,748)
5.05.02.06	Unrealized Loss in Available for Sale Marketable Securities	-	-	-	-	(27,885)	(27,885)	-	(27,885)
5.05.02.07	Tax on Unrealized Loss in Available for Sale Marketable Securities	-	-	-	-	6,683	6,683	-	6,683
5.05.02.08	Actuarial Gains on Pension and Post-employment Plans	-	-	-	-	12,770	12,770	-	12,770
5.05.02.09	Cumulative Translation Adjustments of Foreign Currency	-	-	-	-	(65,572)	(65,572)	-	(65,572)
5.07	Balance at September 30, 2017	12,460,471	33,908	1,210,177	(318,746)	(1,315,922)	12,069,888	471,687	12,541,575

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – September 30, 2017 – BRF S.A.

Consolidated FS / Statement of Changes in Shareholders’ Equity for the Period from 01/01/2016 to 09/30/2016
(in thousands of Brazilian Reais)

Account Code	Account Description	Paid-in Capital	Capital Reserves, Granted Options and Treasury Shares	Profit Reserves	Retained Earnings	Other Comprehensive Income	Shareholders' Equity	Participation of Non-Controlling Shareholders	Total Shareholders' Equity
5.01	Balance at January 1, 2016	12,460,471	(3,940,955)	6,076,775	-	(1,079,514)	13,516,777	319,076	13,835,853
5.03	Opening Balance Adjusted	12,460,471	(3,940,955)	6,076,775	-	(1,079,514)	13,516,777	319,076	13,835,853
5.04	Share-based Payments	-	3,252,439	(4,372,807)	-	-	(1,120,368)	2,581	(1,117,787)
5.04.03	Options Granted	-	55,088	-	-	-	55,088	-	55,088
5.04.04	Treasury Shares Acquired	-	(543,258)	-	-	-	(543,258)	-	(543,258)
5.04.05	Treasury Shares Sold	-	6,371	-	-	-	6,371	-	6,371
5.04.06	Dividends	-	-	(98,210)	-	-	(98,210)	-	(98,210)
5.04.07	Interest on Shareholders' Equity	-	-	(513,215)	-	-	(513,215)	-	(513,215)
5.04.08	Gain on Disposal of Shares	-	(1,525)	-	-	-	(1,525)	-	(1,525)
5.04.09	Treasury Shares Canceled	-	3,761,382	(3,761,382)	-	-	-	-	-
5.04.10	Valuation of shares	-	(7,822)	-	-	-	(7,822)	-	(7,822)
5.04.11	Options Canceled	-	(17,797)	-	-	-	(17,797)	-	(17,797)
5.04.13	Participation of Non-Controlling Shareholders'	-	-	-	-	-	-	2,581	2,581
5.05	Total Comprehensive Income	-	-	-	87,741	(98,191)	(10,450)	(12,856)	(23,306)
5.05.01	Net Income for the Period	-	-	-	87,741	-	87,741	(12,856)	74,885
5.05.02	Other Comprehensive Income	-	-	-	-	(98,191)	(98,191)	-	(98,191)
5.05.02.01	Financial Instruments Adjustments	-	-	-	-	876,483	876,483	-	876,483
5.05.02.02	Tax on Financial Instruments Adjustments	-	-	-	-	(294,762)	(294,762)	-	(294,762)
5.05.02.06	Unrealized Gain in Available for Sale Marketable Securities	-	-	-	-	(92,575)	(92,575)	-	(92,575)
5.05.02.07	Tax on Unrealized Gain in Available for Sale Marketable Securities	-	-	-	-	35,693	35,693	-	35,693
5.05.02.08	Actuarial gains on pension and post-employment plans	-	-	-	-	11,300	11,300	-	11,300
5.05.02.09	Cumulative Translation Adjustments of Foreign Currency	-	-	-	-	(634,330)	(634,330)	-	(634,330)
5.06	Statements of Changes in Shareholders' Equity	-	-	93,869	(93,869)	-	-	-	-
5.06.08	Tax Incentives Reserve	-	-	93,869	(93,869)	-	-	-	-
5.07	Balance at September 30, 2016	12,460,471	(688,516)	1,797,837	(6,128)	(1,177,705)	12,385,959	308,801	12,694,760

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – September 30, 2017 – BRF S.A.

Consolidated FS / Statement of Value Added
(in thousands of Brazilian Reais)

Account Code	Account Description	Accumulated Current Year 01.01.17 to 09.30.17	Accumulated Previous Year 01.01.16 to 09.30.16
7.01	Revenues	27,203,484	28,705,969
7.01.01	Sales of Goods, Products and Services	27,097,531	27,488,443
7.01.02	Other Income	(451,458)	(54,842)
7.01.03	Revenue Related to Construction of Own Assets	556,417	1,242,252
7.01.04	(Provision) Reversal for Doubtful Accounts Reversal	994	30,116
7.02	Raw Material Acquired from Third Parties	(18,091,166)	(19,344,504)
7.02.01	Costs of Products and Goods Sold	(15,347,202)	(15,469,231)
7.02.02	Materials, Energy, Third Parties Services and Other	(2,722,629)	(3,864,098)
7.02.03	Recovery of Assets Values	(21,335)	(11,175)
7.03	Gross Added Value	9,112,318	9,361,465
7.04	Retentions	(1,418,667)	(1,189,145)
7.04.01	Depreciation, Amortization and Exhaustion	(1,418,667)	(1,189,145)
7.05	Net Added Value	7,693,651	8,172,320
7.06	Received from Third Parties	1,235,771	1,911,019
7.06.01	Equity Pick-Up	16,756	25,716
7.06.02	Financial Income	1,215,628	1,883,465
7.06.03	Other	3,387	1,838
7.07	Added Value to be Distributed	8,929,422	10,083,339
7.08	Distribution of Added Value	8,929,422	10,083,339
7.08.01	Payroll	3,808,432	3,614,282
7.08.01.01	Salaries	2,937,232	2,779,785
7.08.01.02	Benefits	693,668	665,359
7.08.01.03	Government Severance Indemnity Fund for Employees Guarantee Fund for Length of Service - FGTS	177,532	169,138
7.08.02	Taxes, Fees and Contributions	2,499,467	2,709,916
7.08.02.01	Federal	1,142,007	1,439,904
7.08.02.02	State	1,321,231	1,236,225
7.08.02.03	Municipal	36,229	33,787
7.08.03	Capital Remuneration from Third Parties	2,935,982	3,684,256
7.08.03.01	Interests	2,701,655	3,448,713
7.08.03.02	Rents	234,327	235,543
7.08.04	Interest on Own Capital	(314,459)	74,885
7.08.04.01	Interest on Shareholders' Equity	-	513,215
7.08.04.02	Dividends	-	98,210
7.08.04.03	Retained Earnings	(318,746)	(523,684)
7.08.04.04	Non-Controlling Interest	4,287	(12,856)

# MANAGEMENT REPORT ON THE RESULTS

IN THE THIRD QUARTER 2017

brf

# INDEX

General Information....Page 03
Letter Abilio Diniz and Pedro Faria....Page 04
Financial Highlights....Page 05
Second Quarter 2017 Results....Page 06
Industry Scenario and Dynamics....Page 07
2Q17 Consolidated Result....Page 10
Net Operating Revenues....Page 10
Gross Profit....Page 10
Operating Expenses....Page 11
Other Operating Results....Page 12
EBIT....Page 12
Financial Result....Page 12
Net Income (Loss)....Page 13
EBITDA....Page 13
Performance by Region....Page 14
Brazil....Page 15
OneFoods....Page 17
International....Page 18
Asia....Page 19
Europe / Eurasia....Page 20
Americas....Page 21
Africa....Page 22
Southern Cone....Page 23
Other Segments....Page 24
Corporate....Page 24
Investments (CAPEX)....Page 25
Financial Cycle....Page 26
Managerial Free Cash Flow....Page 27
Indebtedness....Page 29
Slaughtering and Production....Page 31
Relationship with Independent Auditors....Page 31
Disclaimer....Page 31
P&L....Page 32
Balance Sheet....Page 33

# GENERAL INFORMATION

## MARKET VALUE

R$37,1 billion
US$11,7 billion

## PRICES

BRFS3 R$45.67
BRFS US$14.41

## SHARES ISSUED

812.473.246 common shares
1.333.701 treasury shares
Base: September 30,2017

## WEBCAST

Data: November 10, 2017
09:30 a.m. Portuguese
11:00 a.m. English

## TELEPHONE

Dial–in with connections in Brazil:
+55 11 31931001 or +55 11 28204001
Dial-in with connections in the United States: +17869246977
www.brf-br.com/ri

## IR CONTACTS:

Pedro Faria
Global Chief Executive Officer

Lorival Luz
Chief Financial and Investor Relations Officer

+55 11 23225052
acoes@brf-br.com

Management's Report for the Third Quarter 2017 Results
03

# SHAREHOLDER LETTER

***Dear shareholders,***

In 3Q17, BRF accelerated the process of improvement of its results compared to previous quarters, consolidating its recovery after an extremely adverse scenario combined with the specific event of the Weak Flesh Operation. In addition to a more favorable moment in the industry, continued discipline in expenses (reaching the lowest level in recent years) and the new organizational structure were important drivers for improving the Company's profitability. As a result, we had an EBITDA of R$1,074 million (margin of 12.3%), representing an increase of 86.7% q/q and 21.3% y/y, respectively.

Moreover, 3Q17 was a landmark for BRF, as all restrictions imposed by CADE five years ago ended, allowing the development of new brands and lines of products. We relaunched Perdigão categories, especially the Lasagna category, and have already gained a 6.3% market share, which significantly contributed to increase our market share. Accordingly, 3Q17 reaffirmed the upward market share trend of 2Q17, totaling 54.6%.

In Brazil, we highlight the increase in the volume of processed foods in the annual comparison. According to Nielsen, the processed food market decreased by 3.3% y/y, while our processed food segment increased by 3.1% y/y, due to a better commercial execution that has been consistently improving. In September, we also launched the Perdigão marketing campaign based on the "Full Table" concept, portraying the importance of gathering family and friends around the table to celebrate good moments.

OneFoods had a good operating performance, positively affected by the consolidation of the results of Banvit in the first quarter. The results of the Company's operation in Turkey continued to exceed expectations, showing BRF's assertiveness in this acquisition. Even excluding the effects of Banvit, OneFoods recorded improved profitability due to better commercial dynamics as a result of the gradual reduction in the offer of griller chicken and inventories in the region.

In the International division, which consolidates the operations in Asia, Europe, Americas and Africa, we initiated the "Global Optimization" management program to maximize the overall profitability of livestock, benefiting from commercial opportunities in these different regions through a dynamic reallocation of products. Accordingly, our volumes increased in virtually all markets. It is also worth noting the recovery of operating results in Africa, positively contributing to our results in 3Q17 after two quarters of losses. As a result, the combination of a more efficient commercial execution led EBITDA to increase by 35.5% q/q.

With regards to financial management, two rating agencies confirmed our investment grade with stable prospects. We initiated a financial deleveraging process, including the improvement in our operating performance combined with the generation of operating cash.

Finally, we reaffirm our belief that BRF is well positioned to leverage the benefits from the ongoing improvement in the industry. We continue to invest in our long-term strategy, portfolio of brands and employees, as only by doing so will we be able to continue to grow and consolidate our leadership position in the food market in Brazil and worldwide.

***Abilio Diniz***
Chairman of the
Board of Directors

***Pedro Faria***
Global Chief
Executive Officer

Management's Report for the Third Quarter 2017 Results
04

# FINANCIAL HIGHLIGHTS

- Net operating revenues of R$8,732 million, 8.8% higher than in 2Q17;
- Gross profit of R$1,932 million (+17.4% q/q). Gross margin of 22.1%, 1.6 p.p. higher than in 2Q17;
- EBITDA of R$1,074 million, with an EBITDA margin of 12.3%, representing an increase of 5.1 p.p. compared to 2Q17;
- CAPEX of R$369 million in the quarter;
- As adjusted by (pro forma) impacts of acquired companies, we had a financial cycle of 42.4 days, representing 4.2 additional days compared to 2Q17; and
- Cash generation after investments of R$436 million, 85.5% higher than in 2Q17.

## *Key Financial Indicators*

| Results - R$ Million | 3Q17 | 3Q16 | Variation y/y | 1Q17 | Variation q/q |
|---|---|---|---|---|---|
| **Gross Revenues** | **10,148** | **9,795** | **3.6%** | **9,441** | **7.5%** |
| **Net Revenues** | **8,732** | **8,508** | **2.6%** | **8,027** | **8.8%** |
| Gross Profit | 1,932 | 1,884 | 2.6% | 1,646 | 17.4% |
| Gross Margin (%) | 22.1% | 22.1% | (0.0) p.p. | 20.5% | 1.6 p.p. |
| EBIT | 559 | 469 | 19.2% | 109 | - |
| EBIT Margin (%) | 6.4% | 5.5% | 0.9 p.p. | 1.4% | 5.0 p.p. |
| **EBITDA** | **1,074** | **886** | **21.3%** | **575** | **86.7%** |
| EBITDA Margin (%) | 12.3% | 10.4% | 1.9 p.p. | 7.2% | 5.1 p.p. |
| **Net Income** | **138** | **18** | **-** | **(166)** | **-** |
| Net Margin (%) | 1.6% | 0.2% | 1.4 p.p. | (2.1%) | 3.6 p.p. |
| **Earnings per share[1]** | **0.17** | **0.02** | **-** | **(0.21)** | **-** |

[1] Consolidated Earnings per Share (in R$), excluding Treasury Shares.

Management's Report for the Third Quarter 2017 Results
05

# 3RD QUARTER 2017 RESULTS (3Q17)

## *Highlights of the Quarter and Subsequent Events*

• Accreditation of our plant in the city of Campos Novos, state of Santa Catarina, to export pork to South Korea, one of the largest world pork importers. After years of negotiations, the process is in its final stage of completion.

• Announcement of the reopening of our plant in the city of Jataí, state of Goiás, a unit dedicated to the production of halal food with a production capacity of 40,000 tons per year, as of January 2018.

• Clearance of our plant in the city of Mineiros, state of Goiás, by the Brazilian Ministry of Agriculture, to resume exports of meat. This unit was prohibited from exporting since March 2017.

• Accession to the Special Tax Good Standing Program (Programa Especial de Regularização Tributária – PERT), resulting in a net positive impact on results before income tax and social contribution of approximately R$310 million, R$220 of which refers to financial result.

• Commencement of the succession process of our current Global Chief Executive Officer, who will remain in office until December 31, 2017. The Company is still in the process of selecting a new Chief Executive Officer together with a specialized consulting company, according to the guidelines of the People Committee and Board of Directors.

• Appointment of Lorival Luz, as Chief Financial and Investor Relations Officer, and Alessandro Bonorino, as Chief Human Resources Officer. Additionally, we initiated the succession process of our Vice-President of Integrated Planning and Supply through the appointment of Elcio Ito, who will take office in January 2018.

• Completion of the sale of 12,134,300 treasury shares, generating a positive impact on cash in the approximate amount of R$510 million.

• Completion of the public offering in Turkey for the acquisition of shares held by the minority shareholders of Banvit, pursuant to which TBQ became the holder of 91.71% of total shares.

• In October, as part of our debt management strategy, we prepaid the total revolving line in the amount of US $ 650 million, drawn in April 2017.

Management's Report for the Third Quarter 2017 Results
06

# INDUSTRY SCENARIO AND DYNAMICS

In 2016, the production of corn in Brazil was marked by extremes. In 2017, the production of corn reached a record of 97.8 million tons in the 2016/17 harvest, according to the National Supply Company (Companhia Nacional de Abastecimento – Conab). By the end of 2017, corn inventories in Brazil are estimated to reach a comfortable level of approximately 20 million tons, a volume that is sufficient to ensure local supply until the summer crop in the beginning of 2018. For the 2017/18 harvest, initial studies show that the corn crop will decrease to 93.5 million tons, still above the historical production average in Brazil.

The bountiful 2017 harvest allowed healthy levels of corn prices and soy meal in 3Q17. The average price of corn varied slightly q/q (-0.9%), with a more significant decrease of 37.9% y/y. Simultaneously, the average price of soy meal decreased by 11.7% q/q, approximating the levels in the same period of last year. As a result, Brazil maintained its benchmark position, with the lowest global production cost.

**Feed Cost in Brazil and Selected Markets**

Δ Brazil - USA
Brazil
USA
Europe
Thailand
Poland
Ukraine
Cost of feed USD/bag
Δ USD/bag
22.50
20.00
17.50
15.00
12.50
10.00
7.50
5.00
2.50
0.00
15.00
12.50
10.00
7.50
5.00
2.50
-
-2.50
-5.00
Jan-14
Mar-14
May-14
Jul-14
Sep-14
Nov-14
Jan-15
Mar-15
May-15
Jul-15
Sep-15
Nov-15
Jan-16
Mar-16
May-16
Jul-16
Sep-16
Nov-16
Jan-17
Mar-17
May-17
Jul-17
Sep-17

Source: ESALQ, CBOT, Euronext, Bloomberg e BM&F.

This effect also significantly influenced margins of Brazilian producers, as the lower price of grains directly reflected on production costs.

Management's Report for the Third Quarter 2017 Results
07

# INDUSTRY SCENARIO AND DYNAMICS

Margin of Chicken Producers in Brazil
Chicken Price / Cost of feed
Average
7,0
6,0
5,0
4,0
Jan-11
May-11
Sep-11
Jan-12
May-12
Sep-12
Jan-13
May-13
Sep-13
Jan-14
May-14
Sep-14
Jan-15
May-15
Sep-15
Jan-16
May-16
Sep-16
Jan-17
May-17
Sep-17

Source: SECEX, JOX e BM&F.

In response to better producers' margins, the level of placement of chicken has already shown a slight reversal of the recovery trend y/y, but remained stable in the quarterly comparison in relation to the adjustment in recent quarters. In the same way, the level of production of chicken is still slowly following this trend.

Chicken Placement - Brazil LTM
Million of heads
y/y
6,800
6,600
6,400
6,200
6,000
5,800
5,600
6%
4%
2%
0%
-2%
-4%
-6%
1Q13
3Q13
1Q14
3Q14
1Q15
3Q15
1Q16
3Q16
1Q17
3Q17

Chicken Production - Brazil LTM
Volume (mil tons)
y/y
14,000
13,000
12,000
11,000
10,000
10.0%
5.0%
0.0%
-5.0%
-10.0%
1Q13
3Q13
1Q14
3Q14
1Q15
3Q15
1Q16
3Q16
1Q17
3Q17

Source: APINCO.

From the commercial point of view, the volume of chicken exports increased by 9% y/y, according to the Foreign Trade Office (Secretaria de Comércio Exterior – SECEX). This increase was primarily driven by the higher commercial attractiveness of markets including Japan and Africa, as well as by the additional demand of the Egyptian market.

Management's Report for the Third Quarter 2017 Results
08

# INDUSTRY SCENARIO AND DYNAMICS

Chicken Exports - Brazil
Volume (Mil tons)
y/y
1,000
500
0
20.0%
10.0%
0.0%
-10.0%
-20.0%
1Q15
2Q15
3Q15
4Q15
1Q16
2Q16
3Q16
4Q16
1Q17
2Q17
3Q17

Source: SECEX.

Although Egypt is a large producer of chicken in the region, the increase in production cost due to the depreciation of the local currency boosted chicken imports to meet the demand of the country. Simultaneously, lower volumes of chicken imports in the Gulf Region have already indicated a more balanced chicken supply.

On the other hand, the higher price attractiveness of Asian markets, which pioneered in the recovery of global chicken prices, significantly increased volumes in the region thereafter. This is an element that has been significantly increasing local inventory levels and should pressure prices in the next months.

Chicken Exports - Brazil/Egypt
Thousand tons
30
25
20
15
10
5
0
Sep - 16
Ouc - 16
Nov - 16
Dec - 16
Jan - 17
Feb - 17
Mar - 17
Apr - 17
May - 17
Jun - 17
Jul - 17
Aug - 17
Sep - 17

Local Inventory - Japan
Thousand tons
150
140
130
120
110
100
90
80
70
Feb-11
Aug-11
Feb-12
Aug-12
Feb-13
Aug-13
Feb-14
Aug-14
Feb-15
Aug-15
Feb-16
Aug-16
Feb-17
Aug-17

Source: SECEX e ALIC.

In Europe, local production of turkey continued to decrease, while exported volumes are still below normal levels, directly benefiting the turkey price dynamics in the region. Simultaneously, chicken prices remain attractive and stable, also supporting an improved profitability in the region.

In summary, as occurred in 2Q17, the global recovery of the industry is ongoing. Although, different commercial dynamics make this recovery different in each region, in accordance with the cyclicality of this business segment.

Management's Report for the Third Quarter 2017 Results
09

# 3Q17 CONSOLIDATED RESULT

## Net Operating Revenues (NOR)

In 3Q17, consolidated NOR totaled R$8.7 billion, representing an increase of 8.8% q/q, due to a better operating performance in all markets. Total volumes increased by 9.9% q/q, due to the Company's better commercial execution. On the other hand, lower average prices in Reais still reflect the FIFO effect in Brazil, still above historical levels, and a mix of products with lower added value (in natura products) in Brazil and in the Southern Cone.

| Volumes - Thousand Tons | 3Q17 | 3Q16 | Variação y/y | 2Q17 | Variação q/q |
|---|---|---|---|---|---|
| Poultry (In Natura) | 566 | 519 | 9.2% | 516 | 9.7% |
| Pork and Others (In Natura) | 89 | 90 | (1.2%) | 73 | 21.4% |
| Processed foods | 539 | 515 | 4.7% | 494 | 9.3% |
| Others Sales | 91 | 87 | 4.3% | 86 | 5.5% |
| **Total** | **1,286** | **1,211** | **6.1%** | **1,169** | **9.9%** |
| **NOR - R$ Million** | **8,732** | **8,508** | **2.6%** | **8,027** | **8.8%** |
| Average Price (NOR) | 6.79 | 7.02 | (3.3%) | 6.86 | (1,.0%) |

## Gross Profit

In 3Q17, our gross margin reached 22.1%, representing an increase of 1.6 p.p. q/q. In 3Q17, the cost of grains accounted for a smaller share in our consolidated result. Our cost per kilo improved by 3.1% q/q. In addition, our better operating performance allowed a higher leveraging of our plants, reducing the cost of idleness by R$20.7 million q/q. Finally, we mitigated the impact of discounts due to the shelf life of products (FIFO effect) in Brazil, which decreased by R$64.0 million q/q, albeit still above the historical average.

| Gross Profit - R$ Million | 3Q17 | 3Q16 | Variação y/y | 2Q17 | Variação q/q |
|---|---|---|---|---|---|
| Gross Profit | 1,932 | 1,884 | 2.6% | 1,646 | 17.4% |
| Gross Margin (%) | 22.1% | 22.1% | (0.0) p.p. | 20.5% | 1.6 p.p. |

Management's Report for the Third Quarter 2017 Results
10

# 3Q17 CONSOLIDATED RESULT

## *Operating Expenses*

In 3Q17, SG&A LTM as a percentage of NOR reached 15.8%, the lowest level in the history of the Company, due to a strict management of expenses combined with a higher dilution of fixed expenses.

| Operating Expenses - R$ Million | 3Q17 | 3Q16 | Variação y/y | 2Q17 | Variação q/q |
|---|---|---|---|---|---|
| Selling Expenses | (1,168) | (1,255) | (6.9%) | (1,125) | 3.8% |
| % of the NOR | (13.4%) | (14.7%) | 1.4 p.p. | (14.0%) | 0.6 p.p. |
| General and Administrative Expenses | (146) | (138) | 5.7% | (149) | (1.9%) |
| % of the NOR | (1.7%) | (1.6%) | (0.0) p.p. | (1.9%) | 0.2 p.p. |
| Operating Expenses | (1,313) | (1,393) | (5.7%) | (1,274) | 3.1% |
| % of the NOR | (15.0%) | (16.4%) | 1.3 p.p. | (15.9%) | 0.8 p.p. |

SG&A LTM - %NOR
16.7%
16.7%
16.3%
15.9%
16.1%
16.0%
16.3%
16.5%
16.4%
16.4%
16.4%
16.4%
16.2%
16.1%
15.8%
Average: 16.3%
1Q14 2Q14 3Q14 4Q14 1Q15 2Q15 3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 3Q17
% NOR
Average

Management's Report for the Third Quarter 2017 Results
11

# 3Q17 CONSOLIDATED RESULT

## Other Operating Results

In 3Q17, other operating results totaled a net expense of R$63.3 million, representing a decrease of R$205.8 million q/q, primarily due to the lower intensity of non-recurring events in the period. The net positive impact of R$90 million related to the accession to PERT was offset by labor provisions and settlements in the amount of R$58 million and provision for employee profit sharing in the amount of R$33 million.

| Other Operating Results - R$ Million | 3Q17 | 3Q16 | Variação y/y | 2Q17 | Variação q/q |
|---|---|---|---|---|---|
| Other Operating Revenues | 175 | 79 | 121.6% | 30 | - |
| Other Operating Expenses | (239) | (111) | 114.7% | (299) | (20.2%) |
| Other Operating Results | (63) | (32) | 97.7% | (269) | (76.5%) |
| % of the NOR | (0.7%) | (0.4%) | (0.3) p.p. | (3.4%) | 2.6 p.p. |

## EBIT

In 3Q17, consolidated EBIT totaled R$558.7 million, with an EBIT margin of 6.4%, representing an increase of 5.0 p.p. q/q. This significant ensuing recovery reflects the better operating execution in markets and the lower intensity of non-recurring events in the period.

| EBIT - R$ Million | 3Q17 | 3Q16 | Variação y/y | 2Q17 | Variação q/q |
|---|---|---|---|---|---|
| Gross Profit | 1,932 | 1,884 | 2.6% | 1,646 | 17.4% |
| Operating Expenses | (1,313) | (1,393) | (5.7%) | (1,274) | 3.1% |
| Other Operating Results | (63) | (32) | 97.7% | (269) | (76.5%) |
| Equity Income | 3 | 9 | (65.9%) | 6 | (50.3%) |
| EBIT | 559 | 469 | 19.2% | 109 | - |
| EBIT Margin (%) | 6.4% | 5,.5% | 0.9 p.p. | 1.4% | 5.0 p.p. |

## Financial Result

A combination of factors impacts the financial result. In order to provide a better understanding, we classified it under the following main categories: (i) net interest on debt/investments; (ii) adjustment to present value of assets and liabilities; (iii) interest on and/or adjustment for inflation of assets/liabilities, taxes, and commissions; and (iv) exchange rate variation, among others. In 3Q17, net financial result totaled an expense of R$351 million, as follows:

(i) net interest totaled R$329 million, in line with the Company's indebtedness and 2Q17 results of R$314 million.

(ii) adjustment to present value totaled R$82 million compared to R$67 million in 2Q17, reflecting our business structure and terms offered to customers/suppliers;

(iii) interest, adjustment for inflation and others totaled an income of R$94 million vs. an expense of R$228 million in 2Q17, primarily due to the gain related to the accession to the Special Tax Good Standing Program (Programa Especial de Regularização Tributária – PERT), encompassing PIS, COFINS and CSLL debits that were recorded as overdue federal tax

Management's Report for the Third Quarter 2017 Results
12

# 3Q17 CONSOLIDATED RESULT

liabilities because the Brazilian Internal Revenue Office denied the request to offset debits with IPI premium tax credits. The nominal value of debits included in PERT was approximately R$455 million, 20% of which will be paid in monthly installments by December 2017. The outstanding balance will be paid in 145 monthly installments, including the deductions provided in the relevant Provisional Measures. Considering that the debits mentioned above will not be discussed in court, the Company excluded the tax proceeding for recovery of IPI premium tax credits from liability entries and recognized recoverable taxes in the approximate amount of R$640 million. Taking into account (i) the net effect of debits included in PERT (including the deductions under the program), (ii) established provisions, (iii) recognized tax assets related to ongoing tax proceedings and (iv) other non-recurring items, the Company realized extraordinary gains in the amount of R$150 million in September; and

(iv) exchange rate variation and others totaled an expense of R$34 million vs. an expense of R$86 million in 2Q17, in line with our hedging strategy to mitigate the impact of exchange rate variation by reducing the net exposure of the consolidated balance sheet.

| R$ Million | 3Q17 | 3Q16 | Variação y/y | 2Q17 | Variação q/q |
|---|---|---|---|---|---|
| Financial Income | 635 | 96 | - | 55 | - |
| Financial Expenses | (986) | (521) | 89.2% | (750) | 31.4% |
| Net Financial Result | (351) | (425) | (17.4%) | (695) | (49.5%) |

## Net Income (Loss)

In 3Q17, the Company presented a net income of R$137.6 million due to better operating and financial results, which were positively affected by the accession to PERT.

| R$ Million | 3Q17 | 3Q16 | Variação y/y | 2Q17 | Variação q/q |
|---|---|---|---|---|---|
| Net Income | 138 | 18 | - | (166) | - |
| Net Margin (%) | 1.6% | 0.2% | 1.4 p.p. | (2.1%) | 3.6 p.p. |
| Earning per share[1] | 0.17 | 0.02 | - | (0.21) | - |

## EBITDA

In 3Q17, consolidated EBITDA totaled R$1,074 million, resulting in an increase in margin of 5.1 p.p. q/q to 12.3% in the quarter. This result is due to better commercial dynamics in markets, lower cost of grains reflected on our result and higher operating leveraging.

| EBITDA - R$ Million | 3Q17 | 3Q16 | Variação y/y | 2Q17 | Variação q/q |
|---|---|---|---|---|---|
| Net Income | 138 | 18 | - | (166) | - |
| Income Tax and Social Contribution | 70 | 27 | 156.4% | (419) | - |
| Net Financial | 351 | 425 | (17.4%) | 695 | (49.5%) |
| Depreciation and Amortization | 515 | 415 | 24.0% | 466 | 10.6% |
| EBITDA | 1,074 | 886 | 21.3% | 575 | 86.7% |
| EBITDA Margin (%) | 12.3% | 10.4% | 1.9 p.p. | 7.2% | 5.1 p.p. |

Management's Report for the Third Quarter 2017 Results
13

# PERFORMANCE BY REGION

In order to align the results of the Company with its new organizational structure, BRF will now report the results from its International operation on a consolidated basis as of this quarter. The new division, considering the former structure, encompasses the results of Asia, Europe/Eurasia, Americas, and Africa. The results from the Southern Cone region will be reported separately, as well as those from the other structures (Brazil, OneFoods, Other Segments, and Corporate).

| Performance by Region 3Q17 | Total | Brazil | OneFoods | International | Southern Cone | Other Segments | Corporate |
|---|---|---|---|---|---|---|---|
| Volume (Thousand Tons) | 1,286 | 539 | 305 | 319 | 54 | 69 | - |
| NOR (R$, Million) | 8,732 | 3,757 | 1,932 | 2,274 | 459 | 311 | - |
| Average Price NOR - R$ | 6.79 | 6.97 | 6.33 | 7.12 | 8.56 | 4.53 | - |
| Gross Profit (R$, Million) | 1,932 | 966 | 421 | 446 | 64 | 35 | - |
| Gross Margin (%) | 22.1% | 25.7% | 21.8% | 19.6% | 14.0% | 11.3% | - |
| EBIT (R$, Million) | 559 | 262 | 66 | 196 | (8) | 17 | 25 |
| EBIT Margin (%) | 6.4% | 7.0% | 3.4% | 8.6% | (1.7%) | 5.4% | - |
| EBITDA (R$, Million) | 1,074 | 520 | 167 | 333 | 7 | 23 | 25 |
| EBITDA Margin (%) | 12.3% | 13.8% | 8.6% | 14.6% | 1.5% | 7.4% | - |

Management's Report for the Third Quarter 2017 Results
14

# PERFORMANCE BY REGION

# BRAZIL

3Q17 was marked by the ensuing recovery of volumes in Brazil, both in the quarterly (+8.8%) and the annual comparison (+4.5%). This growth is due to the improvement in the level of service and commercial execution. We highlight the increase in the number of clients, reaching 175,000 clients in the quarter average (+4.3% q/q). As a result, we recorded an increase of 6.3% q/q in NOR for the period.

On the other hand, average prices continued pressured, still affected by (i) the FIFO effect (discounts due to the shelf life of products) in the amount of R$126 million in 3Q17 (vs. R$191 million in 2Q17) and (ii) a category mix with lower added value (in natura products accounted for a larger share of the portfolio).

In September, we launched the new Perdigão marketing campaign, based on the "Full Table" concept, portraying the importance of gathering family and friends around the table to celebrate good moments. It is worth noting that we continued to efficiently manage expenses, optimizing our logistic and corporate structures. Accordingly, we maintained the profitability of our operation on healthy levels, and 3Q17 ended with an EBITDA of R$520 million and EBITDA margin of 13.8%.

| Brazil | 3Q17 | 3Q16 | Variation y/y | 2Q17 | Variation q/q |
|---|---|---|---|---|---|
| Volume (Thousand Tons) | 539 | 516 | 4.5% | 495 | 8.8% |
| Poultry (In Natura) | 117 | 97 | 19.7% | 106 | 10.3% |
| Pork and Others (In Natura) | 28 | 23 | 21.8% | 26 | 8.9% |
| Processed foods | 394 | 382 | 3.1% | 364 | 8.3% |
| Others Sales | 0.1 | 13 | (99.3%) | 0.1 | - |
| Net Operating Revenues (R$, Million) | 3,757 | 3,666 | 2.5% | 3,534 | 6.3% |
| Average price (R$/Kg) | 6.97 | 7.11 | (1.9%) | 7.13 | (2.3%) |
| Gross Profit (R$, Million) | 966 | 953 | 1.3% | 894 | 8.1% |
| Gross Margin (%) | 25.7% | 26.0% | (0.3) p.p. | 25.3% | 0.4 p.p. |
| EBIT (R$, Million) | 262 | 221 | 18.6% | 248 | 5.8% |
| EBIT Margin (%) | 7.0% | 6.0% | 1.0 p.p. | 7.0% | (0.0) p.p. |
| EBITDA (R$, Million) | 520 | 397 | 30.8% | 481 | 7.9% |
| EBITDA Margin (%) | 13.8% | 10.8% | 3.0 p.p. | 13.6% | 0.2 p.p. |

Management's Report for the Third Quarter 2017 Results
15

# PERFORMANCE BY REGION BRAZIL

## *Market Share*

Since January 2017, Nielsen has been using a new base and method as the official source of market data for all its clients. The size of the sampling changed as well as the market classification method, significantly increasing coverage, which resulted in a higher representativeness in the total food market. Accordingly, since then, we have been presenting the reconciliation of data that was already reported for each quarter of 2016, taking into account this new base/method.

Read-to-eat meals
63.4%
61.7%
61.6%
58.9%
58.6%
55.9%
57.2%
1Q16
2Q16
3Q16
4Q16
1Q17
2Q17
3Q17

Cold Cuts
59.1%
57.9%
57.0%
57.1%
55.6%
55.4%
54.6%
1Q16
2Q16
3Q16
4Q16
1Q17
2Q17
3Q17

Margarines
65.1%
64.2%
63.0%
62.2%
60.4%
61.4%
62.3%
1Q16
2Q16
3Q16
4Q16
1Q17
2Q17
3Q17

Filled
38.3%
37.2%
37.2%
35.9%
35.2%
38.7%
39.5%
1Q16
2Q16
3Q16
4Q16
1Q17
2Q17
3Q17

Source: Nielsen Bimonthly Retail – Margarines and Ready-made Dishes (Aug/Sep survey); Filled and Cold Cuts (Jul/Aug survey).

Our total market share increased for the second consecutive quarter. According to the last reading of Nielsen, the Company had a market share of 54.6%, representing an increase of 0.2 p.p. q/q, primarily in the self-service channel, in which the Company has been significantly improving its execution.

The highlight was the Ready-made Dishes category, whose market share increased by 1.3 p.p. q/q, due to the relaunching of Perdigão Lasagna and Perdigão Ready-made Dishes, whose market shares increased by 6.3 p.p. and 5.5 p.p., respectively, in the period. The market share of the filled category increased by 0.8 p.p. q/q, positively affected by the mortadella subcategory, in which we advanced both in the Rota and Self-service channels.

We also gained market share in Margarines. Our weighted distribution (higher penetration at the same point of sale) increased and our market share increased by 0.9 p.p. q/q, primarily through our Qualy brand. On the other hand, the Cold Cuts category partially offset the gain we obtained in other categories, representing a decrease of 0.8 p.p. compared to the last reading.

Management's Report for the Third Quarter 2017 Results
16

# PERFORMANCE BY REGION ONEFOODS

As of 1Q17, BRF started to report the consolidated results of OneFoods, including all Muslim countries in which we operate. Accordingly, we incorporated in the results of this operation: (i) Malaysia, which was previously reported in Asia; and (ii) some countries of the African continent and Eastern Europe, which, as new markets, do not have significant results yet.

NOR of OneFoods totaled R$1,932 million in 3Q17 (+22.5% q/q), including the results of Banvit for the quarter. The success of the post-consolidation integration, together with favorable demand and price conditions, drove results above expectations, reaffirming the assertiveness of the acquisition. Accordingly, the Turkish operation had an EBITDA margin of 23.0% in 3Q17, well above the historical average.

If we exclude the impacts of the acquisition, OneFoods also had a significant improvement in results in the quarterly comparison. The average price in Reais increased by 15.3% q/q in response to the better balance of volumes in the region, partially due to a lower offer by exporting countries, especially Brazil, and larger import volumes from Egypt. Additionally, the continuous focus on expense control positively contributed to improve profitability. Accordingly, EBITDA margin, excluding Banvit, increased by 6.0 p.p. q/q in 3Q17.

We continue to gain market share as in previous quarters, especially in Saudi Arabia, where our market share increased by 3.3 p.p. y/y. As a result, OneFoods had a total market share of 42.4% in Gulf countries, representing an increase of 2.4 p.p. y/y. Moreover, we continued to gain market share in all categories, as follows: (i) griller: 46.7% (+2.2 p.p. y/y); (ii) chicken cuts: 63.5% (4.1 p.p. y/y); and (iii) processed products: 20.4% (+1.6 p.p. y/y).

Our direct distribution operations (DDP), including Banvit, accounted for 57.1% of the total volume in the quarter (+3.6 p.p. y/y), accounting for 83.8% of the gross profit in the region, with an average gross margin that was 18.1 p.p. higher compared to our direct exports operations (CFR).

| OneFoods | 3Q17 | 3Q16 | Variation y/y | 2Q17 | Variation q/q |
|---|---|---|---|---|---|
| Volume (Thousand Tons) | 305 | 233 | 30.9% | 258 | 18.3% |
| Poultry (In Natura) | 273 | 214 | 27.1% | 234 | 16.5% |
| Others (In Natura) | 0.5 | 0.6 | (15.1%) | 0.6 | (19.6%) |
| Processed foods | 32 | 18 | 77.7% | 23 | 38.0% |
| Net Operating Revenues (R$, Million) | 1,932 | 1,562 | 23.7% | 1,577 | 22.5% |
| Average price (R$/Kg) | 6.33 | 6.69 | (5.5%) | 6.11 | 3.5% |
| Gross Profit (R$, Million) | 421 | 395 | 6.5% | 286 | 47.2% |
| Gross Margin (%) | 21.8% | 25.3% | (3.5) p.p. | 18.1% | 3.7 p.p. |
| EBIT (R$, Million) | 66 | 69 | (4.0%) | (50) | - |
| EBIT Margin (%) | 3.4% | 4.4% | (1.0) p.p. | (3.2%) | 6.6 p.p. |
| EBITDA (R$, Million) | 167 | 171 | (2.5%) | 25 | - |
| EBITDA Margin (%) | 8.6% | 11.0% | (2.3) p.p. | 1.6% | 7.0 p.p. |
| Export Volume of Brazil (CFR)* | 131 | 108 | 20.8% | 115 | 14.1% |
| % in total volume | 42.9% | 46.5% | (3.6) p.p. | 44.5% | (1.6) p.p. |

*CFR (Cost and Freight)

Management's Report for the Third Quarter 2017 Results
17

# PERFORMANCE BY REGION INTERNATIONAL

We consolidated the Africa, Europe/Eurasia, Asia and Americas regions in a single business unit called International and we initiated the "Global Optimization" management program to optimize and maximize the overall profitability of livestock, benefiting from commercial opportunities in these different regions through a dynamic reallocation of products.

| International | 3Q17 | 3Q16 | Variation y/y | 2Q17 | Variation q/q |
|---|---|---|---|---|---|
| Volume (Thousand Tons) | 319 | 361 | (11.5%) | 302 | 5.9% |
| Poultry (In Natura) | 167 | 201 | (16.6%) | 167 | 0.1% |
| Pork and Others (In Natura) | 49 | 52 | (7.1%) | 37 | 32.0% |
| Processed foods | 73 | 75 | (3.0%) | 68 | 6.8% |
| Other Sales | 30 | 32 | (7.2%) | 29 | 3.6% |
| Net Operating Revenues (R$, Million) | 2,274 | 2,517 | (9.6%) | 2,145 | 6.0% |
| Average price (R$/Kg) | 7.12 | 6.97 | 2.1% | 7.11 | 0.1% |
| Gross Profit (R$, Million) | 446 | 406 | 10.0% | 333 | 33.8% |
| Gross Margin (%) | 19.6% | 16.1% | 3.5 p.p. | 15.5% | 4.1 p.p. |
| EBIT (R$, Million) | 196 | 132 | 48.5% | 107 | 82.3% |
| EBIT Margin (%) | 8.6% | 5.2% | 3.4 p.p. | 5.0% | 3.6 p.p. |
| EBITDA (R$, Million) | 333 | 247 | 34.8% | 246 | 35.5% |
| EBITDA Margin (%) | 14.6% | 9.8% | 4.8 p.p. | 11.4% | 3.2 p.p. |
| Export Volume of Brazil (CFR)* | 247 | 296 | (16.6%) | 230 | 7.2% |
| % in total volume | 77.3% | 82.0% | (4.7) p.p. | 76.4% | 0.9 p.p. |

*CFR (Cost and Freight)

In 3Q17, NOR of the International division totaled R$2,274 million, representing an increase of 6.0% q/q due to higher volumes sold in all regions, except Asia. It is worth noting the recovery of operating results in Africa, positively contributing to results in 3Q17 after two consecutive quarters of losses.

The increase in NOR was accompanied by lower cost of grains reflected on our result, which allowed an increase of 4.1 p.p. q/q in gross margin. The better operating performance in the regions and the strict control of expenses reflected on EBITDA, which reached R$333 million (+35.5% q/q), with a margin of 14.6% (+3.2 p.p. q/q) in the quarter. We set forth below the main highlights of the sub-regions:

Management's Report for the Third Quarter 2017 Results
18

# PERFORMANCE BY REGION

# ASIA

In 3Q17, NOR decreased by 1.0% q/q due to an interruption in volumes (3kt) in Japan as a result of shipment delays. On the other hand, the combination of (i) better prices in the region, (ii) lower cost of grains reflected on our result and (iii) freight expenses that were back to normal allowed an ensuing increase of 3.0 p.p. in EBITDA margin to 20.2% in the quarter.

| Asia | 3Q17 | 3Q16 | Variation y/y | 2Q17 | Variation q/q |
|---|---|---|---|---|---|
| Volume (Thousand Tons) | 170 | 198 | (14.2%) | 173 | (1.7%) |
| Poultry (In Natura) | 117 | 138 | (15.3%) | 124 | (5.6%) |
| Pork and Others (In Natura) | 15 | 18 | (13.9%) | 14 | 11.6% |
| Processed foods | 7 | 10 | (23.5%) | 6 | 16.4% |
| Other Sales | 30 | 32 | (7.2%) | 29 | 4.9% |
| Net Operating Revenues (R$, Million) | 1,079 | 1,288 | (16.2%) | 1,090 | (1.0%) |
| Average price (R$/Kg) | 6.34 | 6.49 | (2.3%) | 6.30 | 0.7% |
| Gross Profit (R$, Million) | 258 | 258 | 0.1% | 210 | 23.1% |
| Gross Margin (%) | 23.9% | 20.0% | 3.9 p.p. | 19.2% | 4.7 p.p. |
| EBIT (R$, Million) | 154 | 139 | 10.8% | 117 | 31.7% |
| EBIT Margin (%) | 14.3% | 10.8% | 3.5 p.p. | 10.7% | 3.5 p.p. |
| EBITDA (R$, Million) | 218 | 184 | 18.6% | 188 | 16.1% |
| EBITDA Margin (%) | 20.2% | 14.3% | 5.9 p.p. | 17.2% | 3.0 p.p. |
| Export Volume of Brazil (CFR)* | 150 | 175 | (14.3%) | 155 | (3.3%) |
| % in total volume | 88.4% | 88.4% | (0.1) p.p. | 89.8% | (1.5) p.p. |

*CFR (Cost and Freight)

Management's Report for the Third Quarter 2017 Results

19

# PERFORMANCE BY REGION EUROPE/ EURASIA

NOR increased by 8.8% q/q in Europe, primarily driven by higher volumes. The volume of pork exported to Eurasia increased by 55% q/q, benefiting from good price levels in Russia. In the Europe sub-region, the turkey price dynamics remain favorable, considering a lower local production and a lower exported volume. Moreover, the improved management of inventory levels and a lower production cost resulted in an increase of 23.2% q/q in EBITDA, with an increase of 1.1 p.p. q/q in margin.

| Europe/Eurasia | 3Q17 | 3Q16 | Variation y/y | 2Q17 | Variation q/q |
|---|---|---|---|---|---|
| Volume (Thousand Tons) | 96 | 103 | (6.2%) | 89 | 8.1% |
| Poultry (In Natura) | 17 | 20 | (15.7%) | 19 | (10.9%) |
| Pork and Others (In Natura) | 28 | 27 | 3.3% | 17 | 67.0% |
| Processed foods | 51 | 55 | (7.2%) | 53 | (3.3%) |
| Net Operating Revenues (R$, Million) | 960 | 963 | (0.2%) | 883 | 8.8% |
| Average price (R$/Kg) | 9.97 | 9.38 | 6.3% | 9.91 | 0.6% |
| Gross Profit (R$, Million) | 140 | 95 | 47.9% | 113 | 24.3% |
| Gross Margin (%) | 14.6% | 9.8% | 4.7 p.p. | 12.7% | 1.8 p.p. |
| EBIT (R$, Million) | 31 | (21) | - | 16 | 90.0% |
| EBIT Margin (%) | 3.2% | (2.2%) | 5.4 p.p. | 1.9% | 1.4 p.p. |
| EBITDA (R$, Million) | 91 | 32 | 181.5% | 74 | 23.2% |
| EBITDA Margin (%) | 9.5% | 3.4% | 6.1 p.p. | 8.3% | 1.1 p.p. |
| Export Volume of Brazil (CFR)* | 44 | 61 | (28.0%) | 35 | 23.3% |
| % in total volume | 45.3% | 59.0% | (13.7) p.p. | 39.7% | 5.6 p.p. |

*CFR (Cost and Freight)

Management's Report for the Third Quarter 2017 Results
20

# PERFORMANCE BY REGION
# AMERICAS

NOR from Americas increased by 12.4% q/q due to higher volumes and better prices, in addition to the strategy of prioritizing markets with higher profitability, such as Mexico. On the other hand, higher corporate and storage expenses affected our EBITDA, and 3Q17 ended with a margin of 7.5%.

| Americas | 3Q17 | 3Q16 | Variation y/y | 2Q17 | Variation q/q |
|---|---|---|---|---|---|
| Volume (Thousand Tons) | 16 | 13 | 22.0% | 15 | 7.2% |
| Poultry (In Natura) | 14 | 11 | 33.3% | 13 | 9.4% |
| Pork and Others (In Natura) | 0.6 | 0.6 | 1.5% | 0.6 | (0.5%) |
| Processed foods | 1.4 | 2.0 | (31.5%) | 1.1 | 18.8% |
| Net Operating Revenues (R$, Million) | 93 | 75 | 24.5% | 83 | 12.4% |
| Average price (R$/Kg) | 5.82 | 5.70 | 2.1% | 5.55 | 4.9% |
| Gross Profit (R$, Million) | 14 | 16 | (14.7%) | 12 | 17.1% |
| Gross Margin (%) | 15.0% | 21.9% | (6.9) p.p. | 14.4% | 0.6 p.p. |
| EBIT (R$, Million) | 3 | 9 | (72.3%) | 8 | (68.8%) |
| EBIT Margin (%) | 2.7% | 12.3% | (9.5) p.p. | 9.8% | (7.1) p.p. |
| EBITDA (R$, Million) | 7 | 15 | (53.1%) | 12 | (42.4%) |
| EBITDA Margin (%) | 7.5% | 19.9% | (12.4) p.p. | 14.7% | (7.1) p.p. |
| Export Volume of Brazil (CFR)* | 16 | 13 | 22.0% | 15 | 7.2% |
| % in total volume | 100.0% | 100.0% | 0.0 p.p. | 100.0% | 0.0 p.p. |

*CFR (Cost and Freight)

Management's Report for the Third Quarter 2017 Results
21

# PERFORMANCE BY REGION

# AFRICA

NOR from Africa totaled R$141.9 million in 3Q17, representing an increase of 59.0% q/q, as volumes returned to normal in the region and prices improved. In addition, a more efficient inventory management and a better mix of products, primarily focused on the processed food line, leveraged the operating recovery in the region. Accordingly, after two consecutive quarters of losses, 3Q17 ended with an EBITDA of R$16.7 million and margin of 11.8%.

| Africa | 3Q17 | 3Q16 | Variation y/y | 2Q17 | Variation q/q |
|---|---|---|---|---|---|
| Volume (Thousand Tons) | 37 | 47 | (21.2%) | 25 | 50.1% |
| Poultry (In Natura) | 19 | 32 | (39.4%) | 11 | 71.8% |
| Pork and Others (In Natura) | 5 | 7 | (30.0%) | 6 | (14.9%) |
| Processed foods | 13 | 8 | 57.7% | 8 | 68.1% |
| Net Operating Revenues (R$, Million) | 142 | 191 | (25.9%) | 89 | 59.0% |
| Average price (R$/Kg) | 3.85 | 4.09 | (5.9%) | 3.63 | 5.9% |
| Gross Profit (R$, Million) | 34 | 37 | (7.3%) | (1) | - |
| Gross Margin (%) | 24.1% | 19.3% | 4.8 p.p. | (0.9%) | 25.0 p.p. |
| EBIT (R$, Million) | 8 | 5 | 71.5% | (34) | - |
| EBIT Margin (%) | 5.8% | 2.5% | 3.3 p.p. | (38.1%) | 43.9 p.p. |
| EBITDA (R$, Million) | 17 | 16 | 6.3% | (28) | - |
| EBITDA Margin (%) | 11.8% | 8.2% | 3.6 p.p. | (31.6%) | 43.3 p.p. |
| Export Volume of Brazil (CFR)* | 37 | 47 | (21.2%) | 25 | 50.1% |
| % in total volume | 100.0% | 100.0% | 0.0 p.p. | 100.0% | 0.0 p.p. |

*CFR (Cost and Freight)

Management's Report for the Third Quarter 2017 Results
22

# PERFORMANCE BY REGION SOUTHERN CONE

In 3Q17, NOR from the Southern Cone remained stable q/q, as higher volumes were offset by a lower average price in Reais, due to a mix of products with lower added value. In addition to the challenges to mitigate inflation and the heightened volatility of exchange rates in the region, we were also affected by higher costs of beef and pork raw materials, which translated into an EBITDA margin of 1.5% in 3Q17.

| Southern Cone | 3Q17 | 3Q16 | Variation y/y | 2Q17 | Variation q/q |
|---|---|---|---|---|---|
| Volume (Thousand Tons) | 54 | 55 | (2.1%) | 49 | 10.1% |
| Poultry (In Natura) | 7 | 5 | 36.7% | 7 | 1.3% |
| Pork and Others (In Natura) | 6 | 9 | (31.0%) | 4 | 45.3% |
| Processed foods | 40 | 39 | 1.8% | 37 | 5.6% |
| Other sales | 1 | 2 | (60.1%) | (0.1) | - |
| Net Operating Revenues (R$, Million) | 459 | 476 | (3.5%) | 457 | 0.5% |
| Average price (R$/Kg) | 8.56 | 8.68 | (1.4%) | 9.38 | (8.7%) |
| Gross Profit (R$, Million) | 64 | 113 | (43.4%) | 78 | (17.8%) |
| Gross Margin (%) | 14.0% | 23.8% | (9.8) p.p. | 17.1% | (3.1) p.p. |
| EBIT (R$, Million) | (8) | 30 | - | 1 | - |
| EBIT Margin (%) | (1.7%) | 6.3% | (8.0) p.p. | 0.3% | (2.0) p.p. |
| EBITDA (R$, Million) | 7 | 53 | (87.4%) | 14 | (51.6%) |
| EBITDA Margin (%) | 1.5% | 11.2% | (9.7) p.p. | 3.0% | (1.6) p.p. |
| Export Volume of Brazil (CFR)* | 19 | 15 | 25.8% | 16 | 17.5% |
| % in total volume | 34.5% | 26.9% | 7.7 p.p. | 32.4% | 2.2 p.p. |

*CFR (Cost and Freight)

Management's Report for the Third Quarter 2017 Results
23

# OTHER SEGMENTS

As announced in the previous quarter, we created a new business unit, BRF Ingredients, under "Other Segments," in order to add value to the Company's coproducts and optimize its production chain. NOR from this business unit totaled R$89.7 million, with an EBITDA of R$19.0 million and margin of 22.2%. BRF Ingredients accounted for approximately 80% of EBITDA from Other Segments in 3Q17. It is worth noting that we also include in this segment all volumes of BRF's non-core products, such as feed, meal, beef, etc., which are managed by Global Desk.

| Other Segments | 3Q17 | 3Q16 | Variation y/y | 2Q17 | Variation q/q |
|---|---|---|---|---|---|
| Volume (Thousand Tons) | 69 | 47 | 46,9% | 66 | 4,5% |
| Poultry (In Natura) | 2,4 | 0,9 | 179,8% | 2 | 18,9% |
| Pork and Others (In Natura) | 6 | 6 | 6,8% | 6 | (2,1%) |
| Processed foods | 0,3 | 0,5 | (39,8%) | 0,4 | (21,9%) |
| Others Sales | 60 | 40 | 50,8% | 57 | 4,8% |
| Net Operating Revenues (R$, Million) | 311 | 288 | 7,7% | 314 | (1,0%) |
| Average price (R$/Kg) | 4,53 | 6,18 | (26,7%) | 4,78 | (5,2%) |
| Gross Profit (R$, Million) | 35 | 17 | 111,4% | 55 | (36,1%) |
| Gross Margin (%) | 11,3% | 5,8% | 5,6 p.p. | 17,6% | (6,2) p.p. |
| EBIT (R$, Million) | 17 | 1 | - | 35 | (51,7%) |
| EBIT Margin (%) | 5,4% | 0,5% | 5,0 p.p. | 11,1% | (5,7) p.p. |
| EBITDA (R$, Million) | 23 | 2 | - | 41 | (44,2%) |
| EBITDA Margin (%) | 7,4% | 0,8% | 6,6 p.p. | 13,1% | (5,7) p.p. |

## Corporate

The result of R$25 million in the Corporate segment reflects the following main non-recurring events: (i) the positive net impact of R$90 million related to the accession to PERT; and (ii) labor provisions and settlements in the amount of R$58 million in expenses.

| Corporate | 3Q17 | 3Q16 | Variation y/y | 2Q17 | Variation q/q |
|---|---|---|---|---|---|
| Other Operating Results | 25 | 15 | 66.5% | (232) | - |
| Equity Income | - | - | - | - | - |
| EBIT | 25 | 15 | 66.5% | (232) | - |
| EBITDA | 25 | 15 | 66.5% | (232) | - |

Management's Report for the Third Quarter 2017 Results
24

# INVESTMENTS (CAPEX)

Investments made in the quarter totaled R$369 million, of which R$138 million was invested in growth, efficiency, and support; R$173 million was invested in biological assets; and R$58 million was invested in leases, among others. We highlight the decrease in Company investments by R$304 million compared to 3Q16, due to a more challenging macroeconomic and industry scenario, in addition to the Company's commitment to decrease leverage levels.

The main projects in 3Q17 are, among others:

• Innovation and Quality: (i) launching of new products by optimizing processes that involve byproducts; (ii) launching of new products for the frozen and barbecue lines; and (iii) investments in quality, focused on the modernization of laboratories, improvement of production processes and product quality.

• Market Demand: (i) increase in the production of the mix of in natura chicken cuts; (ii) increase in hog slaughtering capacity; and (iii) meeting the demand for festive items of the Chester line.

• Efficiency and Support/IT: (i) updates to transaction and IT security systems; (ii) structural improvements in hog farms; (iii) automation of production processes; and (iv) improvement in working conditions of employees in production processes.

Management's Report for the Third Quarter 2017 Results
25

# FINANCIAL CYCLE

The Company's financial cycle totaled 42.4 days in 3Q17, representing 4.2 additional days compared to 2Q17, primarily due to the increase in accounts receivable. One-off changes in the mix of sales channels and markets (more time in transit) are partially responsible for the increase in accounts receivable. As a percentage of total portfolio, overdue payments in some international markets increased due to sea freight logistics problems, also contributing to an increase in the cycle of conversion of cash.

Financial Cycle - (Accounst Receivable + Inventories - Accounts Payable)
58.4
57.4
56.2
49.5
41.8
36.4
41.1
36.9
32.6
34.4
38.8
34.3
37.7
37.1
32.8
22.4
32.9
38.2
42.4
14.8%
14.6%
14.0%
13.0%
11.0%
9.8%
10.8%
10.1%
8.8%
9.5%
10.8%
10.3%
10.8%
10.8%
8.9%
6.8%
9.2%
11.2%
12.2%
1Q13
2Q13
3Q13
4Q13
1Q14
2Q14
3Q14
4Q14
1Q15
2Q15
3Q15
4Q15
1Q16
2Q16
3Q16
4Q16
1Q17
2Q17
3Q17
3 Counts / NOR
Financial Cycle

Note: the calculation of the financial cycle takes into account the pro forma adjustment of CPVl LTM and NOR LTM of the acquisitions.

Management's Report for the Third Quarter 2017 Results
26

# MANAGERIAL FREE CASH FLOW

In order to provide more transparency and quality to the information disclosed, allowing our investors and stakeholders to better understand the course of our businesses, as of 2Q16, we have been reporting the managerial view of the Company's Free Cash Flow. The information presented herein is derived from the Quarterly Financial Information.

The generation of operating cash in 3Q17 was positive in the amount of R$806 million, due to the recovery of EBITDA, which totaled R$1,074 million in 3Q17. CAPEX investments totaled R$369 million, still below CAPEX investments in the same period in 2016. Accordingly, total cash from operations after CAPEX investments totaled R$436 million in 3Q17.

Also in 3Q17, M&A received investments in the amount of R$247 million due to the disbursement for the acquisition of minority interest in Banvit.

The impact of the financial result in 3Q17 was negative in the amount of R$328 million. Moreover, we highlight transactions of sale of shares, including a total return swap transaction that positively affected cash in R$510 million. The Company also disbursed R$805 million in net repayments of debt and interest.

In 3Q17, cash flow from operating activities, cash flow from investing activities, and cash flow from financing activities totaled R$9,976 billion.

**Evolution of Cash Generation (Operating Cash Flow – Capex) – R$MM**

975
844
414
562
(232)
113
778
748
(725)
235
436
1Q15
2Q15
3Q15
4Q15
1Q16
2Q16
3Q16
4Q16
1Q17
2Q17
3Q17

Management's Report for the Third Quarter 2017 Results
27

# MANAGERIAL FREE CASH FLOW

| Managerial Free Cash Flow (R$ million) | 1Q16 | 2Q16 | 3Q16 | 4Q16 | 2016 | 1Q17 | 2Q17 | 3Q17 | YTD |
|---|---|---|---|---|---|---|---|---|---|
| EBITDA | 1,025 | 944 | 886 | 559 | 3,413 | 506 | 575 | 1,074 | 2,155 |
| Other cash adjustments | 49 | 8 | 58 | 178 | 292 | 89 | 120 | (49) | 161 |
| **EBITDA Cash** | **1,074** | **951** | **943** | **737** | **3,705** | **595** | **696** | **1,025** | **2,316** |
| Δ Working Capital & Others | (698) | (43) | 475 | 562 | 296 | (840) | (4) | (220) | (1,063) |
| Δ Accounts Receivable | 946 | (35) | 419 | (123) | 1,208 | (62) | (334) | (386) | (782) |
| Δ Inventories | (380) | (265) | (582) | 511 | (716) | (23) | 91 | (6) | 61 |
| Δ Suppliers | (445) | 381 | 640 | 422 | 998 | (660) | (57) | 10 | (707) |
| Others | (819) | (124) | (3) | (247) | (1,193) | (94) | 297 | 163 | 365 |
| **Cash Flow from Operating Activities** | **375** | **908** | **1,419** | **1,299** | **4,001** | **(245)** | **692** | **806** | **1.253** |
| Capex | (608) | (795) | (641) | (551) | (2,595) | (481) | (457) | (369) | (1,307) |
| M&A (Aquisition and Receivable from Disposals of Property, Plant and Equipment) | (2,088) | (595) | 27 | 118 | (2,538) | 7 | (523) | (247) | (764) |
| **Cash Flow from Investing Activities** | **(2,696)** | **(1,390)** | **(614)** | **(433)** | **(5,133)** | **(474)** | **(981)** | **(617)** | **(2,071)** |
| Financial Results and FX Variations | 353 | (53) | (763) | (550) | (1,013) | (383) | (972) | (328) | (1,683) |
| Treasury Shares Acquisition/Disposal | (179) | (360) | 0 | 2 | (537) | - | - | 510 | 510 |
| Dividends and Interest on Shareholders' Equity Paid | (663) | - | (460) | - | (1,123) | - | - | - | - |
| Debt Variation | 2,060 | (53) | 1,586 | 54 | 3,646 | 899 | 3,424 | (805) | 3,517 |
| **Cash Flow from Financing Activities** | **1,571** | **(466)** | **363** | **(494)** | **973** | **515** | **2,452** | **(623)** | **2,344** |
| **Cash Variation** | **(749)** | **(948)** | **1,167** | **372** | **(158)** | **(203)** | **2,163** | **(434)** | **1,526** |
| Cash and cash equivalents - initial | 8,509 | 7,760 | 6,811 | 7,979 | 8,509 | 8,351 | 8,148 | 10,410 | 8,351 |
| Cash and cash equivalents - final | 7,760 | 6,811 | 7,979 | 8,351 | 8,351 | 8,148 | 10,410 | 9,976 | 9,976 |
| Total Debt - initial | 15,846 | 17,905 | 17,852 | 19,438 | 15,846 | 19,492 | 20,391 | 24,203 | 19,492 |
| Total Debt - final | 17,905 | 17,852 | 19,438 | 19,492 | 19,492 | 20,391 | 24,203 | 23,398 | 23,398 |
| **Net Debt** | **10,146** | **11,041** | **11,459** | **11,141** | **11,141** | **12,243** | **13,793** | **13,423** | **13,423** |

Note: [1]Includes R$80 million of cash of Banvit (consolidation effect); [2]Includes R$389 million of gross debt of Banvit.

Management's Report for the Third Quarter 2017 Results
28

# INDEBTEDNESS

In 3Q17, the Company's net debt totaled R$13.4 billion, compared to R$13.7 billion in 2Q17. The reduction of R$371 million in the quarter highlights: (i) an increase in the generation of cash (Operating cash + Capex) in the amount of R$200 million; (ii) R$510 million related to the sale of shares and the total return swap transaction; and (iii) exchange rate variation, among others.

In 3Q17, the trend of the leverage curve inverted and net leverage decreased by 0.28x, primarily due to the decrease in net debt and the recovery of EBITDA compared to the previous year. EBITDA in 3Q17 totaled R$1,074 million compared to R$886 million in 3Q16, representing an increase of R$188 million. Accordingly, we recorded a pro forma net debt/LTM EBITDA ratio of 4.63x in 3Q17 vs. 4.90x in 2Q17. The Company acknowledges that this level of leverage is well above the level considered ideal in terms of capital structure and reaffirms that it does not have financial covenants in its debt instruments.

| R$ Million | 09.30.2017 | | | 12.31.2016 | |
|---|---|---|---|---|---|
| **Debt** | **Current** | **Non-Current** | **Total** | **Total** | **Δ%** |
| Local Currency | (2,865) | (6,890) | (9,755) | (8,644) | 12.9% |
| Foreign Currency | (2,267) | (11,376) | (13,643) | (10,848) | 25.8% |
| **Gross Debt** | **(5,133)** | **(18,266)** | **(23,398)** | **(19,492)** | **20.0%** |
| **Cash Investiments** | | | | | |
| Local Currency | 3,983 | 736 | 4,719 | 5,328 | (11.4%) |
| Foreign Currency | 5,032 | 225 | 5,257 | 3,023 | 73.9% |
| Total Cash Investiments | 9,015 | 961 | 9,976 | 8,351 | 19.5% |
| **Net Debt** | **3,882** | **(17,305)** | **(13.423)** | **(11,141)** | **20.5%** |
| Exchange Rate Exposure - US$ Million | - | - | - | (296) | - |

Total Gross Indebtedness in the amount of R$23,398 million, as set forth above, includes total financial indebtedness, plus other financial liabilities, in the amount of R$182 million, according to Note 22 of the ITR as of and for September 30, 2017.

Management's Report for the Third Quarter 2017 Results

29

# INDEBTEDNESS

Evolution of Net Debt/EBITDA
6,230
5,951
6,949
7,337
10,146
11,041
11,459
11,141
12,243
13,793
13,423
1.26
1.12
1.24
1.28
1.69
1.99
2.36
3.25
4.24
4.90
4.63
1Q15
2Q15
3Q15
4Q15
1Q16
2Q16
3Q16
4Q16
1Q17
2Q17
3Q17
Net Debt
Net Debt / EBTIDA

Note: the net leverage in June 2017 excluded 40% of the net debt of Banvit and included the proforma LTM EBITDA considering Banvit.

Quarterly Net Debt Variation – R$ Million
Cash Flow = R$ 806MM
13,793
1,025
220
369
328
247
510
13,423
Net Debt Jun/17
EBTIDA Cash
Working Capital + Others Variations
Capex
Financial Results and FX Variations
M&A
Treasure Shares Acquisition + Dividends
Net Debt Set/17

Management's Report for the Third Quarter 2017 Results
30

## Slaughtering and Production

3Q17 ended with an increase of 5.0% q/q in the production of food, primarily due to the increase in hog slaughtering in the same period (+7.7% q/q).

| Production | 3Q17 | 3Q16 | Variation y/y | 2Q17 | Variation q/q |
|---|---|---|---|---|---|
| Poultry Slaughter (Million Heads) | 400 | 430 | (7.1%) | 396 | 0.8% |
| Hog Slaughter (Thousand Heads) | 2,590 | 2,387 | 8.5% | 2,406 | 7.7% |
| Cattle Slaughter (Thousand Heads) | 36 | 38 | (5.5%) | 35 | 0.7% |
| Production (Thousand Tons) | 1,093 | 1,098 | (0.4%) | 1,041 | 5.0% |
| Meats | 968 | 968 | 0.0% | 912 | 6.1% |
| Other Processed Products | 125 | 129 | (3.2%) | 129 | (2.5%) |
| Feed and Premix (Thousand Tons) | 2,602 | 2,623 | (0.8%) | 2.625 | (0.9%) |

## Relationship with Independent Auditors

Pursuant to CVM Instruction No. 381, dated January 14, 2003, the Company informs that its policy of engagement of services not related to external audit is based on principles that protect auditor's independence.

Pursuant to CVM Instruction No. 381/03, for the period ended September 30, 2017, KPMG Auditores Independentes was not engaged to provide services unrelated to external audit.

Pursuant to CVM Instruction No. 480/09, our management, in the meeting held on November 9, 2017, represents that it discussed, reviewed, and agreed with the information included in the review report of the independent auditors on the financial information for the nine-month period ended September 30, 2017.

## Disclaimer

The representations included in this report concerning prospective businesses of the Company, projections and results, and the Company's potential growth are mere forecasts based on the expectations of management with regards to the future of the Company. These expectations rely heavily on market changes and the general economic performance of the country, industry, and international market, and are therefore subject to change.

Management's Report for the Third Quarter 2017 Results
31

# P&L

| Financial Statement - R$ Million | 3Q17 | 3Q16 | y/y | 2Q17 | q/q |
|---|---|---|---|---|---|
| **Net Operating Revenues** | **8,732** | **8,508** | **2.6%** | **8,027** | **8.8%** |
| Cost of Sales | (6,800) | (6,623) | 2.7% | (6,381) | 6.6% |
| % of the NOR | (77.9%) | (77.9%) | (0.0) p.p. | (79.5%) | 1.6 p.p. |
| **Gross Profit** | **1,932** | **1,884** | **2.6%** | **1,646** | **17.4%** |
| % of the NOR | 22.1% | 22.1% | (0.0) p.p. | 20.5% | 1.6 p.p. |
| **Operating Expenses** | **(1,313)** | **(1,393)** | **(5.7%)** | **(1,274)** | **3.1%** |
| % of the NOR | (15.0%) | (16.4%) | 1.3 p.p. | (15.9%) | 0.8 p.p. |
| **Selling Expenses** | **(1,168)** | **(1,255)** | **(6.9%)** | **(1,125)** | **3.8%** |
| % of the NOR | (13.4%) | (14.7%) | 1.4 p.p. | (14.0%) | 0.6 p.p. |
| Fixed | (743) | (856) | (13.2%) | (730) | 1.8% |
| Variable | (425) | (399) | 6.5% | (395) | 7.4% |
| **General and Administrative Expenses** | **(146)** | **(138)** | **5.7%** | **(149)** | **(1.9%)** |
| % of the NOR | (1.7%) | (1.6%) | (0.0) p.p. | (1.9%) | 0.2 p.p. |
| Honorary of our Administrators | (7) | (7) | (3.0%) | (6) | 4.3% |
| % of the NOR | (0.1%) | (0.1%) | 0.0 p.p. | (0.1%) | 0.0 p.p. |
| General and Administrative | (139) | (131) | 6.2% | (142) | (2.2%) |
| % of the NOR | (1.6%) | (1.5%) | (0.1) p.p. | (1.8%) | 0.2 p.p. |
| **Operating Income** | **619** | **492** | **25.9%** | **372** | **66.3%** |
| % of the NOR | 7.1% | 5.8% | 1.3 p.p. | 4.6% | 2.5 p.p. |
| **Other Operating Results** | **(63)** | **(32)** | 97.7% | **(269)** | **(76.5%)** |
| **Equity Income** | **3** | **9** | **(65.9%)** | **6** | **(50.3%)** |
| **EBIT** | **559** | **469** | **19.2%** | **109** | **411.6%** |
| % of the NOR | 6.4% | 5.5% | 0.9 p.p. | 1.4% | 5.0 p.p. |
| **Net Financial Income** | **(351)** | **(425)** | **(17.4%)** | **(695)** | **(49.5%)** |
| **Income before Taxes** | **208** | **44** | **375.1%** | **(586)** | **n.m** |
| % of the NOR | 2.4% | 0.5% | 1.9 p.p. | (7.3%) | 9,7 |
| Income Tax and Social Contribution | (70) | (27) | 156.4% | 419 | n.m |
| % of Income before Taxes | (33.8%) | (62.7%) | 28.8 p.p. | (71.6%) | 37.8 p.p. |
| **Net Income** | **138** | **18** | **n.m** | **(166)** | **n.m.** |
| **% of the NOR** | **1.5%** | **0.2%** | **1.3 p.p.** | **(2.1%)** | **3.6 p.p.** |
| **EBITDA** | **1,074** | **886** | **21.3%** | **575** | **86.7%** |
| **% of the NOR** | **12.3%** | **10.4%** | **1.9 p.p.** | **7.2%** | **5.1 p.p.** |

Management's Report for the Third Quarter 2017 Results
32

# BALANCE SHEET

| Balance Sheet - R$ Million | 09.30.17 | 06.30.17 | 03.31.17 |
|---|---|---|---|
| **Assets** | | | |
| **Current Assets** | | | |
| Cash and Cash Equivalents | 8,438 | 8,511 | 6,307 |
| Financial Investments | 294 | 408 | 526 |
| Accounts Receivable | 4,038 | 3,653 | 3,147 |
| Recoverable Taxes | 1,200 | 1,287 | 1,256 |
| Dividends/Interest on shareholders' equity receivable | 0 | 0 | 0 |
| Securities Receivable | 133 | 149 | 168 |
| Inventories | 5,139 | 5,000 | 4,919 |
| Biological Assets | 1,493 | 1,626 | 1,541 |
| Other Financial Assets | 113 | 79 | 200 |
| Other Receivables | 408 | 482 | 464 |
| Anticipated expenses | 113 | 167 | 152 |
| Restricted Cash | 169 | 451 | 215 |
| Non-Current Assets held to sale and discontinued operation | 43 | 39 | 42 |
| **Total Current Assets** | **21,582** | **21,851** | **18,938** |
| **Non-Current Assets** | | | |
| **Long-term assets** | **7,117** | **6,439** | **6,005** |
| Cash Investments | 564 | 522 | 457 |
| Accounts Receivable | 12 | 14 | 11 |
| Judicial Deposits | 728 | 749 | 740 |
| Biological Assets | 896 | 913 | 930 |
| Securities Receivable | 121 | 130 | 137 |
| Recoverable Taxes | 2,585 | 1,624 | 1,609 |
| Deferred Taxes | 1,722 | 1,927 | 1,547 |
| Restricted Cash | 397 | 440 | 443 |
| Other Receivables | 92 | 120 | 130 |
| **Permanent Assets** | **19,587** | **19,792** | **18,428** |
| Investments | 78 | 83 | 67 |
| Properly, Plant and Equipment | 12,322 | 12,511 | 11,767 |
| Intangible | 7,187 | 7,198 | 6,594 |
| **Total Non-Current Assets** | **26,703** | **26,230** | **24,433** |
| **Total Assets** | **48,286** | **48,082** | **43,371** |

Management's Report for the Third Quarter 2017 Results
33

# BALANCE SHEET

| Balance Sheet - R$ Million | 09.30.17 | 06.30.17 | 03.31.17 |
|---|---|---|---|
| **Liabilities and Equity** | | | |
| **Current Liabilities** | | | |
| Loans and Financing | 4,951 | 4,387 | 3,603 |
| Suppliers | 6,184 | 6,055 | 5,513 |
| Supply Chain Risk | 427 | 541 | 1,010 |
| Payroll and Mandatory Social Charges | 809 | 737 | 668 |
| Taxes Payable | 433 | 356 | 328 |
| Dividends/Interest on Shareholders' Equity | 2 | 2 | 3 |
| Management and Staff Profit Sharing | 34 | 7 | 2 |
| Other Financial Liabilities | 182 | 223 | 376 |
| Provisions | 632 | 323 | 286 |
| Employee Pension Plan | 77 | 77 | 77 |
| Other Liabilities | 500 | 755 | 466 |
| **Total Current Liabilities** | **14,230** | **13,465** | **12,333** |
| **Non-Current Liabilities** | | | |
| Loans and Financing | 18,266 | 19,593 | 16,411 |
| Suppliers | 211 | 215 | 152 |
| Taxes and Social Charges Payable | 218 | 14 | 15 |
| Provision for Tax, Civil and Labor Contingencies | 1,028 | 1,273 | 1,167 |
| Deferred Taxes | 352 | 341 | 417 |
| Employee Pension Plan | 313 | 302 | 264 |
| Other Liabilities | 1,128 | 1.139 | 688 |
| **Total Non-Current Liabilities** | **21,514** | **22,875** | **19,114** |
| **Total Liabilities** | **35,744** | **36,339** | **31,448** |
| **Shareholders' Equity** | | | |
| Capital Stock | 12,460 | 12,460 | 12,460 |
| Capital Reserves | 105 | 32 | 52 |
| Profit Reserves | 1,210 | 1,351 | 1,351 |
| Other Related Results | (1,316) | (1,310) | (1,317) |
| Retained Profits | (319) | (449) | (281) |
| Transfer Reserves and Tax Incentives | - | - | - |
| Treasury Shares | (71) | (722) | (722) |
| Non-Controling Shareholders | 472 | 380 | 381 |
| **Total Shareholders' Equity** | **12,542** | **11,742** | **11,923** |
| **Total Liabilities and Shareholders' Equity** | **48,286** | **48,082** | **43,371** |

Management's Report for the Third Quarter 2017 Results
34

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2017 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

1.            COMPANY’S OPERATIONS

BRF S.A. (“BRF”) and its subsidiaries (collectively the “Company”) is a multinational Brazilian Company, which owns a comprehensive and diverse portfolio of products and it is one of the world’s largest producers of foods. With a focus on raising, producing and slaughtering of poultry and pork for processing, production and sale of fresh meat, processed products, pasta, sauce, mayonnaise, frozen vegetables and soybean by-products, among which the following are highlighted:

•                Whole chickens and frozen cuts of chicken, turkey and pork;

•                Ham products, bologna, sausages, frankfurters and other smoked products;

•                Hamburgers, breaded meat products and meatballs;

•                Lasagnas, pizzas, cheese breads, pies and frozen vegetables;

•                Margarine, sauces and mayonnaise; and

•                Soy meal and refined soy flour, as well as animal feed.

BRF is a public company, listed on the New Market of Brazilian Securities, Commodities and Future Exchange (“BM&FBOVESPA”), under the ticker BRFS3, and listed on the New York Stock Exchange (“NYSE”), under the ticker BRFS. Its headquarters are located at 475, Rua Jorge Tzachel in the City of Itajaí, State of Santa Catarina.

Our portfolio strategy is focused on creating new, convenient, practical and healthy products for our consumers based on their needs. We seek to achieve that goal through strong innovation to provide us with increasing value-added items that will differentiate us from our competitors and strengthen our brands.

The Company's business model is by means of a vertical and integrated production system, which are distributed through an extensive distribution network, reaching the 5 continents, to meet the supermarkets, retail stores, wholesalers, restaurants and other institutional customers. In addition, our facilities are strategically located near to their raw material suppliers or its main consumption centers.

The Company has as main brands Sadia, Perdigão, Qualy, Chester®, Perdix, Paty and Banvit, that are highly recognized, especially in Brazil, Argentina and the Middle East.

During the first semester of 2017, the Company developed its new management structure model, which was approved by Board of Directors on June 29, 2017, with the effective date of July 01, 2017. The new model aims to improve and standardize processes, and is organized into 5 operational segments as follows: Brazil, Southern Cone (dismemberment from the "LATAM" segment and currently formed of the Argentina, Uruguay, Paraguay and Chile), International (grouping of the segments "Europe", "Africa" and "Asia" and inclusion of "Americas" from the dismemberment of "LATAM"), One Foods (previously denominated "MENA"), and Other Segments (note 5). The One Foods also began to incorporate the operations of Malaysia and some countries in the African continent and Eastern Europe. For more details see note 37.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2017 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

1.1.        Equity interest

Entity		Main activity	Country	Participation	Accounting method	09.30.17	12.31.16

BRF Energia S.A.		Commercialization of eletric energy	Brazil	Direct	Consolidated	100.00%	100.00%
BRF GmbH		Holding	Austria	Direct	Consolidated	100.00%	100.00%
BRF Foods LLC	(h)	Import and commercialization of products	Russia	Indirect	Consolidated	99.90%	90.00%
BRF France SARL		Marketing and logistics services	France	Indirect	Consolidated	100.00%	100.00%
BRF Global Company Nigeria Ltd.		Marketing and logistics services	Nigeria	Indirect	Consolidated	99.00%	99.00%
BRF Global Company South Africa Proprietary Ltd.		Import and commercialization of products	South Africa	Indirect	Consolidated	100.00%	100.00%
BRF Global Company Nigeria Ltd.		Marketing and logistics services	Nigeria	Indirect	Consolidated	1.00%	1.00%
BRF Global GmbH	(b)	Holding and trading	Austria	Indirect	Consolidated	100.00%	100.00%
BRF Foods LLC	(h)	Import and commercialization of products	Russia	Indirect	Consolidated	0.10%	-
Qualy 5201 B.V.	(b)	Import, commercialization of products and holding	The Netherlands	Indirect	Consolidated	100.00%	100.00%
Xamol Consultores Serviços Ltda.		Import and commercialization of products	Portugal	Indirect	Consolidated	100.00%	100.00%
BRF Japan KK		Marketing and logistics services	Japan	Indirect	Consolidated	100.00%	100.00%
BRF Korea LLC		Marketing and logistics services	Korea	Indirect	Consolidated	100.00%	100.00%
BRF Shanghai Management Consulting Co. Ltd.		Advisory and related services	China	Indirect	Consolidated	100.00%	100.00%
BRF Shanghai Trading Co. Ltd.		Commercialization and distribution of products	China	Indirect	Consolidated	100.00%	100.00%
BRF Singapore PTE Ltd.		Marketing and logistics services	Singapore	Indirect	Consolidated	100.00%	100.00%
BRF Germany GmbH		Import and commercialization of products	Germany	Indirect	Consolidated	100.00%	100.00%
BRF GmbH Turkiye Irtibat		Import and commercialization of products	Turkey	Indirect	Consolidated	100.00%	100.00%
BRF Holland B.V.		Import and commercialization of products	The Netherlands	Indirect	Consolidated	100.00%	100.00%
Campo Austral S.A.	(l)	Industrialization and commercialization of products	Argentina	Indirect	Consolidated	2.66%	2.63%
Eclipse Holding Cöoperatief U.A.		Holding	The Netherlands	Indirect	Consolidated	0.01%	0.01%
BRF B.V.		Industrialization, import and commercialization of products	The Netherlands	Indirect	Consolidated	100.00%	100.00%
ProudFood Lda	(i)	Import and commercialization of products	Angola	Indirect	Consolidated	10.00%	-
BRF Hungary LLC		Import and commercialization of products	Hungary	Indirect	Consolidated	100.00%	100.00%
BRF Iberia Alimentos SL		Import and commercialization of products	Spain	Indirect	Consolidated	100.00%	100.00%
BRF Invicta Ltd.	(k)	Import, commercialization and distribution of products	England	Indirect	Consolidated	69.16%	62.00%
Invicta Food Products Ltd.		Import and commercialization of products	England	Indirect	Consolidated	100.00%	100.00%
BRF Wrexham Ltd.		Industrialization, import and commercialization of products	England	Indirect	Consolidated	100.00%	100.00%
Invicta Food Group Ltd.	(b)	Import, commercialization and distribution of products	England	Indirect	Consolidated	100.00%	100.00%
Invicta Foods Ltd.		Import, commercialization and distribution of products	England	Indirect	Consolidated	100.00%	100.00%
Invicta Foodservice Ltd.		Import, commercialization and distribution of products	England	Indirect	Consolidated	100.00%	100.00%
Universal Meats (UK) Ltd.	(b)	Import, Industrialization, commercialization and distribution of products	England	Indirect	Consolidated	100.00%	100.00%
BRF Italia SPA		Import and commercialization of products	Italy	Indirect	Consolidated	67.00%	67.00%
Compañía Paraguaya Comercial S.A.		Import and commercialization of products	Paraguay	Indirect	Consolidated	99.00%	99.00%
Campo Austral S.A.	(l)	Industrialization and commercialization of products	Argentina	Indirect	Consolidated	50.48%	50.06%
Itega S.A.		Holding	Argentina	Indirect	Consolidated	96.00%	96.00%
Eclipse Holding Cöoperatief U.A.		Holding	The Netherlands	Indirect	Consolidated	99.99%	99.99%
Buenos Aires Fortune S.A.		Holding	Argentina	Indirect	Consolidated	5.00%	5.00%
Campo Austral S.A.	(l)	Industrialization and commercialization of products	Argentina	Indirect	Consolidated	8.44%	10.61%
Eclipse Latam Holdings		Holding	Spain	Indirect	Consolidated	100.00%	100.00%
Buenos Aires Fortune S.A.		Holding	Argentina	Indirect	Consolidated	95.00%	95.00%
Campo Austral S.A.	(l)	Industrialization and commercialization of products	Argentina	Indirect	Consolidated	6.53%	6.34%
Campo Austral S.A.	(l)	Industrialization and commercialization of products	Argentina	Indirect	Consolidated	31.89%	30.36%
Itega S.A.		Holding	Argentina	Indirect	Consolidated	4.00%	4.00%
Golden Foods Poultry Limited		Holding	Thailand	Indirect	Consolidated	48.52%	48.52%
Golden Poultry Siam Limited		Holding	Thailand	Indirect	Consolidated	51.84%	51.84%
Golden Poultry Siam Limited		Holding	Thailand	Indirect	Consolidated	48.16%	48.16%
BRF Thailand Limited		Import, Industrialization, commercialization and distribution of products	Thailand	Indirect	Consolidated	100.00%	100.00%
BRF Feed Thailand Limited		Import, Industrialization, commercialization and distribution of products	Thailand	Indirect	Consolidated	100.00%	100.00%
Golden Foods Sales (Europe) Limited		Holding and trading	England	Indirect	Consolidated	100.00%	100.00%
Golden Quality Foods Europe BV		Import, commercialization and distribution of products	The Netherlands	Indirect	Consolidated	100.00%	100.00%
Golden Quality Foods Netherlands BV		Import, commercialization and distribution of products	The Netherlands	Indirect	Consolidated	100.00%	100.00%
Golden Foods Siam Europe Limited	(b)	Import, commercialization and distribution of products	England	Indirect	Consolidated	100.00%	100.00%
Perdigão Europe Lda.		Import and export of products	Portugal	Indirect	Consolidated	100.00%	100.00%
Perdigão International Ltd.		Import and export of products	Cayman Island	Indirect	Consolidated	100.00%	100.00%
BFF International Ltd.		Financial fundraising	Cayman Island	Indirect	Consolidated	100.00%	100.00%
Highline International	(a)	Financial fundraising	Cayman Island	Indirect	Consolidated	100.00%	100.00%
ProudFood Lda	(i)	Import and commercialization of products	Angola	Indirect	Consolidated	90.00%	-
Sadia Chile S.A.		Import and commercialization of products	Chile	Indirect	Consolidated	40.00%	40.00%
Sadia Foods GmbH		Import and commercialization of products	Germany	Indirect	Consolidated	100.00%	100.00%
SATS BRF Food PTE Ltd.		Import, industrialization, commercialization and distribution of products	Singapore	Joint venture	Equity pick-up	49.00%	49.00%
BRF Global Namíbia		Import and commercialization of products	Namibia	Indirect	Consolidated	100.00%	100.00%
Wellax Food Logistics C.P.A.S.U. Lda.		Import and commercialization of products	Portugal	Indirect	Consolidated	100.00%	100.00%
BRF Luxembourg Sarl	(f)	Holding	Luxemburgo	Direct	Consolidated	100.00%	100.00%
BRF Austria GmbH	(f)	Holding	Austria	Indirect	Consolidated	100.00%	100.00%
One Foods Holdings Ltd	(d) (f)	Holding	United Arab Emirates	Indirect	Consolidated	100.00%	-
Al-Wafi Food Products Factory LLC	(e) (f)	Industrialization and commercialization of products	United Arab Emirates	Indirect	Consolidated	49.00%	-
Badi Ltd.	(e) (f)	Holding	United Arab Emirates	Indirect	Consolidated	100.00%	-
Al-Wafi Al-Takamol International for Foods Products	(e) (f)	Import and commercialization of products	Saudi Arabia	Indirect	Consolidated	75.00%	-
BRF Al Yasra Food K.S.C.C. ("BRF AFC")	(e) (f)	Import, commercialization and distribution of products	Kuwait	Indirect	Consolidated	49.00%	-
BRF Foods GmbH	(e) (f)	Industrialization, import and commercialization of products	Austria	Indirect	Consolidated	100.00%	-
Al Khan Foodstuff LLC ("AKF")	(c) (e)	Import, commercialization and distribution of products	Oman	Indirect	Consolidated	70.00%	-
FFM Further Processing Sdn. Bhd.	(e) (f)	Industrialization, import and commercialization of products	Malaysia	Indirect	Consolidated	70.00%	70.00%
SHB Comércio e Indústria de Alimentos S.A.	(e) (f)	Industrialization and commercialization of products	Brazil	Indirect	Consolidated	99.99%	-
TBQ Foods GmbH	(m) (n)	Commercialization of products	Austria	Indirect	Consolidated	60.00%	-
Banvit Bandirma Vitaminli	(n) (p)	Holding	Turkey	Indirect	Consolidated	91.71%	-
Banvit Enerji ve Elektrik Üretim Ltd. Sti.	(n)	Commercialization of eletric energy	Turkey	Indirect	Consolidated	100.00%	-
Banvit Foods SRL	(n)	Commercialization of eletric energy	Turkey	Indirect	Consolidated	0.01%	-
Nutrinvestments BV	(n)	Holding	The Netherlands	Indirect	Consolidated	100.00%	-
Banvit ME FZE	(n)	Marketing and logistics services	United Arab Emirates	Indirect	Consolidated	100.00%	-
Banvit Foods SRL	(n)	Industrialização de grãos e ração animal	Romania	Indirect	Consolidated	99.99%	-
BRF Malaysia Sdn Bhd	(j)	Marketing and logistics services	Malaysia	Indireta	Consolidated	100.00%	100.00%
Federal Foods LLC	(e) (f)	Import, commercialization and distribution of products	United Arab Emirates	Indirect	Consolidated	49.00%	-
Federal Foods Omã	(a) (e) (f)	Import, commercialization and distribution of products	Oman	Indirect	Consolidated	49.00%	49.00%
Federal Foods Qatar	(e) (f)	Import, commercialization and distribution of products	Qatar	Indirect	Consolidated	49.00%	49.00%
SHB Comércio e Indústria de Alimentos S.A.	(e) (f)	Industrialization and commercialization of products	Brazil	Indirect	Consolidated	0.01%	-
BRF Hong Kong LLC	(g)	Import, commercialization and distribution of products	Hong Kong	Indirect	Consolidated	100.00%	-

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2017 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

Establecimiento Levino Zaccardi y Cia. S.A.	(a)	Industrialization and commercialization of dairy products	Argentina	Direct	Consolidated	99.94%	99.94%
BRF Pet S.A.	(o)	Industrialization and commercialization of products	Brazil	Direct	Consolidated	100.00%	100.00%
PP-BIO Administração de bem próprio S.A.		Management of assets	Brazil	Affiliate	Equity pick-up	33.33%	33.33%
PSA Laboratório Veterinário Ltda.		Veterinary activities	Brazil	Direct	Consolidated	99.99%	99.99%
Sino dos Alpes Alimentos Ltda.	(a)	Industrialization and commercialization of products	Brazil	Indirect	Consolidated	99.99%	99.99%
PR-SAD Administração de bem próprio S.A.		Management of assets	Brazil	Affiliate	Equity pick-up	33.33%	33.33%
Quickfood S.A.		Industrialization and commercialization of products	Argentina	Direct	Consolidated	91.21%	91.21%
Sadia Alimentos S.A.		Holding	Argentina	Direct	Consolidated	43.10%	43.10%
Avex S.A.		Industrialization and commercialization of products	Argentina	Indirect	Consolidated	33.98%	33.98%
Sadia International Ltd.		Import and commercialization of products	Cayman Island	Direct	Consolidated	100.00%	100.00%
Sadia Chile S.A.		Import and commercialization of products	Chile	Indirect	Consolidated	60.00%	60.00%
Sadia Uruguay S.A.		Import and commercialization of products	Uruguay	Indirect	Consolidated	5.10%	5.10%
Avex S.A.		Industrialization and commercialization of products	Argentina	Indirect	Consolidated	66.02%	66.02%
Compañía Paraguaya Comercial S.A.		Import and commercialization of products	Paraguay	Indirect	Consolidated	1.00%	1.00%
Sadia Alimentos S.A.		Holding	Argentina	Indirect	Consolidated	56.90%	56.90%
Sadia Overseas Ltd.		Financial fundraising	Cayman Island	Direct	Consolidated	100.00%	100.00%
Sadia Uruguay S.A.		Import and commercialization of products	Uruguay	Direct	Consolidated	94.90%	94.90%
UP Alimentos Ltda.		Industrialization and commercialization of products	Brazil	Affiliate	Equity pick-up	50.00%	50.00%
Vip S.A. Empreendimentos e Participações Imobiliárias		Commercialization of owned real state	Brazil	Direct	Consolidated	100.00%	100.00%
Establecimiento Levino Zaccardi y Cia. S.A.	(a)	Industrialization and commercialization of dairy products	Argentina	Indirect	Consolidated	0.06%	0.06%
PSA Laboratório Veterinário Ltda.		Veterinary activities	Brazil	Indirect	Consolidated	0.01%	0.01%
Sino dos Alpes Alimentos Ltda.	(a)	Industrialization and commercialization of products	Brazil	Indirect	Consolidated	0.01%	0.01%

(a)       Dormant subsidiaries.

(b)       The wholly-owned subsidiary BRF Global GmbH, operates as a trading in the European market and owns 101 direct subsidiaries in Madeira Island, Portugal, with an investment as of September 30, 2017 of R$5,846 (R$3,301 as of December 31, 2016) and a direct subsidiary in Den Bosch, The Netherlands, denominated Qualy 20 with an investment as of September 30, 2017 of R$7,117 (R$6,638 as of December 31, 2016). The wholly-owned subsidiary Qualy 5201 B.V. owns 212 subsidiaries in The Netherlands being the amount of this investment as of September 30, 2017 of R$27,311 (R$18,234 as of December 31, 2016). The indirect subsidiary Invicta Food Group Ltd. owns 120 direct subsidiaries in Ashford, England, with an investment of R$128,616 as of September 30 2017 (R$112,471 as of December 31, 2016). The indirect subsidiary Universal Meats (UK) Ltd owns 99 direct subsidiaries in Ashford, England with an investment of R$44,417 as of September 30, 2017 (R$37,486 as of December 31, 2016). The indirect subsidiary Golden Foods Siam Europe Ltd owns 32 subsidiaries in Ashford, England with an investment of R$156 as of September 30, 2017 (R$114,068 as of December 31, 2016). The purpose of these two subsidiaries is to operate in the European market to increase the Company’s market share, which is regulated by a system of poultry and turkey meat import quotas.

(c)       On January 02, 2017, disposal of subsidiary to BRF Foods GmbH.

(d)       On January 11, 2017, establishment of equity interest.

(e)       On January 12, 2017, acquisition of equity interest by One Foods Holdings Ltd. On December 31, 2016, such equity interests were held by wholly-owned subsidiary BRF GmbH.

(f)        On January 13, 2017, capital increases in chain, with investment in SHB. On December 31, 2016, SHB’s equity interest was held by BRF S.A. (99.00%) and by wholly-owned subsidiary PSA Laboratório Veterinário Ltda. (1,00%).

(g)       On January 13, 2017, establishment of equity interest.

(h)       On February 28, 2017, acquisition of equity interest by BRF GmbH and BRF Global GmbH. On December 31, 2016, such equity interest was held by wholly-owned subsidiary Sadia Foods GmbH.

(i)        On March 31, 2017, establishment of equity interest, 90% held by the subsidiary BRF GmbH and 10% held by the subsidiary BRF Holland B.V., both wholly-owned subsidiary.

(j)        On April 04, 2017, disposal of 100% of equity interest to One Foods Holdings Ltd.

(k)       On April 18, 2017, acquisition of 7.16% of equity interest.

(l)        On April 27, 2017, change in equity interest of the subsidiaries of Campo Austral, as a result of the conclusion of the merger process started a November 01, 2016.

(m)      On March 08, 2017, establishment of the subsidiaries TBQ Foods GmbH.

(n)       On May 25, 2017, subsidiary TBQ Foods GmbH acquired 79.48% of the shares issued by Banvit Bandirma Vitaminli Yem Sanayii A.S..

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2017 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

(o)       On June 21, 2017, change name and corporate purpose of K&S Alimentos S.A. to BRF Pet S.A..

(p)       On August 11, 2017, concluded the acquisition of part of the shares issued by Banvit Bandirma Vitaminli Yem Sanayii A.S., and thus holds 91.71% of the equity interest.

1.2.        Transactions with related parties - One Foods Holdings Ltd. (“One Foods”)

On January 11, 2017, BRF established a new wholly-owned subsidiary, One Foods, based in Dubai, which will focus on predominantly Muslim markets.

The constitution of this subsidiary involved a restructuring that included: i) sale and purchase agreement on which One Foods acquired from BRF GmbH, BRF wholly-owned subsidiary, certain equity interest in entities that serve the Halal Business (for further details refer to note 1.1); and ii) contribution of the equity interest in SHB Indústria e Comércio de Alimentos (“SHB”) to One Foods. SHB holds grain storage facilities, feed mills, outgrowers (outsourced farmers) agreements, hatcheries and 8 slaughtering and processing plants in Brazil.

In addition BRF entered into transactions with One Foods for the licensing of certain brands, operational and corporate activities cost sharing, which are detailed in note 29.

1.3.        Weak Flesh Operation (“Operation”)

The Brazilian authorities are investigating Brazil’s meat processing industry in the so-called “Weak Flesh Operation,” which became public on March 17, 2017. The investigation involves a number of companies in the industry in Brazil.

On March 17, 2017, BRF learned of a decision issued by a federal judge of the 14th Federal Court of Curitiba - Paraná, authorizing the search and seizure of information and documents, and the detention of certain individuals in the context of this Weak Flesh Operation. Two BRF employees were detained (both currently has been released) and three were identified for questioning (of which two were questioned, including José Roberto P. Rodrigues, then Vice President – Corporate Integrity of BRF).

In addition to the above, the Mineiros plant was temporarily suspended by the Ministry of Agriculture, Livestock and Food Supply (“MAPA”) on March 17, 2017, so that MAPA could conduct an additional audit on its production process of such plant. After conducting an audit, the MAPA authorized the Mineiros plant to resume operations as of April 8, 2017. The Mineiros plant reopened on April 10, 2017 and resumed its operations on April 11, 2017.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2017 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

On April 15, 2017, the Brazilian Federal Police issued a report on the investigation and recommended charges against three BRF employees. On April 20, 2017, based on the Brazilian Federal Police investigation, Brazilian federal prosecutors filed charges against two BRF employees (one BRF regional manufacturing officer and one BRF corporate affairs manager). On April 24, 2017, the federal judge of the 14th Federal Court of Curitiba - Paraná, accepted the charges filed.

Based on the charges filed against such two employees, the main allegations at this stage involve alleged misconduct relating to improper offers and/or promises to government inspectors.

BRF informed certain regulators and governmental entities, including the U.S. Securities and Exchange Commission and U.S. Department of Justice in relation to this matter.

BRF's Statutory Audit Committee has initiated an investigation with respect to the allegations involving BRF employees in the Weak Flesh Operation and it involved outside counsel. The investigation is underway.

As a result of this transaction, the Company recorded losses in the amount of R$157,502 in the other operating expenses (note 32), such as media and communication expenses, law officer, freight, storage, provision for losses in inventories, among other.

1.4.        Tax Amnesty Program

In September 2017, the Company joined to the Tax Amnesty Program, which was established through Provisional Measures No. 783 of May 31, 2017 and No. 798 of August 31, 2017, regulated by the Normative Instruction issued by Brazilian Federal Revenue Office ("RFB") No. 1,711 of June 16, 2017 and No. 1,733 of August 31, 2017 and by the Ordinance issued by  the National Treasury Attorney's Office No. 690 of June 29, 1976 ("Provisional Measures").

It was included in the Tax Amnesty Program the debts of PIS, COFINS and CSLL entered in the executable federal tax debts as a result of the refusal by the RFB of compensation claims with IPI premium credits.

The nominal value of these debts was R$454,608, of which R$117,827 were already recorded as part of the Contingent Liabilities. Of the total liabilities, 20% will be paid in monthly installments until December 2017, and the remaining balance will be paid in 145 monthly installments, with the reductions set out in the respective Provisional Measures.

Due to the resignation of the litigation of the debts mentioned above, the Company dissociated the active process of recovery of the IPI premium credit of the passive process and recognized, therefore, a recoverable tax in the amount of R$640,604.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2017 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

It is estimated that such credits will be realized in the long term, as the enforcement action is terminated and the credits cleared for compensation and/or issue of special judicial orders.

Considering the net effect of the debts entered in Tax Amnesty Program, including reductions by the program, the provisions already recorded, the recognized tax assets of the active processes, attorney's fees and taxation of revenue, the Company recorded a gain of R$136,726 in other operating income and R$288,802 in financial income.

In addition, the Company joined Tax Amnesty Program for other debts discussed within the scope of the RFB, in the form of settlement of the balance by offsetting tax loss carryforwards and negative basis. The effect recorded was a loss of R$4,796 in other operating expenses and R$9,212 in the financial expenses.

The net effect of the Tax Amnesty Program recorded was a gain of R$131,930 in other operating income (note 32) and R$279,590 in financial income (note 33).

1.5.        Seasonality

In Brazil and Southern Cone operating segments, in months of November and December of each year, the Company is impacted by seasonality due Christmas and New Years Celebrations, being the best-selling products in this period: turkey, Chester®, ham and pork loins.

In One Foods operating segment, seasonality is due to Ramadan, which is the holy month of the Muslim Calendar. The start of Ramadan depends on the beginning of the moon cycle and therefore can vary each year, whose concentration occurs between the months of May and July.

2.            MANAGEMENT’S STATEMENT AND BASIS OF PREPARATION AND PRESENTATION OF FINANCIAL STATEMENTS

The Company’s individual and consolidated financial statements are prepared in accordance with the International Financial Reporting Standards (“IFRS”) issued by the International Accounting Standards Board (“IASB”) and interpretations issued by the International Financial Reporting Interpretations Committee (“IFRIC”), introduced in Brazil through Brazilian Accounting Pronouncements Committee (“CPC”) and its technical interpretations  (“ICPC”) and guidelines (“OCPC”), approved by the Brazilian Securities Exchange Commission (“CVM”) and applicable to the preparation of quarterly financial information.

The Company’s individual and consolidated financial statements are expressed in thousands of Brazilian Reais (“R$”), as well as the amounts of other currencies disclosed in the financial statements, when applicable, were also expressed in thousands, unless otherwise stated.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2017 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

The preparation of the Company’s financial statements requires Management to make judgments, use estimates and adopt assumptions that affect the reported amounts of revenues, expenses, assets and liabilities, as well as the disclosures of contingent liabilities, as of the reporting date. However, the uncertainty inherent to these judgments, assumptions and estimates could result in material adjustments to the carrying amount of the affected assets and liabilities in future periods.

The Company reviews its judgments, estimates and assumptions on a quarterly basis as disclosed of financial statements for the year ended December 31, 2016 (note 3.29).

The individual and consolidated financial statements were prepared on the historical cost basis except for the following items which are measured at fair value:

(i.)          derivative and non-derivative financial instruments measured at fair value;

(ii.)         available for sale financial assets at fair value;

(iii.)        marketable securities classified as cash and cash equivalents measured at fair value;

(iv.)        share-based payments and employee benefits at fair value, and

(v.)         biological assets at fair value.

The Company’s Management notes that the individual and consolidated financial statements were prepared considering the continuing capacity of this operating activities, demonstrated through several acquisitions and maintenance of its operations in the operating segments in which it operates.

In addition, disclosed all relevant information in its explanatory notes, in order to clarify and complement an accounting basis used in the preparation of its financial statements.

3.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The quarterly financial information have been prepared according to CVM Deliberation Nº 673/11, that approved CPC 21 (R1), which is consistent with IAS 34, which establishes the minimum content of interim financial statement and the principles for measurement and recognition of a full or condensed set of financial statements for an interim period.

The interim financial statements, in this case denominated as quarterly financial information, aim to provide updated information based on the last annual financial statements disclosed. Therefore, the quarterly financial information focus on new activities, events and circumstances and do not duplicate the information previously disclosed, except in the case where Management judged that the maintenance of the information was relevant.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2017 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

The current quarterly financial information was consistently prepared based on the accounting policies and estimates calculation methodology adopted in the preparation of the annual financial statements for the year ended December 31, 2016 (note 3).

There were no changes on such policies and estimates calculation methodology. As allowed by CVM Deliberation Nº 673/11, Management decided not to disclose again the details of the accounting policies adopted by the Company. Hence, the quarterly financial information should be read in conjunction with the annual financial statements for the year ended December 31, 2016, in order to allow the users of this financial information to further understand the Company’s capacity of profit and future cash flows generation as well as its financial conditions and liquidity.

The exchange rates in Brazilian Reais that are effective at the balance sheet dates are as follows:

Exchange rate at the balance sheet date	09.30.17	12.31.16
Bath (THB)	0.0952	0.0911
Kwait Dinar (KWD)	10.4970	10.6751
Dirham (AED)	0.8627	0.8875
Singapore Dollar (SGD)	2.3340	2.2572
U.S. Dollar (US$ or USD)	3.1680	3.2591
Euro (€ or EUR)	3.7430	3.4384
Forint Hungary (HUF)	0.0120	0.0111
Yen (JPY)	0.0281	0.0279
Pound Sterling (£ or GBP)	4.2458	4.0364
Turkish Lira (TRY)	0.8903	0.9258
Argentine Peso ($ or ARS)	0.1826	0.2056
Chilean Peso (CLP)	0.0050	0.0049
Uruguayan Peso (UYU)	0.1086	0.1122
Rande Africa (ZAR)	0.2345	0.2379
Renminbi Yuan China (CNY)	0.4762	0.4695
Saudi Riyal (SAR)	0.8448	0.8689
Qatar Riyal (QAR)	0.8539	0.8951
Omani Riyal (OMR)	8.2371	8.4718
Ringgit Malaysia (MYR)	0.7509	0.7267
Ruble Russia (RUB)	0.0550	0.0534
Won South Korea (KRW)	0.0028	0.0027

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2017 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

Average rates	09.30.17	06.30.16
Bath (THB)	0.0927	0.1008
Kwait Dinar (KWD)	10.4572	11.7923
Dirham (AED)	0.8641	0.9682
Singapore Dollar (SGD)	2.2843	2.5902
U.S. Dollar (US$ or USD)	3.1735	3.5557
Euro (€ or EUR)	3.5346	3.9661
Forint Hungary (HUF)	0.0115	0.0127
Yen (JPY)	0.0284	0.0327
Pound Sterling (£ or GBP)	4.0494	4.9652
Turkish Lira (TRY)	0.8833	1.2119
Argentine Peso ($ or ARS)	0.1961	0.2453
Chilean Peso (CLP)	0.0049	0.0052
Uruguayan Peso (UYU)	0.1115	0.1158
Rande Africa (ZAR)	0.2405	0.2374
Renminbi Yuan China (CNY)	0.4665	0.5408
Saudi Riyal (SAR)	0.8463	0.9482
Qatar Riyal (QAR)	0.8688	0.9766
Omani Riyal (OMR)	8.2495	9.2425
Ringgit Malaysia (MYR)	0.7307	0.8705
Ruble Russia (RUB)	0.0545	0.0520
Won South Korea (KRW)	0.0028	0.0031

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2017 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

4.            FINANCIAL INSTRUMENTS AND RISK MANAGEMENT

4.1.        Overview

In the normal course of its business, the Company is exposed to credit, liquidity and market risks, which are actively managed in conformity to the Financial Risk and Strategic Documents Management Policy (“Risk Policy”) and internal guidelines subject to such policy. The policy and guidelines, as well as the monitoring process, evaluation and approval processes of risk management were disclosed in detail in the financial statements for the year ended December 31, 2016 (note 4) and there were no changes in the nine-month period ended September 30, 2017.

a.            Credit risk management

The Company is subject to the credit risk related to trade accounts receivable, financial investments and derivative contracts.

Credit risk associated with trade accounts receivable is actively managed through the use of specific systems. Furthermore, it should be noted the diversification of the customer portfolio and the concession of credit to customers with good financial and operational conditions. The Company does not usually require collateral for sales to customer, and has a contracted credit insurance policy for specific markets.

Credit risk associated with financial investments and derivative contracts is limited to the counterparties listed below and is managed according to rating and concentration of the company’s portfolio.

On June 30, 2017, the Company had financial investments over R$100,000 at the following financial institutions: Banco Bradesco, Banco do Brasil, Banco Itaú, Banco Safra, Banco Santander, Caixa Econômica Federal, Citibank, Deutsche Bank, HSBC e J.P. Morgan Chase Bank.

The Company also held derivative contracts with the following financial institutions: Banco BNP, Banco Bradesco, Banco do Brasil, Banco Itaú, Banco Santander, Banco Votorantim, Citibank, Deutsche Bank, Merrill Lynch, Morgan Stanley e Rabobank.

b.            Liquidity risk management

Liquidity risk management aims to reduce the impacts caused by events which may affect the Company’s cash flow. Thus, the Company utilizes the following metrics:

•         Cash Flow at Risk (“CFaR”), which aims to statistically estimates the cash flows for the next twelve months and the Company’s liquidity exposure. The Company determined that the minimum cash available should be equivalent mainly to the average monthly billing and EBITDA for the last twelve-month period; and

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2017 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

•         Value at Risk ("VaR") is used for derivative transactions that require payments of periodic adjustments. Currently, the Company holds only BM&F Bovespa operations with daily adjustments and in order to monitor them, such methodology is utilized, which statistically measures potential maximum adjustments to be paid at intervals of 1 to 21-days.

The Company maintains its leverage levels in order to avoid any impact to its ability to settle commitments and obligations. As a guideline, the majority of the debt should be in long term. On September 30, 2017, the long term debt portion accounted for 78.7% (82.9% as of December 31, 2016) of the total outstanding debt with an average term greater than 3 years (note 19.1).

The table below summarizes the commitments and contractual obligations that may impact the Company’s liquidity:

	Parent company
	09.30.17
	Book value	Cash flow contracted	Up to 3 months	2018	2019	2020	2021	2022 onwards
Non derivative financial liabilities
Loans and financing	11,590,829	13,134,677	446,950	4,210,604	6,546,644	691,588	95,136	1,143,755
BRF bonds	4,291,663	5,119,903	62,746	656,283	136,908	136,908	136,908	3,990,150
Trade accounts payable	4,514,078	4,514,078	4,514,078	-	-	-	-	-
Supply chain finance	413,808	413,808	413,808	-	-	-	-	-
Financial lease	255,321	368,316	51,931	58,530	51,891	38,327	28,372	139,265
Operational lease	-	690,764	189,328	243,697	82,198	38,418	27,808	109,315

Derivative financial liabilities
Financial instruments designated as cash flow hedge
Interest rate and exchange rate derivatives	140,010	141,629	(4,769)	146,398	-	-	-	-
Currency derivatives (NDF)	1,960	3,470	3,470	-	-	-	-	-
Currency derivatives (options)	2,973	-	-	-	-	-	-	-
Commodities derivatives (NDF)	1,647	4,096	4,096	-	-	-	-	-
Commodities derivatives (Future)	1	1	1	-	-	-	-	-
Financial instruments not designated as cash flow hedge
Currency derivatives (NDF)	18,744	18,500	18,500	-	-	-	-	-
Interest rate and exchange rate derivatives	5,421	14,335	-	10,629	3,706	-	-	-
Currency derivatives (options)	32	-	-	-	-	-	-	-

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2017 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

	Consolidated
	09.30.17
	Book value	Cash flow contracted	Up to 3 months	2018	2019	2020	2021	2022 onwards
Non derivative financial liabilities
Loans and financing	14,616,409	16,998,720	1,078,956	5,627,927	6,776,929	1,668,331	104,996	1,741,581
BRF bonds	4,291,663	5,119,903	62,746	656,283	136,908	136,908	136,908	3,990,150
BFF bonds	274,693	330,158	-	20,264	20,264	289,630	-	-
BRF GMBH bonds	1,542,469	2,258,544	-	70,605	70,605	70,605	70,605	1,976,124
Quickfood bonds	104,319	158,779	18,028	40,680	29,977	41,824	15,239	13,031
SHB bonds	2,387,197	3,244,172	57,823	115,646	115,646	115,646	115,646	2,723,765
Trade accounts payable	6,183,589	6,183,589	6,183,589	-	-	-	-	-
Supply chain finance	426,775	426,775	426,775	-	-	-	-	-
Financial lease	262,434	380,409	53,955	67,851	52,624	38,342	28,372	139,265
Operational lease	-	853,254	287,420	275,744	90,827	45,097	33,295	120,871

Derivative financial liabilities
Financial instruments designated as cash flow hedge
Interest rate and exchange rate derivatives	150,764	154,181	(4,769)	158,684	266	-	-	-
Currency derivatives (NDF)	1,960	3,470	3,470	-	-	-	-	-
Currency derivatives (options)	2,973	-	-	-	-	-	-	-
Commodities derivatives (NDF)	1,647	4,096	4,096	-	-	-	-	-
Commodities derivatives (Future)	1	1	1	-	-	-	-	-
Financial instruments not designated as cash flow hedge
Currency derivatives (NDF)	18,744	18,500	18,500	-	-	-	-	-
Interest rate and exchange rate derivatives	5,429	14,335	-	10,629	3,706	-	-	-
Commodities derivatives (Future)	32	-	-	-	-	-	-	-

c.            Interest rate risk management

Interest rates risk is the one the Company incurs in economic losses resulting from changes in these rates, which could affect its assets and liabilities.

The Company’s Risk Policy does not restrict exposure to different interest rates, neither establishes limits for fixed or floating rates. However, the Company continually monitors the market interest rates, in order to evaluate any need to enter into hedging transaction to protect from the exposure to fluctuation of such rates and manage the mismatch between its financial investments and debts. In these transactions the Company enters into contracts that exchange floating rate for fixed rate or vice-versa. Such transactions were designated by the Company as cash flow hedge.

The Company’s indebtedness is essentially tied to the London Interbank Offered rate ("LIBOR"), fixed coupon (“R$ and USD”), Long Term Interest Rate ("TJLP") and Monetary Unit of the Bank National Economic and Social Development ("UMBNDES") rates. In case of adverse changes in the market that result in LIBOR, TJLP and UMBNDES hikes, the cost of the floating indebtedness rises and on the other hand, the cost of the fixed indebtedness decreases in relative terms.

With regards to the Company's marketable securities, the main index is the Interbank Deposit Certificate ("CDI") for investments in Brazil and fixed coupon (“USD”) for investments in the International market.

d.            Foreign exchange risk management

Foreign exchange risk is the one related to variations of foreign exchange rates that may cause the Company to incur unexpected losses, leading to a reduction of assets or an increase in liabilities.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2017 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

The Risk Policy is intended to protect the Company's results from these variations, in order to:

•         Protect operating revenues and costs that are related to transactions arising from commercial activities, such as estimated exports and purchases of raw materials, utilizing hedging instruments, that is, to protect its future cash flow denominated in foreign currency; and

•         Manage assets and liabilities denominated in foreign currencies in order to protect the balance sheet of the Company, through the use of over-the-counter and futures transactions.

The Company’s consolidated financial statements are mainly impacted by the following currencies: Argentine Peso, Baht, Yen, Dirham, Euro, Kwait Dinar, Pound Sterling, Riyal Saudi Arabia, Riyal Qatar, Turkish Lira and U.S. Dollar.

Assets and liabilities denominated in foreign currency are as follows summarized in U.S. Dollar:

	Consolidated
	09.30.17	12.31.16

Cash and cash equivalents	579,671	8,500
Trade accounts receivable	278,305	464,040
Trade accounts payable	423,153	(217,029)
Loans and financing	(2,511,132)	(1,664,644)
Hedge	841,519	1,067,059
Investments, net	548,186	135,556
Other assets and liabilities, net	(18,363)	22,944

Exposure in result	141,339	(183,574)

The Company’s foreign subsidiaries have amounts denominated in Reais registered as trade accounts payable, which reduces the exposure to liabilities in foreign currencies registered in Brazil. On September 30, 2017, this effect overcame the amount of trade accounts payable in foreign currencies registered in Brazil, generating an inversion of the Trade Accounts Payable exposure when compared to December 31, 2016. In other situations, this dynamic may also occur for cash and cash equivalents.

The investments, net line item is comprised of natural hedges derived from assets and liabilities of foreign subsidiaries with the Brazilian Reais as functional currency. The US$548,187 exposure may be composed into US$1,385,576 assets and US$837,389 liabilities.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2017 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

The Company has a foreign exchange exposure that impacts shareholders’ equity of US$1,850,422 (equivalent to R$5,862,137) on September 30, 2017 (US$1,334,149 on December 31, 2016 equivalent to R$4,348,125). This exposure does not contemplate the effects of the financial instruments designated as hedge accounting presented in the note 4.2.1, which present a temporary effect on shareholders’ equity.

e.            Commodity price risk management

In the normal course of its operations, the Company purchases commodities, mainly corn, soymeal, oil and live hog, which are some of the individual components of production cost.

Corn, soymeal and oil prices are subject to volatility resulting from weather conditions, crop yield, transportation and storage costs, government’s agricultural policy, foreign exchange rates and the prices of these commodities on the international market, among others factors. The prices of hog acquired from third parties are subject to market conditions and are influenced by internal availability and levels of demand in the international market, among other aspects.

The Risk Policy establishes limits for hedging the corn and soymeal purchase flow, aiming to reduce the impact resulting from a price increase of these raw materials, and may utilize derivative instruments or inventory management for this purpose. Currently, the management of inventory levels is used as a hedging instrument.

f.             Capital management

The Company’s definition of the adequate capital structure is essentially associated with (i) cash strength as a tolerance factor to liquidity volatility, (ii) financial leverage and (iii) maximization of the opportunity cost of capital.

The cash and liquidity strategy takes into consideration the historical scenarios of volatility of results as well as simulations of sectorial and systemic crises and is based on permitting the resilience in scenarios of restricted access to capital.

Financial leverage aims the balance between the different sources of funding and their conditions of allocation in order to maximize the opportunity cost to BRF in its business expansion initiatives. Moreover, the objective of maintaining the investment grade disciplines the weighting of using own and third party capital.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2017 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

The Company monitors debt levels and net debt, which are shown below:

	Consolidated
	09.30.17			12.31.16
	Current	Non-current	Total	Total
Foreign currency debt	(2,085,888)	(11,376,016)	(13,461,904)	(10,318,725)
Local currency debt	(2,865,271)	(6,889,575)	(9,754,846)	(8,643,655)
Other financial liabilities	(181,550)	-	(181,550)	(529,571)
Gross debt	(5,132,709)	(18,265,591)	(23,398,300)	(19,491,951)

Marketable securities and cash and cash equivalents	8,732,426	564,163	9,296,589	7,506,932
Other financial assets	113,098	-	113,098	198,015
Restricted cash	169,435	396,656	566,091	645,808
Net debt	3,882,250	(17,304,772)	(13,422,522)	(11,141,196)

4.2.        Derivative and non-derivative financial instruments designated as hedge accounting

As established by CVM Deliberation Nº 604/09, the Company applies hedge accounting to its derivative instruments classified as cash flow hedge of highly probable forecasted transactions and fair value hedge of firm commitments, in accordance with the Risk Policy. The cash flow hedge consists of hedging the exposure to variations of the cash flows attributable to a particular risk associated with a recognized asset or liability or a highly probable forecasted transaction that could affect profit and loss. The fair value hedge of a firm commitment is a protection against fluctuations of a specific type of risk associated to a firm agreement to exchange a determined quantity for a determined price in a specific date, or in specific future determined dates.

The Risk Policy has also the purpose of determining parameters for using financial instruments, including derivatives, which are designated as protection to operating and financial assets and liabilities, which are exposed to the variations of foreign exchange rates, the fluctuation of interest rates and changes to commodity prices. The Risk Management Committee is responsible for ensuring compliance to the requirements established by the Company’s Risk Policy, supported by the Risk Management area.

The Company within its hedge accounting strategy utilizes the following financial instruments:

•         Currency non-deliverable forwards – NDF;

•         Interest rate and currency swap;

•         Options;

•         Fixed exchange rate;

•         Export prepayments – PPEs;

•         Senior unsecured notes – Bonds;

•         Commodities non-deliverable forwards – NDF; and

•         Commodities future contracts – B3 (“Brasil Bolsa Balcão”).

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2017 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

4.2.1 Breakdown of the balances of derivative financial instruments and exchange fixed rate

The positions of outstanding derivative financial instruments and exchange fixed rate are as follows:

Parent company and Consolidated
09.30.17					12.31.16
Instrument	Hedge object	Reference currency (notional)	Reference value (notional)	Fair value (1)	Reference value (notional)	Fair value (1)
Financial instruments designated as hedge accounting
NDF - U.S. Dollar sale	Currency	US$	60,000	1,368	106,935	6,556
NDF - Euro sale	Currency	EUR	10,000	512	145,000	56,852
NDF - Pound Sterling sale	Currency	GBP	30,000	(873)	34,000	11,142
Currency swap - U.S. Dollar	Currency	BRL	250,000	(135,640)	250,000	(150,803)
Interest rate swap - U.S. Dollar	Interest	US$	200,000	(4,370)	200,000	(11,337)
Options - U.S. Dollar	Currency	US$	392,176	32,590	1,322,000	66,791
Options - Euro	Currency	EUR	-	-	80,000	16,886
NDF - Commodities purchase	Commodities	Ton/US$	-	-	85,000	(880)
NDF - Commodities sale	Commodities	Ton/US$	507,005	2,759	308,592	1,837
Future - BM&FBOVESPA	Commodities	Ton/US$	459	(1)	31,995	(27)
Total in Parent company				(103,655)		(2,983)
Interest rate swap - U.S. Dollar	Interest	US$	200,000	(10,754)	200,000	(22,025)
Fixed exchange rate - U.S. Dollar	Currency	US$	-	-	770	(60)
Fixed exchange rate - Euro	Currency	EUR	-	-	6,566	(225)
Fixed exchange rate - Pound Sterling	Currency	GBP	-	-	6,578	19
Total Consolidated				(114,409)		(25,274)

Financial instruments not designated as hedge accounting
NDF - Purchase of U.S. Dollar	Currency	US$	800,000	(18,744)	680,000	(82,481)
Currency swap - U.S. Dollar	Currency	US$	50,000	(5,421)	221,977	(200,799)
Currency swap - Euro	Currency	EUR	-	-	13,750	(17,742)
Interest rate - R$	Interest	BRL	548,960	22,712	50,000	438
Stock swap	Stock	BRL	510,091	34,850	-	-
Options - U.S. Dollar - Put	Currency	US$	5,981	834	-	-
Future - BM&FBOVESPA	Currency	US$	2,500	42	150,000	(5,230)
Total in Parent company				34,273		(305,814)
NDF - Purchase of Euro	Currency	EUR	545,000	11,684	300,000	(479)
Fixed exchange rate - US$	Currency	US$	-	-	790	11
Total Consolidated				45,957		(306,282)

Total in Parent company				(69,382)		(308,797)
Total Consolidated				(68,452)		(331,556)

(1)     The market value determination method used by the Company consists of calculating the future value based on the contracted conditions and determining the present value based on market curves, obtained from the database of Bloomberg and Reuters, Banco Central do Brasil and B3.

a.            Non-deliverable forwards – NDF

  i.    Currency non-deliverable forwards - NDF

The position of the currency non-deliverable forward – NDF, by maturity, as well as the weighted average exchange rates and the fair value, are presented as follows:

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2017 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

Parent company and Consolidated
09.30.17
PUT	R$ x US$			R$ x EUR			R$ x GBP
Maturities	Notional (US$)	Average rate	Fair value	Notional (EUR)	Average rate	Fair value	Notional (GBP)	Average rate	Fair value
Financial instruments designated as cash flow hedge
October 2017	40,000	3.1565	(662)	10,000	3.8045	512	20,000	4.2000	(1,133)
November 2017	-	-	-	-	-	-	10,000	4.3000	260
February 2018	20,000	3.3213	2,030	-	-	-	-	-	-
	60,000	3.2115	1,368	10,000	3.8045	512	30,000	4.2333	(873)

Parent company and Consolidated
CALL	US$ x R$			US$ x EUR
Maturities	Notional (US$)	Average rate	Fair value	Notional (EUR)	Average rate	Fair value
Financial instruments not designated as cash flow hedge
December 2017	800,000	3.2230	(18,744)	545,000	1.1789	11,684
	800,000	3.2230	(18,744)	545,000	1.1789	11,684

ii.    Commodities non-deliverable forwards – NDF

The position of the commodities non-deliverable forwards – NFD, by maturity, as well as weighted average exchange rates and the fair value, are presented as follows:

Parent company and Consolidated
09.30.17
PUT - Corn	Quantity	Average rate	Fair
Maturities	Ton	US$/Ton	value
Designated as hedge accounting
November 2017	209,855	139.42	(289)
February 2017	136,383	149.10	1,868
June 2017	106,170	150.66	(141)
	452,408	144.98	1,438

PUT - Soymeal	Quantity	Average rate	Fair
Maturities	Ton	US$/Ton	value
Designated as hedge accounting
October 2017	28,400	359.75	358
December 2017	9,389	362.09	76
June 2017	16,808	379.60	887
	54,597	366.26	1,321

b.            Interest rate and currency swap

The position of interest rate and currency swap is presented as follows:

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2017 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

				Parent company		Consolidated
09.30.17
Instrument	Maturity	Assets (Hedged object)	Liabilities (Protected risk)	Notional	Fair value	Notional	Fair value
Financial instruments designated as cash flow hedge

Interest rate	01.22.18	LIBOR 6M + 2.82% p.a.	5.86% p.a.	100,000	(382)	100,000	(382)
Interest rate	06.18.18	LIBOR 3M + 2.60% p.a.	5.47% p.a.	100,000	(3,988)	100,000	(3,988)
Interest rate	02.01.19	LIBOR 6M + 2.70% p.a.	5.90% p.a.	-	-	100,000	(5,410)
Interest rate	02.01.19	LIBOR 6M + 2.70% p.a.	5.88% p.a.	-	-	100,000	(5,344)
				200,000	(4,370)	400,000	(15,124)

Currency swap	05.22.18	R$ + 7.75%	US$ + 1.60%	250,000	(135,640)	250,000	(135,640)

					(140,010)		(150,764)

Financial instruments not designated as cash flow hedge
Interest rate - Bond	05.22.18	R$ (Fixed rate of 7.75% p.a.)	68.84% CDI	50,000	1,341	50,000	1,341
Interest rate	04.02.19	R$ (Fixed rate of 9.61% p.a.)	95.00% CDI	250,000	10,466	250,000	10,466
Interest rate	04.02.19	R$ (Fixed rate of 9.61% p.a.)	93.54% CDI	248,960	10,905	248,960	10,905
					22,712		22,712

Currency swap	04.12.19	US$ + 2,67% p.a.	110.91% CDI	50,000	(5,421)	50,000	(5,429)

Stock swap	02.05.19	BRFS3	110.00% CDI	510,091	34,850	510,091	34,850
					52,141		52,133

c.            Options (1)

  i.    Currency options

The Company designates as a cash flow hedge only the variation in the intrinsic value of its options, recognizing the time value of the premium in the financial result. If the hedge is not effective and the option is not exercised due to devaluation of the Brazilian Real, the losses related to the options will be registered as financial expenses in the statement of income.

The Company has designated transactions involving options denominated collar where there is a purchase of a put option ("PUT") and a sale of a call option ("CALL"), simultaneously, such that the premium paid for the put is compensated by the premium received in the call.

When the market price of any of the options is not available in an active market, the fair value is based on an option pricing model (Black-Scholes or Binomial).

(1)     The average rates of the options contracts may not reflect the expected final result, such as those presented in the sensitivity table, since it consists of several operations.

Parent company and Consolidated
09.30.17
R$ x US$
Type	Maturities	Notional (US$)	Average US$	Fair value

Financial instruments designated as cash flow hedge
Collar - Call (Sale)	October 2017	(157,500)	3.8550	(12)
Collar - Put (Purchase)	October 2017	157,500	3.2944	20,045
Collar - Call (Sale)	November 2017	(132,895)	3.4778	(1,250)
Collar - Put (Purchase)	November 2017	132,895	3.1964	9,526
Collar - Call (Sale)	December 2017	(80,000)	3.4800	(1,522)
Collar - Put (Purchase)	December 2017	80,000	3.1798	5,288
Collar - Call (Sale)	January 2018	(20,000)	3.7000	(104)
Collar - Put (Purchase)	January 2018	20,000	3.1000	583
Collar - Call (Sale)	February 2018	(1,781)	3.3925	(84)
Collar - Put (Purchase)	February 2018	1,781	3.1700	120
		-		32,590

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2017 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

Parent company and Consolidated
09.30.17
R$ x US$
Type	Maturities	Notional (US$)	Average US$	Fair value

Financial instruments not designated as cash flow hedge
Collar - Call (Sale)	November 2017	(5,981)	3.5300	(32)
Collar - Put (Purchase)	November 2017	5,981	3.3100	866
		-		834

4.2.2 Breakdown of the balances of non-derivative financial instruments

The position of non-derivative financial instruments designated as cash flow hedge is presented as follows:

Parent company and Consolidated
			09.30.17		12.31.16
Hedge Instrument	Hedge object	Reference currency (notional)	Value (notional)	Fair value (1)	Value (notional)	Fair value (1)
Financial instruments designated as cash flow hedge

Export prepayment - PPEs	Exchange rate	USD	233,333	739,200	300,000	977,730
Senior unsecured notes - Bonds	Exchange rate	USD	268,662	952,681	268,662	977,157

			501,995	1,691,881	568,662	1,954,887

(1)     Reference value converted by Ptax rate in effect at period-end or partial repeal dates.

a.            Export prepayments – PPEs

The position of PPEs designated as cash flow hedge is presented as follows:

Parent company and Consolidated
09.30.17
Hedge Instrument	Type of risk hedged	Maturities	Notional (US$)	Average rate	Fair value (1)

Export prepayment - PPE	US$ (E.R.)	04.2017 to 02.2019	233,333	1.8346	739,200

(1)       Reference value converted by the Ptax rate at the end of the period or partial revocation dates. Such amount demonstrates the total that may impact the Company's shareholders' equity.

b.            Senior unsecured notes – Bonds

The position of bonds designated as cash flow hedge is presented as follows:

Parent company and Consolidated
09.30.17
Hedge Instrument	Type of risk hedged	Maturities	Notional (US$)	Average rate	Fair value (1)

BRF SA BRFSBZ5	US$ (E.R.)	06.2022	118,662	2.0213	477,481
BRF SA BRFSBZ3	US$ (E.R.)	05.2023	150,000	2.0387	475,200

			268,662	2.0310	952,681

(1)       Reference value converted by the Ptax rate at the end of the period or partial revocation dates. Such amount demonstrates the total that may impact the Company's shareholders' equity.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2017 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

4.3.        Gains and losses of derivative and non-derivative financial instruments

The unrealized gains and losses of derivative and non-derivative financial instruments designated as cash flow hedge are recorded as a component of other comprehensive income, as set forth below:

	Shareholders' Equity
	Parent company		Consolidated
	09.30.17	12.31.16	09.30.17	12.31.16
Derivatives designated as cash flow hedges
Foreign exchange risks	(109,180)	(28,998)	(109,180)	(29,169)
Interest risks	(4,041)	(8,803)	(13,235)	(25,872)
Commodity risks	(2,461)	3,389	(2,461)	3,389
	(115,682)	(34,412)	(124,876)	(51,652)

Non derivatives designated as cash flow hedges
Foreign exchange risks	(654,815)	(812,007)	(654,815)	(812,007)

Gross losses	(770,497)	(846,419)	(779,691)	(863,659)
Deferred taxes on losses	261,969	287,782	261,969	287,739
OCI recognized by subsidiaries	(9,194)	(17,283)	-	-
Losses, net of taxes	(517,722)	(575,920)	(517,722)	(575,920)

Change in gross losses	75,922	798,351	83,968	819,983
Income taxes on financial instruments adjustments	(25,813)	(272,664)	(25,770)	(272,707)
OCI recognized by subsidiaries	8,089	21,589	-	-
Impact in other comprehensive income	58,198	547,276	58,198	547,276

During the nine-month period ended September 30, 2017, the realized transaction with derivative and non-derivative financial instruments designated as cash flow hedge resulted in a gain of R$207,194 (gain of R$520,509 during the nine-month period ended September 30, 2016), composed by a net gain amounting to R$194,245 (gain of R$503,755 during the nine-month period ended September 30, 2016) recorded as gross revenues and a gain of R$12,949 (gain of R$16,754 during the nine-month period ended September 30, 2016) recorded in the financial result.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2017 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

4.4.        Breakdown of financial instruments by category – except derivatives

	Parent company
	09.30.17
	Loans and receivables	Available for sale	Trading securities	Held to maturity	Financial liabilities	Total
Assets
Amortized cost
Cash and bank accounts	147,628	-	-	-	-	147,628
Marketable securities	-	-	-	80,989	-	80,989
Restricted cash	-	-	-	503,626	-	503,626
Trade accounts receivable	8,384,794	-	-	-	-	8,384,794
Other credits	249,497	-	-	-	-	249,497
Other receivables	40,704	-	-	-	-	40,704
Fair value
Cash equivalents	-	-	4,732,148	-	-	4,732,148
Marketable securities	-	291,200	215,493	-	-	506,693

Liabilities
Amortized cost
Trade accounts payable	-	-	-	-	(4,514,078)	(4,514,078)
Supply chain finance	-	-	-	-	(413,808)	(413,808)
Loans and financing
Local currency	-	-	-	-	(8,800,279)	(8,800,279)
Foreign currency	-	-	-	-	(7,082,213)	(7,082,213)
Capital lease payable	-	-	-	-	(255,321)	(255,321)
	8,822,623	291,200	4,947,641	584,615	(21,065,699)	(6,419,620)

	Parent company
	12.31.16
	Loans and receivables	Available for sale	Trading securities	Held to maturity	Financial liabilities	Total
Assets
Amortized cost
Cash and bank accounts	67,082	-	-	-	-	67,082
Marketable securities	-	-	-	80,200	-	80,200
Restricted cash	-	-	-	555,667	-	555,667
Trade accounts receivable	8,409,234	-	-	-	-	8,409,234
Other credits	335,018	-	-	-	-	335,018
Other receivables	74,164	-	-	-	-	74,164
Fair value
Cash equivalents	-	-	3,789,423	-	-	3,789,423
Marketable securities	-	329,876	228,969	-	-	558,845

Liabilities
Amortized cost
Trade accounts payable	-	-	-	-	(4,758,721)	(4,758,721)
Supply chain finance	-	-	-	-	(1,335,582)	(1,335,582)
Loans and financing
Local currency	-	-	-	-	(8,643,655)	(8,643,655)
Foreign currency	-	-	-	-	(7,291,438)	(7,291,438)
Capital lease payable	-	-	-	-	(211,482)	(211,482)
	8,885,498	329,876	4,018,392	635,867	(22,240,878)	(8,371,245)

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2017 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

	Consolidated
	09.30.17
	Loans and receivables	Available for sale	Trading securities	Held to maturity	Financial liabilities	Total
Assets
Amortized cost
Cash and bank accounts	2,370,423	-	-	-	-	2,370,423
Marketable securities	-	-	-	245,244	-	245,244
Restricted cash	-	-	62,465	503,626	-	566,091
Trade accounts receivable	4,049,435	-	-	-	-	4,049,435
Other credits	253,882	-	-	-	-	253,882
Other receivables	40,704	-	-	-	-	40,704
Fair value
Cash equivalents	-	-	6,067,702	-	-	6,067,702
Marketable securities	-	387,608	225,612	-	-	613,220

Liabilities
Amortized cost
Trade accounts payable	-	-	-	-	(6,183,589)	(6,183,589)
Supply chain finance	-	-	-	-	(426,775)	(426,775)
Loans and financing
Local currency	-	-	-	-	(9,754,846)	(9,754,846)
Foreign currency	-	-	-	-	(13,461,904)	(13,461,904)
Capital lease payable	-	-	-	-	(262,434)	(262,434)
	6,714,444	387,608	6,355,779	748,870	(30,089,548)	(15,882,847)

	Consolidated
	12.31.16
	Loans and receivables	Available for sale	Trading securities	Held to maturity	Financial liabilities	Total
Assets
Amortized cost
Cash and bank accounts	1,730,417	-	-	-	-	1,730,417
Marketable securities	-	-	-	255,493	-	255,493
Restricted cash	-	-	90,140	555,668	-	645,808
Trade accounts receivable	3,095,848	-	-	-	-	3,095,848
Other credits	335,506	-	-	-	-	335,506
Other receivables	74,164	-	-	-	-	74,164
Fair value
Cash equivalents	-	-	4,626,502	-	-	4,626,502
Marketable securities	-	623,275	271,245	-	-	894,520

Liabilities
Amortized cost
Trade accounts payable	-	-	-	-	(5,839,838)	(5,839,838)
Supply chain finance	-	-	-	-	(1,335,582)	(1,335,582)
Loans and financing
Local currency	-	-	-	-	(8,643,655)	(8,643,655)
Foreign currency	-	-	-	-	(10,318,725)	(10,318,725)
Capital lease payable	-	-	-	-	(216,823)	(216,823)
	5,235,935	623,275	4,987,887	811,161	(26,354,623)	(14,696,365)

4.5.        Determination of the fair value of financial instruments

The Company discloses its financial assets and liabilities at fair value, based on the appropriate accounting pronouncements, which refers to concepts of valuation and disclosure requirements.

Particularly related to the disclosure, the Company applies the hierarchy requirements set out in CVM Deliberation 699/12, which involves the following aspects:

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2017 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

•         The fair value is the price that an asset could be exchanged and a liability could be settled, between knowledgeable willing parties in an arm’s length transaction; and

•         Hierarchy on 3 levels for measurement of the fair value, according to observable inputs for the valuation of an asset or liability on the date of its measurement.

The valuation established on 3 levels of hierarchy for measurement of the fair value is based on observable and non-observable inputs. Observable inputs reflect market data obtained from independent sources, while non-observable inputs reflect the Company’s valuation technics. These 2 types of inputs create the hierarchy of fair value set forth below:

•         Level 1 – Prices quoted (unadjusted) for identical instruments in active markets. Investments in credit linked notes, Brazilian foreign debt securities, Financial Treasury  Bills (“LFT”) and stocks are classified at level 1 of the fair value hierarchy;

•         Level 2 – Prices quoted in active markets for similar instruments, prices quoted for identical or similar instruments in non-active markets and evaluation models for which inputs are observable. Investments in Bank Deposit Certificates (“CDB”) are classified at level 2, since the determination of fair value is based on the price quotation of similar financial instruments in non-active markets. Readily observable market inputs are used, such as interest rate forecasts, volatility factors and foreign currency rates.

•         Level 3 – Instruments whose significant inputs are non-observable. The Company does not have financial instruments in this level.

The table below presents the overall classification of financial assets and liabilities according to the valuation hierarchy. For the nine-month period ended on September 30, 2017, there were no changes between the 3 levels of hierarchy.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2017 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

	Parent company
	09.30.17
	Level 1	Level 2	Level 3	Total
Assets
Financial assets
Available for sale
Stocks	291,200	-	-	291,200
Held for trading
Bank deposit certificates	-	52,056	-	52,056
Financial treasury bills	163,437	-	-	163,437
Other financial assets
Derivatives designated as hedge accounting	-	42,936	-	42,936
Derivatives not designated as hedge accounting	-	58,470	-	58,470
	454,637	153,462	-	608,099
Liabilities
Financial liabilities
Other financial liabilities
Derivatives designated as hedge accounting	-	(146,591)	-	(146,591)
Derivatives not designated as hedge accounting	-	(24,197)	-	(24,197)
	-	(170,788)	-	(170,788)

	Parent company
	12.31.16
	Level 1	Level 2	Level 3	Total
Assets
Financial assets
Stocks	329,876	-	-	329,876
Held for trading
Bank deposit certificates	-	48,425	-	48,425
Financial treasury bills	180,544	-	-	180,544
Other financial assets
Derivatives designated as hedge accounting	-	197,477	-	197,477
Derivatives not designated as hedge accounting	-	438	-	438
	510,420	246,340	-	756,760
Liabilities
Financial liabilities
Other financial liabilities
Derivatives designated as hedge accounting	-	(200,460)	-	(200,460)
Derivatives not designated as hedge accounting	-	(306,252)	-	(306,252)
	-	(506,712)	-	(506,712)

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2017 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

	Consolidated
	09.30.17
	Level 1	Level 2	Level 3	Total
Assets
Financial assets
Available for sale
Credit linked notes	14,762	-	-	14,762
Public securities	33,781	-	-	33,781
Stocks	339,065	-	-	339,065
Held for trading
Bank deposit certificates	-	52,056	-	52,056
Financial treasury bills	163,437	-	-	163,437
Investment funds	10,119	-	-	10,119
Other financial assets
Derivatives designed as hedge accounting	-	42,936	-	42,936
Derivatives not designated as hedge accounting	-	70,162	-	70,162
	561,164	165,154	-	726,318
Liabilities
Financial liabilities
Other financial liabilities
Derivatives designed as hedge accounting	-	(157,345)	-	(157,345)
Derivatives not designated as hedge accounting	-	(24,205)	-	(24,205)
	-	(181,550)	-	(181,550)

	Consolidated
	12.31.16
	Level 1	Level 2	Level 3	Total
Assets
Financial assets
Available for sale
Credit linked notes	187,384	-	-	187,384
Public securities	56,416	-	-	56,416
Stocks	379,475	-	-	379,475
Held for trading
Bank deposit certificates	-	48,425	-	48,425
Financial treasury bills	180,544	-	-	180,544
Investment funds	42,276	-	-	42,276
Other financial assets
Derivatives designed as hedge accounting	-	197,520	-	197,520
Derivatives not designated as hedge accounting	-	495	-	495
	846,095	246,440	-	1,092,535
Liabilities
Financial liabilities
Other financial liabilities
Derivatives designed as hedge accounting	-	(222,794)	-	(222,794)
Derivatives not designated as hedge accounting	-	(306,777)	-	(306,777)
	-	(529,571)	-	(529,571)

4.6.        Comparison between book value and fair value of financial instruments

Except for the items presented below, the book value of all other financial instruments approximate fair value. The fair value of financial instruments presented below was based in prices observed in active markets, level 1 of the hierarchy for fair value measurement.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2017 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

	Parent company and Consolidated
		09.30.17		12.31.16
	Maturity	Book value	Fair value	Book value	Fair value
BRF bonds
BRF SA BRFSBZ5	2022	(358,935)	(412,854)	(364,006)	(415,115)
BRF SA BRFSBZ4	2024	-	-	(2,424,133)	(2,404,442)
BRF SA BRFSBZ3	2023	(1,546,105)	(1,598,752)	(1,568,079)	(1,567,412)
BRF SA BRFSBZ7	2018	(513,350)	(510,493)	(502,933)	(475,868)
BRF SA BRFSBZ2	2022	(1,873,273)	(1,950,041)	(1,729,142)	(1,795,814)
Parent company		(4,291,663)	(4,472,140)	(6,588,293)	(6,658,651)

BFF bonds
Sadia Overseas BRFSBZ7	2020	(274,693)	(296,965)	(287,211)	(308,745)
Sadia bonds
Sadia Overseas BRFSBZ6	2017	-	-	(370,023)	(376,702)
Bonds BRF - SHB
BRF SA BRFSBZ4	2024	(2,387,197)	(2,458,629)	-	-
Bonds BRF Gmbh
BRF SA BRFSBZ4	2026	(1,542,469)	(1,554,798)	(1,606,615)	(1,538,817)
Quickfood bonds
Quickfood	2019	(104,319)	(104,319)	(144,453)	(144,453)
Consolidated		(8,600,341)	(8,886,851)	(8,996,595)	(9,027,368)

4.7.        Table of sensitivity analysis

In preparation of the sensitivity analysis, Management considered the derivative financial instruments used to mitigate the currency risk and commodities as relevant risks and could impact the Company's results. Currently, Management believes that fluctuations in interest rates do not significantly affect its financial results, since have opted for fixing through derivative financial instruments (interest rate swap), a considerable part of its post fixed debt.

The table below presents the possible impacts of derivative and non-derivative financial instruments considering scenarios of appreciation and depreciation of the main traded currencies by the Company with respect to its functional currency (Brazilian Real) and changes in corn prices on the Chicago Board of Trade (“CBOT”). The amount of exports utilized corresponds to notional value of derivative financial instruments entered into in order to hedge highly probable transaction.

Quantitative and qualitative information used in preparing these analyzes are based on the position for the period ended September 30, 2017. Future results to be measured may differ significantly from those estimates amounts, if the reality becomes different from the assumptions used.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2017 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

Parity - Brazilian Reais x U.S. Dollar		Current	Scenario I	Scenario II	Scenario III	Scenario IV
Transaction/Instrument	Risk	Scenario	10% appreciation	25% appreciation	25% devaluation	50% devaluation
Designated as hedge accouting
Non-deliverable forward	Devaluation of R$	2,607	21,616	50,128	(44,913)	(92,433)
Options - currencies	Devaluation of R$	31,227	150,253	339,457	138,169	443,149
Export prepayments	Devaluation of R$	(311,133)	(237,213)	(126,333)	(495,932)	(680,732)
Bonds	Devaluation of R$	(305,465)	(220,353)	(92,684)	(518,245)	(731,025)
Swaps	Devaluation of R$	(140,552)	(101,496)	(42,914)	(238,189)	(335,827)
Exports (object)	Appreciation of R$	723,316	387,193	(127,654)	1,159,110	1,396,868
Not designated as hedge accouting
NDF - Purchase	Appreciation of R$	(43,985)	(297,425)	(677,585)	589,615	1,223,215
Future - BM&FBOVESPA	Devaluation of R$	42	834	2,022	(1,938)	(3,918)
Net effect		(43,943)	(296,591)	(675,563)	587,677	1,219,297

		3.7430	3.3687	2.8073	4.6788	5.6145
Parity - Brazilian Reais x Euro		Current	Scenario I	Scenario II	Scenario III	Scenario IV
Transaction/Instrument	Risk	Scenario	10% appreciation	25% appreciation	25% devaluation	50% devaluation
Designated as hedge accouting
Non-deliverable forward	Devaluation of R$	615	4,358	9,973	(8,743)	(18,100)
Exports (object)	Appreciation of R$	(615)	(4,358)	(9,973)	8,743	18,100
Not designated as hedge accouting
NDF - Purchase	Devaluation of R$	4,415	(199,578)	(505,568)	514,397	1,024,380
Net effect		4,415	(199,578)	(505,568)	514,397	1,024,380

		4.2458	3.8212	3.1844	5.3073	6.3687
Parity - Brazilian Reais x GBP		Current	Scenario I	Scenario II	Scenario III	Scenario IV
Transaction/Instrument	Risk	Scenario	10% appreciation	25% appreciation	25% devaluation	50% devaluation
Designated as hedge accouting
Non-deliverable forward	Devaluation of R$	(374)	12,363	31,470	(32,218)	(64,061)
Exports (object)	Appreciation of R$	374	(12,363)	(31,470)	32,218	64,061
Net effect		-	-	-	-	-

		143.97	129.58	107.98	179.97	215.96
Price parity CBOT - Corn - US$/Ton		Current	Scenario I	Scenario II	Scenario III	Scenario IV
Transaction/Instrument	Risk	Scenario	Decrease 10%	Decrease 25%	Increase 25%	Increase 50%
Designated as hedge accounting
Non-deliverable forward - Sale corn	Increase in the price of corn	1,438	22,072	53,024	(50,149)	(101,735)
Cost (object)	Decrease in the price of corn	(1,438)	(22,072)	(53,024)	50,149	101,735
Net effect		-	-	-	-	-

		358.62	322.76	268.97	448.28	537.94
Price parity CBOT - soymeal - US$/Ton		Current	Scenario I	Scenario II	Scenario III	Scenario IV
Transaction/Instrument	Risk	Scenario	Decrease 10%	Decrease 25%	Increase 25%	Increase 50%
Designated as hedge accounting
Non-deliverable forward - Purchase soymeal	Decrease in the price of soymeal	(1,321)	(7,524)	(16,828)	14,186	29,693
Cost (object)	Increase in the price of soymeal	1,321	7,524	16,828	(14,186)	(29,693)
Net effect		-	-	-	-	-

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2017 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

5.            SEGMENT INFORMATION

The operating segments are reported consistently with the management reports provided to the Board of Directors and Directors for assessing the performance of each segment and allocating resources.

As disclosed in note 1, in order to reflect the management structure changes the segment information were prepared considering the five observable segments, as follows: Brazil, Southern Cone, International, One Foods and Other Segments, which primarily observe our geographical structure.

These segments include sales of all distribution channels and operations are subdivided according to the nature of the products whose characteristics are described below:

•         Poultry: involves the production and sale of whole poultry and in-natura cuts.

•         Pork and other: involves the production and sale of in-natura cuts.

•         Processed: involves the production and sale of processed foods, frozen and processed products derived from poultry, pork and beef, margarine, vegetable and soybean-based products.

•         Other sales: involves the commercialization of flour for food service and others.

Other segments are subdivided into:

•         Ingredients: commercialization and development of animal health ingredients, human nutrition, plant nutrition (fertilizers) and health care (health and wellness). Such new channel was created during the 2nd quarter of 2017, with the purpose of adding value to the co-products and optimizing the Company’s production chain.

•         Other segments: commercialization of in-natura beef cuts and agricultural products.

The net sales for each reportable operating segment are presented below:

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2017 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

	Consolidated
Net sales	09.30.17	09.30.16
Brazil
In-natura	2,570,053	2,256,052
Poultry	1,983,994	1,727,895
Pork and other	586,059	528,157
Processed	8,361,563	8,442,866
Other sales	12,750	72,944
	10,944,366	10,771,862

One Foods
In-natura	4,103,450	4,277,378
Poultry	4,073,587	4,245,536
Other	29,863	31,842
Processed	608,344	468,001
Other sales	114,073	2
	4,825,867	4,745,381

International
In-natura	4,302,234	5,029,059
Poultry	3,288,709	3,916,845
Pork and other	1,013,525	1,112,214
Processed	2,041,916	2,166,213
Other sales	187,737	149,393
	6,531,887	7,344,665

Southern Cone
In-natura	277,974	276,346
Poultry	144,401	176,022
Pork and other	133,573	100,324
Processed	1,027,680	984,977
Other sales	38,704	19,635
	1,344,358	1,280,958

Other segments
Ingredients	172,022	-
Other sales	749,841	999,775
	921,863	999,775
	24,568,341	25,142,641

The operating income for each reportable operating segment is presented below:

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2017 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

	Consolidated
	09.30.17	09.30.16

Brazil	840,533	757,255
One Foods	(28,217)	328,633
International	274,326	521,754
Southern Cone	(8,561)	46,984
Other segments	10,696	47,214
Ingredients	31,678	-
Other sales	(20,982)	47,214
Sub total	1,088,777	1,701,840
Corporate	(352,717)	(49,531)
	736,060	1,652,309

The Corporate line presented above refers to extraordinary events not attributable to the operating segments, which are recognized as other operating income (expense). For the nine-month period ended September 30, 2017, the main events were: R$216,733 contingencies, R$157,502 extraordinary expenses – Weak Flesh Operation, R$48,730 business combination costs (Banvit), R$36,718 Businesses disposals costs (Lactalis), R$9,859 level of health insurance claims and R$131,930 gain tax amnesty program.

No customer was individually or in aggregate responsible for more than 5% of net sales for the periods ended September 30, 2017 and 2016.

The goodwill and intangible assets with indefinite useful life (trademarks) arising from business combination were allocated to the reportable operating segments, considering the nature of the products manufactured in each segment (cash-generating unit), as presented below:

	Consolidated
	Goodwill		Trademarks		Total
	09.30.17	12.31.16	09.30.17	12.31.16	09.30.17	12.31.16
Brazil	1,151,498	1,151,498	982,478	982,478	2,133,976	2,133,976
One Foods	1,365,643	1,224,970	392,982	170,407	1,758,625	1,395,377
International	1,287,759	1,247,035	24,277	24,692	1,312,036	1,271,727
Southern Cone	318,407	720,047	263,991	135,617	582,398	855,664
	4,123,307	4,343,550	1,663,728	1,313,194	5,787,035	5,656,744

Information referring to the total assets by reportable segments is not being disclosed, as it is not included in the set of information made available to the Company’s Management, hich take investment decisions and determine allocation of assets on a consolidated basis.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2017 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

6.            BUSINESS COMBINATION AND ACQUSITION OF ENTITIES INTEREST

6.1         Fair value of the assets and liabilities of business combination with Universal Meats UK, Eclipse Holding Cöoperatief U.A. and Alimentos Calchaquí Products 7 S.A.

For the year ended 2016, BRF acquired 100% of the equity interest in Universal, Eclipse and Calchaquí. The details of the transactions were disclosed in the financial statements for the year ended December 31, 2016 (Note 6.1.3, 6.1.4 and 6.1.5).

During the first semester of 2017, the Company completed the analysis of the fair value of assets acquired and liabilities assumed, which are shown below:

	Universal	Eclipse	Calchaquí
Cash and cash equivalents	22,525	1,669	11,736
Trade accounts receivable, net	108,629	43,031	14,547
Inventories	64,348	18,419	13,317
Recoverable taxes	-	11,763	11,985
Deferred income and social contribution taxes	-	15,714	-
Biological assets	-	23,650	-
Property, plant and equipment	384	203,528	75,443
Intangible	127,206	64,680	122,956
Other assets	6,899	3,788	218
	329,991	386,242	250,202

Payroll and related charges	-	9,367	3,521
Trade accounts payable	30,638	50,295	14,758
Tax payable	3,243	8,245	15,187
Short-term debt	20,702	33,714	-
Deferred income and social contribution taxes	21,201	-	-
Provision for tax, civil and labor risks	-	37,579	14,373
Other liabilities	18,836	20,276	33,216
	94,620	159,476	81,055

Net assets acquired	235,371	226,766	169,147

Fair value of consideration paid	280,776	228,488	387,002

Goodwill	45,405	1,722	217,855

The amounts of goodwill based on expectation of future profitability were allocated to the operating segment Southern Cone, to Eclipse and Calchaquí, and International to Universal.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2017 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

6.2         Business Combination with Qatar Investment Authority (“QIA”)

On March 07, 2017, BRF Foods GmbH, a wholy-owned subsidiary of One Foods Holdings Ltd has incorporated a new company denominated TBQ Foods GmbH (“TBQ”), with the purpose of being the acquirer of Banvit Bandirma Vitaminli Yem Sanayii A.Ş. ("Banvit") shares (note 6.3).

On May 24, 2017 BRF Foods GmbH has entered into an agreement with Qatar Investment Authority (“QIA”), the sovereign wealth fund of the State of Qatar, which acquired equity interests in TBQ, so that BRF Foods GmbH and QIA withhold respectively, 60% and 40% of participation. TBQ’s shareholders agreement grants BRF Foods GmbH control over the entity, so that QIA’s rights are solely protective.

The agreement with QIA includes options, which grant QIA the right to sell its shares to BRF (“put option”) or exchange for participation into One Foods Holdings Ltd. (“roll-up”). It also includes a call option held by BRF Foods GmbH. The options may be exercised only in certain conditions stablished in the agreement, and will expire in 4,5 years after May 24, 2017. BRF Foods GmbH recognized a liability, in non-current liabilities, related to the Put and Roll-up options in the amount of TRY479,129 (equivalent to R$426,529).

In compliance with CVM Deliberations nº 665/11, nº 696/12, nº 698/12, QIA’s non-controlling interests are not presented separately under the financial statements. This participation is expressed by the liability described above.

6.3         Business Combination – Banvit Bandirma Vitaminli Yem Sanayii Anonim Sirketi (“Banvit”)

Following the transaction concluded in May 25, 2017 for the acquisition of 79.48% of participation in Banvit Bandirma Vitaminli Yem Sanayii A.Ş. ("Banvit") and in accordance to regulatory rules of Turkish capital markets, TBQ Foods GmbH (“TBQ”), subsidiary of the Company, performed a mandatory tender offer to the non-controlling shareholders (“Offer”).

The Offer occurred between July 17, 2017 and August 11, 2017, resulting in the acquisition of 12,225,326 Banvit’s shares, equivalent to 12.23% of participation. The Offer totaled TRY164,064 (equivalent to R$146,066), paid from the restricted cash. After the conclusion of the Offer, TBQ holds 91.71% of equity stake in Banvit and the remaining interest, 8.29%, is negotiated in the Istanbul Stock Exchange (“ISE”) under the ticker BANVT.

According to the price adjustment conditions stablished in the share purchase agreement, during August 2017, TBQ has complemented the amount paid to Banvit’s prior controlling shareholders in USD41,066 (equivalent to R$130,096), of which USD21,980 were paid from the restricted cash, USD11,452 contributed by BRF Foods GmbH and USD7,634 contributed by Qatar Investment Authority (“QIA”).

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2017 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

Following the conclusion of the price adjustment payment and the mandatory tender offer, TBQ derecognized the amounts recorded as other current liabilities and restricted cash. In compliance with CVM Deliberations nº 665/11, nº 696/12, nº 698/12, non-controlling interest related to the shares listed in ISE are now presented separately under the financial statements.

In order to comply with the requirements of CVM Deliberations nº 665/11, a fair value report of the acquired assets and assumed liabilities is being prepared with the purpose of allocating the purchase price. The best estimate of Company regarding the fair value of the assets and liabilities at the moment is demonstrated in the table below and reflected in the financial statements:

Fair value at acquisition date
Cash and cash equivalents	93,703
Trade accounts receivable	171,261
Inventories	153,691
Biological assets	102,967
Deferred taxes assets	41,256
Investments	6,927
Property, plant and equipamet	537,530
Intangible	-
Software	2,661
Trademarks	230,125
Customer relationship	433,556
Other assets	25,857
1,799,534

Payroll and related charges	22,852
Trade accounts payable	192,942
Debt	389,151
Deferred taxes liabilities	37,783
Provision for tax, civil and labor risks	1,754
Other post-employment plans	26,002
Other liabilities	55,383
725,867

Net assets acquired	1,073,667
Fair value of consideration paid	1,227,739
Preliminary goodwill	154,072

The amounts demonstrated above are still subject to changes until the conclusion of the fair value appraisal. Management expects to complete this report in 2017, when the final purchase price allocation will be determined as well as its accounting impacts.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2017 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

In 2017, the business combination contributed with net revenue of R$835,823 and net income of R$125,883 from the acquisition date until September 30, 2017 in the consolidated income statement. If the acquisitions had occurred at the beginning of 2017, the consolidated net revenue for this period would be increased in R$830,776 and the consolidated net income for the period would be increased in R$54,616.

6.4         Acquisition of equity interest BRF Invicta Ltd (“BRF Invicta”)

On April 18, 2017, BRF announced to the Market through its wholly-owned subsidiary BRF GmbH, celebrated a share purchase agreement for the acquisition of the additional 7.16% ownership in BRF Invicta, for the amount of GBP20,266 (equivalents to R$86,045).

7.            CASH AND CASH EQUIVALENTS

	Average rate (p.a.)	Parent company		Consolidated
		09.30.17	12.31.16	09.30.17	12.31.16
Cash and bank accounts
U.S. Dollar	-	101,093	4,708	1,377,582	680,132
Brazilian Reais	-	23,304	46,077	38,013	46,375
Euro	-	20,230	5,337	146,968	274,348
Other currencies	-	3,001	10,960	807,860	729,562
		147,628	67,082	2,370,423	1,730,417
Cash equivalents
In Brazilian Reais
Investment funds	3.71%	5,603	26,919	5,603	26,919
Savings account	3.36%	2,187	4,789	2,187	4,789
Bank deposit certificates	8.32%	2,896,053	3,746,146	3,369,621	3,830,200
		2,903,843	3,777,854	3,377,411	3,861,908
In U.S. Dollar
Term deposit	1.64%	796,653	-	812,828	327,010
Overnight	0.50%	1,031,652	11,569	1,817,621	421,481
Other currencies
Term deposit	1.51%	-	-	59,842	16,103
		1,828,305	11,569	2,690,291	764,594
		4,879,776	3,856,505	8,438,125	6,356,919

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2017 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

8.            MARKETABLE SECURITIES

			Average interest rate (p.a.)	Parent company		Consolidated
	WATM (1)	Currency		09.30.17	12.31.16	09.30.17	12.31.16
Available for sale
Credit linked note (a)	5.73	US$	3.85%	-	-	14,762	187,384
Public securities (b)	1.24	US$	3.29%	-	-	33,781	56,416
Stocks (c)	-	HKD and R$	-	291,200	329,876	339,065	379,475
				291,200	329,876	387,608	623,275
Held for trading
Bank deposit certificates ("CDB") (d)	3.66	R$	8.29%	52,056	48,425	52,056	48,425
Financial treasury bills (e)	1.98	R$	8.15%	163,437	180,544	163,437	180,544
Investment funds (f)	1.00	ARS	25.00%	-	-	10,119	42,276
				215,493	228,969	225,612	271,245
Held to maturity
Sovereign bonds and others (e)	1.48	AOA and R$	6.23% to 8.15%	80,989	80,200	245,244	255,493
				587,682	639,045	858,464	1,150,013

Current				215,493	309,169	294,301	622,285
Non-current (2)				372,189	329,876	564,163	527,728

(1)     Weighted average maturity in years.

(2)     Maturity within up to July 26, 2018

(a)  The credit linked note is a structured operation with a first-class financial institution that bears periodic interest and reflect the Company's credit risk.

(b)  Brazilian foreign debt securities are denominated in U.S. Dollars and remunerated at pre and post-fixed rates.

(c)  The stock balance comprises the market value of 26,000,000 (27,150,300 on December 31, 2016) stocks from Minerva ticker BEEF3 and market value of R$11.20 to each stock on September 30, 2017 (R$12.15 to each stock on December 31, 2016)   and 77,583,000 (77,583,000 on December 31, 2016) stocks of Cofco Meat ticker 1610 and market value of HKD1.52 to each stock on September 30, 2017 (R$1.52 to each stock on December 31, 2016).

(d)  Bank Deposit Certificate (“CDB”) investments are denominated in Brazilian Reais and remunerated at rates varying from 98% to 99% of the Interbank Deposit Certificate (“CDI”).

(e)  Comprise for Financial Treasury Bills (“LFT”) are remunerated at the rate of the Special System for Settlement and Custody (“SELIC”) and securities of the Angola Government denominated in Kwansas.

(f)   The fund in foreign currency is basically represented of public and private securities.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2017 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

There were no changes in the characteristics of the marketable securities disclosed above as compared to the information disclosed in the financial statements for the year ended December 31, 2016 (note 8).

The unrealized loss from the change in fair value of the available for sale securities, recorded in other comprehensive income, corresponds to an accumulated loss of R$47,653 net of income tax of R$21,532 as of September 30, 2017 (loss of R$25,998 net of income tax of R$11,513 as of December 31, 2016).

Additionally, on September 30, 2017, of the total of marketable securities, R$1,279 (R$74,088 as of December 31, 2016) were pledged as collateral (without restriction for use) for operations with future contracts, traded on the Futures and Commodities Exchange (“BM&FBOVESPA”).

The Company has also restricted cash of R$503,626 in the parent company and R$566,091 in the consolidated on September 30, 2017 (R$555,667 in the parent company and R$645,808 in the consolidated on December 31, 2016) (note 15).

The Company conducted an analysis of sensitivity to foreign exchange rate (note 4.7).

9.            TRADE ACCOUNTS RECEIVABLE, NET AND NOTES RECEIVABLE

	Parent company		Consolidated
	09.30.17	12.31.16	09.30.17	12.31.16
Trade accounts receivable, net
Domestic customers	1,372,111	1,308,066	1,377,624	1,308,066
Domestic related parties	486,199	1,098	1,502	1,098
Foreign customers	440,325	391,256	3,033,567	2,144,712
Foreign related parties	6,479,013	7,108,387	65,153	64,681
	8,777,648	8,808,807	4,477,846	3,518,557
( - ) Adjustment to present value	(8,037)	(11,577)	(11,311)	(16,253)
( - ) Allowance for doubtful accounts	(384,817)	(387,996)	(417,100)	(406,456)

	8,384,794	8,409,234	4,049,435	3,095,848

Current	8,373,801	8,398,647	4,037,931	3,085,147
Non-current	10,993	10,587	11,504	10,701

Notes receivable	281,227	367,473	285,615	367,961
( - ) Adjustment to present value	(572)	(230)	(575)	(230)
( - ) Allowance for doubtful accounts	(31,158)	(32,225)	(31,158)	(32,225)

	249,497	335,018	253,882	335,506

Current	129,194	148,981	132,975	148,982
Non-current (1)	120,303	186,037	120,907	186,524

(1) Weighted average maturity of 3.32 years.

Of the foreign related parties balance recorded in the parent company, is tied to Agribusiness Receivable Certificate ("CRA") operation, as disclosed in the financial statements for the year ended December 31, 2016 (note 19.2).

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2017 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

09.30.17
					Parent company	Consolidated
Operation	Date	Maturity	Average rate	Principal value	Updated Value	Updated Value

CRA 2018 - 1th Issue	09.29.2015	10.01.2018	96.9% CDI	1,000,000	1,044,657	1,044,657
CRA 2019 - 2sd Issue	04.19.2016	04.19.2019	96.5% CDI	1,000,000	1,065,511	1,065,511
CRA 2020 - 3th Issue	12.16.2016	12.16.2020	96.0% CDI	780,000	-	787,684
CRA 2023 - 3th Issue	12.16.2016	12.18.2023	IPCA + 5.90%	720,000	744,991	744,991
				3,500,000	2,855,159	3,642,843

On September 30, 2017 notes receivable are comprised mainly by receivables from the (i) sale of assets located in the City of Ana Rech (State of Rio Grande do Sul) to JBS, of R$16,102 and (ii) disposal of various other assets and farms, R$218,821.

The trade accounts receivable from related parties by the parent company are disclosed in note 29. The consolidated balances, refers to transaction with associates UP!, in domestic market and with joint ventures SATS BRF, in foreign market.

The rollforward of allowance for doubtful accounts is presented below:

	Parent company	Consolidated
	09.30.17	09.30.17
Beginning balance	(387,996)	(406,456)
Additions	(74,558)	(106,829)
Business combination (1)	-	(11,638)
Reversals	45,405	75,309
Write-offs	24,920	24,947
Exchange rate variation	7,412	7,567
Ending balance	(384,817)	(417,100)

(1)     Balance arise from business combination of Banvit (note 6.3).

The aging of trade accounts receivable is as follows:

	Parent company	Consolidated
	09.30.17	09.30.17
Current	8,321,790	3,307,496
Overdue
01 to 60 days	58,316	395,844
61 to 90 days	5,952	55,871
91 to 120 days	7,277	104,074
121 to 180 days	13,033	139,522
181 to 360 days	17,509	106,372
More than 361 days	353,771	368,667
( - ) Adjustment to present value	(8,037)	(11,311)
( - ) Allowance for doubtful accounts	(384,817)	(417,100)
	8,384,794	4,049,435

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2017 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

10.         INVENTORIES

	Parent company		Consolidated
	09.30.17	12.31.16	09.30.17	12.31.16
Finished goods	1,516,070	1,551,119	3,251,603	3,207,877
Work in process	110,396	147,231	158,392	172,765
Raw materials	965,396	809,496	1,158,798	900,799
Packaging materials	57,825	50,852	89,691	76,840
Secondary materials	227,134	234,941	273,549	265,348
Warehouse	131,335	144,731	225,522	205,692
Imports in transit	106,165	75,548	158,354	113,002
Other	20,434	6,706	12,649	6,850
(-) Provision for adjustment to realizable value	(35,047)	(35,409)	(61,030)	(93,530)
(-) Provision for deterioration	(55,366)	(10,629)	(80,435)	(26,211)
(-) Provision for obsolescense	(5,553)	(6,920)	(6,388)	(7,649)
(-) Adjustment to present value	(34,223)	(29,098)	(41,448)	(30,143)
	3,004,566	2,938,568	5,139,257	4,791,640

The write-offs of products sold from inventories to cost of sales during nine-month period ended September 30, 2017 totaled R$15,288,016 in the parent company and R$19,540,301 in the consolidated (R$16,482,915 in the parent company and R$19,309,310 in the consolidated on September 30, 2016). Such amounts include the additions and reversals of inventory provisions presented in the table below:

	Parent company
	Provision for adjustment to realizable value	Provision for deterioration	Provision for obsolescence	Total
				09.30.17
Beginning balance	(35,409)	(10,629)	(6,920)	(52,958)
Additions	(33,423)	(49,095)	(732)	(83,250)
Reversals	33,785	-	-	33,785
Write-offs	-	4,358	2,099	6,457
Ending balance	(35,047)	(55,366)	(5,553)	(95,966)

	Consolidated
	Provision for adjustment to realizable value	Provision for deterioration	Provision for obsolescence	Total
				09.30.17
Beginning balance	(93,530)	(26,211)	(7,649)	(127,390)
Additions	(49,432)	(73,633)	(1,578)	(124,643)
Reversals	80,853	-	-	80,853
Write-offs	-	19,457	1,939	21,396
Business combination (1)	-	23	849	872
Exchange rate variation	1,079	(71)	51	1,059
Ending balance	(61,030)	(80,435)	(6,388)	(147,853)

(1)     Balance arise from business combination of Banvit (note 6.3).

On September 30, 2017 and December 31, 2016, there were no inventory items pledged as collateral.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2017 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

11.         BIOLOGICAL ASSETS

The balance of biological assets are segregated in current and non-current assets are presented below:

	Parent company		Consolidated
	09.30.17	12.31.16	09.30.17	12.31.16

Live animals	1,259,520	1,617,747	1,492,632	1,644,939
Total current	1,259,520	1,617,747	1,492,632	1,644,939

Live animals	543,184	621,586	636,468	647,377
Forests	236,833	269,968	259,983	269,968
Total non-current	780,017	891,554	896,451	917,345
	2,039,537	2,509,301	2,389,083	2,562,284

Live animals are represented for poultry and pork and separated into consumable and for production. There were no changes in classification of nature of biological assets as compared to the information disclosed in the financial statements for the year ended December 31, 2016 (note 11).

The rollforward of biological assets for the year is presented below:

	Parent company
	Current			Non-current
	Live animals		Total	Live animals		Forests	Total
	Poultry	Pork		Poultry	Pork
			09.30.17				09.30.17
Beginning balance	759,852	857,895	1,617,747	328,552	293,034	269,968	891,554
Additions/Transfer	292,747	1,275,352	1,568,099	29,043	152,966	24,746	206,755
Fair value variation (1)	454,333	19,842	474,175	(213)	(84,232)	-	(84,445)
Harvest	-	-	-	-	-	(27,225)	(27,225)
Write-off	-	-	-	-	-	(3,443)	(3,443)
Transfer between current and non-current	38,880	59,717	98,597	(38,880)	(59,717)	-	(98,597)
Transfer of the held for sale	-	-	-	-	-	118	118
Transfer to inventories	(921,932)	(1,416,053)	(2,337,985)	-	-	-	-
Transfer to related parties	(161,113)	-	(161,113)	(77,369)	-	(27,331)	(104,700)
Ending balance	462,767	796,753	1,259,520	241,133	302,051	236,833	780,017

	Consolidated
	Current			Non-current
	Live animals		Total	Live animals		Forests	Total
	Poultry	Pork		Poultry	Pork
			09.30.17				09.30.17
Beginning balance	770,691	874,248	1,644,939	349,102	298,275	269,968	917,345
Additions/Transfer	424,863	1,275,352	1,700,215	62,212	152,966	29,007	244,185
Business combination (2)	102,967	-	102,967	-	-	-	-
Fair value variation (1)	783,325	52,588	835,913	(26,592)	(80,994)	-	(107,586)
Harvest	-	-	-	-	-	(31,674)	(31,674)
Write-off	-	-	-	(7,803)	(150)	(3,443)	(11,396)
Transfer between current and non-current	55,429	60,489	115,918	(55,429)	(54,305)	-	(109,734)
Transfer of the held for sale	-	-	-	-	-	(3,875)	(3,875)
Transfer to inventories	(1,447,707)	(1,454,078)	(2,901,785)	-	-	-	-
Exchange variation	(4,042)	(1,493)	(5,535)	750	(1,564)	-	(814)
Ending balance	685,526	807,106	1,492,632	322,240	314,228	259,983	896,451

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2017 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

(1)       The fair value variation of biological assets includes depreciation of breeding stock in the amount of R$462,923 (R$658,021 as of December 31, 2016) in the parent company and R$570,311 (R$680,912 as of December 31, 2016) in the consolidated.

(2)       Balance arise from business combination of Banvit (note 6.3).

The quantities and balances per live animal assets are presented below:

	Parent company
	09.30.17		12.31.16
	Quantity (thousand of heads)	Value	Quantity (thousand of heads)	Value
Consumable biological assets
Immature poultry	115,448	462,767	192,328	759,852
Immature pork	3,809	796,753	3,691	857,895
Total current	119,257	1,259,520	196,019	1,617,747

Production biological assets
Immature poultry	4,552	81,673	6,410	112,430
Mature poultry	7,546	159,460	11,192	216,122
Immature pork	192	58,574	193	58,180
Mature pork	435	243,477	419	234,854
Total non-current	12,725	543,184	18,214	621,586
	131,982	1,802,704	214,233	2,239,333

	Consolidated
	09.30.17		12.31.16
	Quantity (thousand of heads)	Value	Quantity (thousand of heads)	Value
Consumable biological assets
Immature poultry	194,848	685,526	202,454	770,691
Immature pork	3,893	807,106	3,788	874,248
Total current	198,741	1,492,632	206,242	1,644,939

Production biological assets
Immature poultry	6,440	107,538	6,735	119,912
Mature poultry	10,566	214,702	11,670	229,190
Immature pork	229	66,184	195	58,934
Mature pork	443	248,044	427	239,341
Total non-current	17,678	636,468	19,027	647,377
	216,419	2,129,100	225,269	2,292,316

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2017 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

12.         RECOVERABLE TAXES

	Parent company		Consolidated
	09.30.17	12.31.16	09.30.17	12.31.16
ICMS ("State VAT")	1,455,740	1,449,352	1,685,157	1,575,071
PIS and COFINS ("Federal Taxes to Social Fund Programs")	306,525	325,600	390,493	331,616
Income and social contribution tax (IR/CS)	413,007	367,267	543,656	433,744
IPI ("Federal VAT") (1)	951,810	201,256	958,623	201,261
INSS ("Brazilian Social Security")	275,766	280,305	275,800	280,384
Other	47,354	46,792	120,075	95,912
(-) Provision for losses	(177,974)	(159,736)	(188,290)	(164,611)
	3,272,228	2,510,836	3,785,514	2,753,377

Current	779,855	1,015,610	1,200,032	1,234,795
Non-current	2,492,373	1,495,226	2,585,482	1,518,582

(1)       Main variation refers to adhesion to the tax amnesty program, as disclosed in note 1.4.

The rollforward of the allowance for losses is presented below:

	Parent company
	ICMS ("State VAT")	PIS and COFINS ("Federal Taxes to Social Fund Programs")	Income and social contribution tax	IPI ("Federal VAT")	Other	Total
						09.30.17
Beginning balance	(114,292)	(19,717)	(8,985)	(14,740)	(2,002)	(159,736)
Additions	(9,376)	-	(16,051)	-	(2,304)	(27,731)
Write-offs	4,482	-	-	1,178	3,833	9,493
Ending balance	(119,186)	(19,717)	(25,036)	(13,562)	(473)	(177,974)

	Consolidated
	ICMS ("State VAT")	PIS and COFINS ("Federal Taxes to Social Fund Programs")	Income and social contribution tax	IPI ("Federal VAT")	Other	Total
						09.30.17
Beginning balance	(114,293)	(19,894)	(9,029)	(14,740)	(6,655)	(164,611)
Additions	(15,603)	-	(16,051)	-	(2,303)	(33,957)
Write-offs	4,482	177	-	1,178	3,931	9,768
Exchange rate variation	-	-	-	-	510	510
Ending balance	(125,414)	(19,717)	(25,080)	(13,562)	(4,517)	(188,290)

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2017 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

13.         INCOME AND SOCIAL CONTRIBUTION TAXES

13.1.     Deferred income and social contribution taxes

	Parent company		Consolidated
	09.30.17	12.31.16	09.30.17	12.31.16
Assets
Tax loss carryforwards (corporate income tax)	1,111,652	951,882	1,512,682	1,317,295
Negative calculation basis (social contribution tax)	430,670	376,394	430,957	376,625

Temporary differences
Provisions for tax, civil and labor risks	397,540	264,662	404,101	268,163
Suspended collection taxes	10,101	22,109	10,101	22,109
Allowance for doubtful accounts	107,848	106,314	108,721	107,183
Provision for property, plant and equipment losses	-	-	3,163	3,163
Provision for losses on tax credits	51,920	50,656	54,580	51,266
Provision for other obligations	84,126	64,788	87,405	67,504
Employees' profit sharing	9,520	-	9,520	-
Provision for inventory losses	32,428	17,647	37,552	17,647
Employees' benefits plan	115,304	112,231	123,095	112,231
Unrealized losses on derivatives financial instruments	39,998	133,319	39,998	133,319
Unrealized losses on inventories	-	-	-	2,371
Provision for losses - notes receivables	12,884	13,226	13,623	13,226
Estimated annual effective tax rate - CPC 21	156,826	-	226,224	-
Business combination - Sadia (1)	322,038	329,010	322,038	329,010
Business combination - Invicta	-	-	237	-
Other temporary differences	35,614	64,008	100,265	106,451
	2,918,469	2,506,246	3,484,262	2,927,563

Liabilities
Temporary differences
Unrealized gains on fair value	(30,208)	(78,253)	(31,487)	(78,253)
Difference between tax basis and accounting basis of goodwill amortization	(186,367)	(254,287)	(289,925)	(254,287)
Difference between tax depreciation rate and accounting depreciation rate (useful life)	(667,207)	(694,455)	(674,328)	(694,455)
Exchange rate variation - cash basis	-	-	(21,468)	-
Tax Amnesty Program	(178,166)	-	(178,166)	-
Business combination - Sadia (1)	(658,958)	(702,957)	(658,958)	(702,957)
Business combination - AKF	-	-	(17,431)	(19,050)
Business combination - Dánica and Avex	-	-	(5,013)	(6,733)
Business combination - Invicta	-	-	-	(39,803)
Business combination - AFC	-	-	-	(34,356)
Business combination - Federal Foods	-	-	-	(7,562)
Business combination - other companies (2)	-	-	(154,068)	(58,234)
Other - exchange rate variation	-	-	(51,455)	(48,675)
Other temporary differences	(20,983)	(35,994)	(31,894)	(36,231)
	(1,741,889)	(1,765,946)	(2,114,193)	(1,980,596)

Total deferred tax	1,176,580	740,300	1,370,069	946,967

Total Assets	1,176,580	740,300	1,721,580	1,103,146
Total Liabilities	-	-	(351,511)	(156,179)
	1,176,580	740,300	1,370,069	946,967

(1)          The deferred tax asset on the business combination with Sadia is mainly computed on the difference between the goodwill tax basis and goodwill accounting basis identified in the purchase price allocation. Deferred tax liability on business combination with Sadia is substantially represented by the fair value of property, plant and equipment, trademarks and contingent liabilities.

(2)          Deferred tax liabilities related to the business combinations with Quickfood (trademarks, customer relationship, Fair value of property, plant and equipment) and AFC (customer relationship).

The rollforward of deferred tax is set forth below:

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2017 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

	Parent company		Consolidated
	09.30.17	12.31.16	09.30.17	12.31.16

Beginning balance	740,300	1,248,880	946,967	1,067,656
Deferred income and social contribution taxes recognized in the statement of income	313,058	(244,322)	419,476	104,093
Deferred income and social contribution taxes by offsetting tax loss carryforwards (corporate income tax) and negatives calculation basis (social contribution tax) arising from the Tax Amnesty Program	(33,304)	-	(33,304)	-
Deferred income and social contribution taxes recognized in other comprehensive income	(24,239)	(264,258)	(22,104)	(261,560)
Deferred income and social contribution taxes not recognized in the statement of income - (Dropdown SHB)	180,765	-	-	-
Business combination	-	-	(10,169)	(20,804)
Deferred income and social contribution taxes on disposals of goodwill from BRF Gmbh and Invicta	-	-	44,368	-
Exchange rate variation over deferred income and social contribution taxes related to business combination	-	-	(6,273)	43,997
Other	-	-	31,108	13,585
Ending balance	1,176,580	740,300	1,370,069	946,967

13.2.      Estimated time of realization

Deferred tax arising from temporary differences will be realized as these differences are realized. The period of the settlement or realization of such differences is uncertain and is tied to several factors that are not under control of the Management.

When assessing the likelihood of the realization of deferred tax assets on income tax loss carryforward and negative calculation basis of social contribution tax, Management considers the Company’s budget, strategic plan and projected taxable income. Based on this estimate, Management believes that it is more likely than not that the deferred tax will be realized, as shown below:

	Parent company	Consolidated
2017	-	32,127
2018	188,845	233,177
2019	220,239	285,211
2020	229,244	307,210
2021	238,945	329,905
2022 onwards	665,049	756,009
	1,542,322	1,943,639

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2017 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

13.3.     Income and social contribution taxes reconciliation

	Parent company		Consolidated
	09.30.17	09.30.16	09.30.17	09.30.16

Income before taxes from continued operations	(657,214)	157,030	(722,230)	119,585
Nominal tax rate	34%	34%	34%	34%
Credit (expense) at nominal rate	223,453	(53,390)	245,558	(40,659)

Reconciling itens
Equity interest in income of subsidiaries, associates and joint venture	(174,107)	(312,649)	5,697	8,743
Exchange rate variation on foreign investments	70,331	(185,434)	35,950	(201,072)
Difference of tax rates on results of foreign subsidiaries	-	-	(154,497)	(291,674)
Interest on shareholders' equity	-	174,493	-	174,493
Investment grant	33,727	31,916	33,727	31,916
Estimated annual effective tax rate - CPC 21	156,826	273,679	215,553	273,679
Other permanent differences	28,238	2,096	25,783	(126)
	338,468	(69,289)	407,771	(44,700)

Current income tax	25,410	(230,080)	(11,705)	(258,363)
Deferred income tax	313,058	160,791	419,476	213,663

The taxable income, current and deferred income tax from foreign subsidiaries is presented below:

	Consolidated
	09.30.17	09.30.16
Taxable income (loss) from foreign subsidiaries	(443,068)	(1,003,972)
Current income tax credit (expense) from foreign subsidiaries	(31,521)	(25,908)
Deferred income tax from foreign subsidiaries	107,422	47,042

Company determined that the earnings recorded by the holdings of its wholly-owned subsidiaries located abroad will not be redistributed.

Such resources will be used for investments in the subsidiaries, and thus no deferred income tax was recognized. The total of undistributed earnings corresponds to R$3,095,057 of September 30, 2017 (R$3,317,099 as of December 31, 2016).

Brazilian income taxes are subject to review for a five-year period, during which the tax authorities might audit and assess the Company for additional taxes and penalties. Subsidiaries located abroad are taxed in their respective jurisdictions, according to local regulations.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2017 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

14.         JUDICIAL DEPOSITS

The rollforward of the judicial deposits is presented below:

	Parent company
	Tax	Labor	Civil, commercial and other	Total
				09.30.17
Beginning balance	312,416	370,056	42,295	724,767
Additions	23,141	134,582	7,034	164,757
Reversals	(43,685)	(45,448)	(4,210)	(93,343)
Write-offs	(6,637)	(88,879)	(8,516)	(104,032)
Price index update	16,183	8,572	317	25,072
Ending balance	301,418	378,883	36,920	717,221

	Consolidated
	Tax	Labor	Civil, commercial and other	Total
				09.30.17
Beginning balance	312,437	377,440	42,694	732,571
Additions	23,141	138,635	7,034	168,810
Reversals	(43,711)	(45,911)	(4,210)	(93,832)
Write-offs	(6,637)	(88,879)	(8,516)	(104,032)
Price index update	16,204	8,574	317	25,095
Exchange rate variation	-	(1,047)	-	(1,047)
Ending balance	301,434	388,812	37,319	727,565

15.         RESTRICTED CASH

			Average interest rate (p.a.)	Parent company		Consolidated
	Maturity (1)	Currency		09.30.17	12.31.16	09.30.17	12.31.16

Bank deposit certificates (2)	3.81	R$	8.29%	320,909	384,331	320,909	384,332
National treasury certificates (3)	2.45	R$	10.54%	182,717	171,336	182,717	171,336
Bank deposit (4)	-	US$	-	-	-	62,465	90,140
				503,626	555,667	566,091	645,808

Current				106,970	128,110	169,435	218,251
Non-current				396,656	427,557	396,656	427,557

(1)    Weighted average maturity in years.

(2)    The deposit was pledged as collateral in the disposal of the dairy segment to Groupe Lactalis (“Parmalat”).

(3)    The national treasury certificates, which mature on 2020, are pledged as collateral for the loan obtained through the Special Program Asset Restructuring (“PESA”) (note 19).

(4)    Deposit linked to operations in the international market.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2017 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

16.         INVESTMENTS IN SUBSIDIARIES, ASSOCIATES AND JOINT VENTURES

16.1.     Investments breakdown

	Parent company		Consolidated
	09.30.17	12.31.16	09.30.17	12.31.16
Investment in subsidiaries and associates	4,665,518	4,838,603	64,133	51,727
Goodwill Quickfood	169,658	194,114	-	-
Goodwill SATS BRF	-	-	5,788	5,598
	4,835,176	5,032,717	69,921	57,325
Other investments	1,107	1,107	7,630	1,358
	4,836,283	5,033,824	77,551	58,683

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2017 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

16.2.     Rollforward of the interest in subsidiaries and associates - Parent company

	Subsidiaries												Associates
	BRF Energia S.A.	BRF GmbH	Establec. Levino Zaccardi	K&S Alimentos S.A.	BRF Luxembourg SARL	PSA Labor. Veter. Ltda	Quickfood S.A.	Sadia Alimentos S.A.	Sadia International Ltd.	Sadia Uruguay S.A.	Sadia Overseas S.A.	VIP S.A. Empr. e Particip. Imob	PP-BIO Adm. Bem próprio S.A.	PR-SAD Adm. Bem próprio S.A.	UP! Alimentos Ltda	Total
																09.30.17	12.31.16
a) Capital share as of September 30, 2017
% of share	100.00%	100.00%	99.94%	100.00%	100.00%	99.99%	91.21%	43.10%	100.00%	94.90%	100.00%	100.00%	33.33%	33.33%	50.00%
Total number of shares and membership interests	6,963,854	1	100	27,664,086	100	5,463,850	36,469,606	594,576,682	900,000	2,444,753,091	50,000	14,249,459	-	-	1,000
Number of shares and membership interest held	6,963,854	1	100	27,664,086	100	5,463,849	33,264,887	256,253,695	900,000	2,319,989,778	50,000	14,249,459	-	-	500

b) Information as of September 30, 2017
Capital stock	5,972	6,523	1,420	27,664	42,783	5,564	50,601	257,336	2,933	262,028	3	40,061	-	-	1
Shareholders' equity	626	4,232,968	32	30,778	(53,923)	5,908	(73,594)	52,451	206,634	95,849	(79,137)	54,592	-	-	25,305
Fair value adjustments of assets and liabilities acquired	-	-	-	-	-	-	68,594	-	-	-	-	-	-	-	-
Goodwill based on expectation of future profitability	-	-	-	-	-	-	101,064	-	-	-	-	-	-	-	-
Income (loss) for the period	626	(234,533)	(92)	1,626	(157,997)	344	(48,401)	(28,809)	(13,505)	(69,382)	(3,892)	2,668	-	-	38,757

c) Balance of investments as of September 30, 2017
Beginning balance	-	4,309,592	129	29,153	748	5,562	194,114	38,528	225,716	170,911	-	51,921	1,960	4,382	1	5,032,717	7,209,007
Equity pick-up	626	(234,533)	(92)	1,626	(157,997)	344	(44,148)	(12,416)	(13,505)	(65,842)	(3,892)	2,668	-	-	19,379	(507,782)	(851,356)
Unrealized profit in inventory	-	-	-	-	-	-	(1,173)	-	-	(182)	-	-	-	-	-	(1,355)	(2,506)
Exchange rate variation on goodwill	-	-	-	-	-	-	(21,533)	-	-	-	-	-	-	-	-	(21,533)	(92,131)
Goodwill amortization	-	-	-	-	-	-	(2,923)	-	-	-	-	-	-	-	-	(2,923)	(4,639)
Advance for future capital increase	1,205	-	-	-	-	-	-	-	-	-	-	-	-	-	-	1,205	-
Exchange rate variation on foreign investments	-	214,475	-	-	(2,579)	-	-	-	(7,205)	-	2,165	-	-	-	-	206,856	(649,239)
Other comprehensive income	-	(40,686)	(7)	-	(1,149)	-	6,517	(3,507)	1,627	(13,938)	-	-	-	-	-	(51,143)	(627,167)
Establishment company	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	682
Increase in capital	-	-	-	-	42,026	-	-	-	-	-	-	-	213	697	-	42,936	72,245
Appreciation in exchange of shares	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	1,234
Dividends and interests on shareholders' equity	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(6,727)	(6,727)	(40,553)
Premium paid in the acquisition of non-controlling entities	-	(58,144)	-	-	65,028	-	-	-	-	-	-	-	-	-	-	6,884	-
Adjustment of the option for non-controlling entities	-	41,587	-	-	-	-	-	-	-	-	-	-	-	-	-	41,587	-
Gain or loss on variation of equity interest	-	(3)	3	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Acquisition of equity interest	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	9,262
Impairment losses for investments	-	-	-	-	53,923	-	38,804	-	-	-	1,727	-	-	-	-	94,454	7,878
	1,831	4,232,288	33	30,779	-	5,906	169,658	22,605	206,633	90,949	(0)	54,589	2,173	5,079	12,653	4,835,176	5,032,717

The gain of exchange rate variation on the conversion of the investments in foreign subsidiaries, whose functional currency is Brazilian Reais, was R$107,452 on September 30, 2017 (loss of R$591,388 on September 30, 2016) and was recognized as financial result in the consolidated statement of the period.

On September 30, 2017, these associates, affiliates and joint ventures do not have any significant restriction to transfer dividends or repay their loans or advances to the Company.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2017 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

16.3.     Summary of financial information in associate

	K&S	PP-BIO		PR-SAD		UP!		Total
	12.31.16	09.30.17	12.31.16	09.30.17	12.31.16	09.30.17	12.31.16	09.30.17	12.31.16
Current assets	-	-	-	-	-	56,126	51,020
Non-current assets	-	6,519	5,880	15,237	13,146	147	185
Current liabilities	-	-	-	-	-	(30,968)	(51,204)
Shareholder's equity	-	6,519	5,880	15,237	13,146	25,305	1

% of participation	0.00%	33.33%	33.33%	33.33%	33.33%	50.00%	50.00%

Book value of investment	-	2,173	1,960	5,079	4,382	12,653	1	19,905	6,343

Dividends declared	-	-	-	-	-	6,727	26,923	6,727	26,923

	K&S (1)	PP-BIO		PR-SAD		UP!
	09.30.16	09.30.17	09.30.16	09.30.17	09.30.16	09.30.17	09.30.16
Net revenues	24,843	-	-	-	-	128,800	145,012
Net income (loss)	4,687	-	-	-	-	38,757	38,952

Equity pick-up	2,297	-	-	-	-	19,379	19,476	19,379	21,773

(1)     On March 18, 2016, the Company acquired control and total shares, being treated as wholly-owned subsidiary from this date.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2017 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

17.         PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment rollforward is presented below:

	Parent company
	Weighted average depreciation rate (p.a.)	12.31.16	Additions	Disposals	Transfers SHB (2)	Transfers (1)	09.30.17
Cost
Land	-	547,952	6,222	(754)	(68,774)	6,120	490,766
Buildings and improvements	-	5,216,174	53,228	(13,819)	(672,616)	154,995	4,737,962
Machinery and equipment	-	7,248,188	37,095	(86,184)	(1,006,025)	395,148	6,588,222
Facilities	-	1,893,687	14,492	(6,274)	(177,152)	85,347	1,810,100
Furniture	-	116,121	-	(1,290)	(10,375)	5,118	109,574
Vehicles	-	13,672	-	(9)	(901)	415	13,177
Construction in progress	-	753,279	458,538	-	-	(803,001)	408,816
Advances to suppliers	-	1,997	15,633	-	-	(17,540)	90
		15,791,070	585,208	(108,330)	(1,935,843)	(173,398)	14,158,707

Depreciation
Buildings and improvements	3.04%	(1,584,343)	(103,104)	7,632	186,697	3,177	(1,489,941)
Machinery and equipment	5.95%	(2,861,030)	(290,354)	59,717	365,375	1,149	(2,725,143)
Facilities	3.72%	(600,665)	(55,217)	2,747	50,423	1,246	(601,466)
Furniture	7.94%	(48,283)	(5,756)	914	5,456	(25)	(47,694)
Vehicles	19.94%	(5,965)	(544)	9	728	6	(5,766)
		(5,100,286)	(454,975)	71,019	608,679	5,553	(4,870,010)
		10,690,784	130,233	(37,311)	(1,327,164)	(167,845)	9,288,697

(1)     Refers to the transfer of R$129,187 to intangible assets, R$24,746 to biological assets and R$13,912 to assets held for sale.

(2)     As a result of the corporate reorganization of One Foods, was transferred from the parent company, relating to paid-in capital the net amount of R$1,327,164 to SHB.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2017 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

	Consolidated
	Weighted average depreciation rate (p.a.)	12.31.16	Additions	Business combinations (2)	Disposals	Transfers (1)	Functional currency	Exchange rate variation	09.30.17
Cost
Land	-	575,911	6,221	122,089	(4,617)	6,120	-	(1,687)	704,037
Buildings and improvements	-	5,648,592	62,673	260,337	(14,503)	166,406	(15,812)	1,171	6,108,864
Machinery and equipment	-	7,994,146	59,036	378,806	(110,281)	443,132	(15,962)	(5,683)	8,743,194
Facilities	-	2,047,923	14,623	-	(7,029)	86,977	(11,849)	4,865	2,135,510
Furniture	-	163,475	1,888	16,029	(2,477)	5,374	(493)	1,574	185,370
Vehicles	-	27,323	3,448	4,775	(12,106)	1,247	(4)	72	24,755
Construction in progress	-	886,004	556,417	13,635	(6,661)	(871,708)	(669)	(9,834)	567,184
Advances to suppliers	-	16,098	15,566	-	-	(17,540)	53	(679)	13,498
		17,359,472	719,872	795,671	(157,674)	(179,992)	(44,736)	(10,201)	18,482,412

Depreciation
Buildings and improvements	3.02%	(1,694,486)	(134,700)	(11,402)	7,756	4,108	1,570	(1,066)	(1,828,220)
Machinery and equipment	5.88%	(3,193,879)	(410,423)	(20,991)	70,409	1,545	2,428	10,978	(3,539,933)
Facilities	3.78%	(646,314)	(68,239)	-	3,202	958	1,318	1,212	(707,863)
Furniture	8.06%	(66,502)	(9,691)	(41)	1,586	(1,064)	82	615	(75,015)
Vehicles	20.06%	(12,053)	(1,901)	(2,728)	9,288	40	2	(2,000)	(9,352)
		(5,613,234)	(624,954)	(35,162)	92,241	5,587	5,400	9,739	(6,160,383)
		11,746,238	94,918	760,509	(65,433)	(174,405)	(39,336)	(462)	12,322,029

(1)     Refers to the transfer of R$131,479 to intangible assets, R$29,007 to biological assets and R$13,919 to assets held for sale.

(2)     Balance arise from the business combination of FFM Further of R$26,370, Banvit of R$537,537, Campo Austral of R$145,318 and Calchaquí of R$51,284.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2017 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

The Company has fully depreciated items that are still in operation, which are set forth below:

	Parent company		Consolidated
	09.30.17	12.31.16	09.30.17	12.31.16
Cost
Buildings and improvements	118,905	116,090	152,264	122,181
Machinery and equipment	599,845	634,661	901,965	674,325
Facilities	65,448	70,490	117,115	74,369
Furniture	14,855	14,200	23,660	20,061
Vehicles	3,760	3,918	4,957	4,952
Others	54,488	49,526	68,219	49,526
	857,301	888,885	1,268,180	945,414

During the nine-month period ended September 30, 2017, the Company capitalized interest in the amount of R$26,066 in the parent company and R$27,737 in the consolidated (R$32,524 in the parent company and in the consolidated during the nine-month period ended September 30, 2016). The weighted average interest rate utilized to determine the capitalized amount was 7.73% p.a in the parent company and 6.55% in the consolidated (6.78% p.a. in the parent company and in the consolidated as of September 30, 2016).

The property, plant and equipment items that are pledged as collateral for transactions of different natures are presented below:

		Parent company		Consolidated
		09.30.17	12.31.16	09.30.17	12.31.16
	Type of collateral	Book value of the collateral	Book value of the collateral	Book value of the collateral	Book value of the collateral
Land	Financial/Tax	238,985	258,880	323,510	258,880
Buildings and improvements	Financial/Tax	1,228,114	1,253,648	1,364,849	1,253,648
Machinery and equipment	Financial/Labor/Tax/Civil	2,287,086	2,129,395	2,542,891	2,129,395
Facilities	Financial/Tax	608,537	523,314	608,780	523,314
Furniture	Financial/Tax	23,366	23,591	24,572	23,591
Vehicles	Financial/Tax	945	1,016	1,216	1,016
Others	Financial/Tax	65,684	66,465	65,930	66,465
		4,452,717	4,256,309	4,931,748	4,256,309

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2017 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

18.         INTANGIBLES

The intangible assets rollforward is set forth below:

		Parent company
	Weighted average amortization rate (p.a.)	12.31.16	Additions	Disposals	Transfers SHB (1)	Transfers	09.30.17
Cost
Non-compete agreement	-	18,365	10,460	(2)	-	-	28,823
Goodwill	-	2,096,587	-	-	(553,658)	-	1,542,929
Ava	-	49,368	-	-	-	-	49,368
Eleva Alimentos	-	808,140	-	-	(304,582)	-	503,558
Incubatório Paraíso	-	656	-	-	-	-	656
Paraíso Agroindustrial	-	16,751	-	-	-	-	16,751
Perdigão Mato Grosso	-	7,636	-	-	-	-	7,636
Sadia	-	1,214,036	-	-	(249,076)	-	964,960
Outgrowers relationship	-	14,702	-	-	-	-	14,702
Trademarks	-	1,173,000	-	-	-	-	1,173,000
Patents	-	6,100	-	-	-	-	6,100
Software	-	452,869	38,536	(56,304)	(4,439)	129,187	559,849
		3,761,623	48,996	(56,306)	(558,097)	129,187	3,325,403

Amortization
Non-compete agreement	44.10%	(5,051)	(6,949)	-	-	-	(12,000)
Outgrowers relationship	13.13%	(7,669)	(1,439)	-	-	-	(9,108)
Patents	20.00%	(3,191)	(777)	-	-	-	(3,968)
Software	24.58%	(293,967)	(100,109)	56,304	338	-	(337,434)
		(309,878)	(109,274)	56,304	338	-	(362,510)
		3,451,745	(60,278)	(2)	(557,759)	129,187	2,962,893

(1)       As a result of the corporate reorganization of One Foods, was transferred from the parent company, relating to paid-in capital the net amount of R$557,759 to SHB.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2017 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

		Consolidated
	Weighted average amortization rate (p.a.)	12.31.16	Additions	Disposals	Business combination	Transfers	Exchange rate variation	09.30.17
Cost
Non-compete agreement	-	51,283	10,460	(2)	545	-	(2,267)	60,019
Goodwill	-	4,343,550	-	-	(177,029)	-	(43,214)	4,123,307
AKF	-	129,518	-	-	(2,120)	-	(1,469)	125,929
Alimentos Calchaquí	-	341,988	-	-	(152,257)	-	(25,435)	164,296
Ava	-	49,368	-	-	-	-	-	49,368
Avex	-	18,775	-	-	-	-	(2,100)	16,675
Banvit Bandirma Vitaminli	-	-	-	-	230,411	-	(26,140)	204,271
BRF AFC	-	162,624	-	-	(33,372)	-	(3,122)	126,130
BRF Holland B.V.	-	22,505	-	-	-	-	1,993	24,498
BRF Invicta	-	119,092	-	-	-	-	6,178	125,270
Dánica	-	4,779	-	-	-	-	(537)	4,242
Eclipse Holding Cooperatief	-	209,950	-	-	(202,126)	-	(6,456)	1,368
Eleva Alimentos	-	808,140	-	-	-	-	-	808,140
Federal Foods LLC	-	70,474	-	-	(7,345)	-	(1,972)	61,157
Federal Foods Qatar L.L.C	-	308,468	-	-	-	-	(14,198)	294,270
GFS Group	-	684,368	-	-	-	-	40,529	724,897
GQFE - Golden Quality Foods Europe	-	2,407	-	-	-	-	213	2,620
Incubatório Paraíso	-	656	-	-	-	-	-	656
Invicta Food Group	-	645	-	-	-	-	33	678
Paraíso Agroindustrial	-	16,751	-	-	-	-	-	16,751
Perdigão Mato Grosso	-	7,636	-	-	-	-	-	7,636
Quickfood	-	113,793	-	-	-	-	(12,730)	101,063
Sadia	-	1,214,036	-	-	-	-	-	1,214,036
Universal Meats Ltd.	-	57,577	-	-	(10,220)	-	1,999	49,356
Import quotas	-	58,155	-	-	42,197	-	5,740	106,092
Outgrowers relationship	-	14,702	-	-	-	-	-	14,702
Trademarks	-	1,313,194	-	-	379,303	-	(28,769)	1,663,728
Patents	-	6,917	2	(1)	-	22	(65)	6,875
Customer relationship	-	815,285	-	-	346,817	10,579	(19,186)	1,153,495
Supplier relationship	-	14,562	-	(1,991)	-	(10,579)	(71)	1,921
Software	-	503,998	39,683	(56,956)	-	131,457	1,603	619,785
		7,121,646	50,145	(58,950)	591,833	131,479	(86,229)	7,749,924

Amortization
Non-compete agreement	42.34%	(7,734)	(11,621)	-	-	-	437	(18,918)
Import quotas	44.94%	(21,697)	(46,883)	-	-	-	(3,456)	(72,036)
Outgrowers relationship	13.13%	(7,669)	(1,441)	-	-	-	-	(9,110)
Patents	19.89%	(3,912)	(800)	1	-	-	66	(4,645)
Customer relationship	8.96%	(81,332)	(48,170)	-	44,516	-	1,715	(83,271)
Supplier relationship	5.00%	(1,992)	(71)	1,991	-	-	(1)	(73)
Software	29.80%	(324,756)	(107,987)	56,696	-	-	1,109	(374,938)
		(449,092)	(216,973)	58,688	44,516	-	(130)	(562,991)
		6,672,554	(166,828)	(262)	636,349	131,479	(86,359)	7,186,933

For the nine-month period ended September 30, 2017, Management did not identify and event that could indicate an impairment of such assets.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2017 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

19.         LOANS AND FINANCING

	Parent company
	Charges (p.a.)	Weighted average interest rate (p.a.)	WAMT (1)	Current	Non-current	09.30.17	Captured	Transfers SHB(2)	Amortization	Interest paid	Interest accrued	Exchange rate variation	Price index update	Current	Non-current	12.31.16
Local currency

Working capital	8.77% (8.90% on 12.31.16)	8.77% (8.90% on 12.31.16)	1.0	1,619,906	926,621	2,546,527	2,476,628	(64,564)	(1,231,517)	(96,632)	136,486	-	-	1,326,126	-	1,326,126

Certificate of agribusiness receivables	96.51% of CDI / IPCA + 5.90% (96.50% of CDI / IPCA + 5.90% on 12.31.16)	9.64% (13.43% on 12.31.16)	2.6	166,048	2,689,111	2,855,159	-	-	(780,000)	(253,369)	258,451	-	-	168,110	3,461,967	3,630,077

Development bank credit lines	Fixed rate / Selic / TJLP + 1.25% (Fixed rate / Selic / TJLP + 0.75% on 12.31.16)	7.24% (7.93% on 12.31.16)	0.6	336,348	329,403	665,751	62,439	-	(302,805)	(30,218)	35,024	195	20,104	381,303	499,709	881,012

Bonds	7.75% (7.75% on 12.31.16)	7.75% (7.75% on 12.31.16)	0.7	513,350	-	513,350	-	-	-	(19,375)	36,598	-	(6,806)	4,140	498,793	502,933

Export credit facility	100.35% of CDI (13.68% on 12.31.16)	8.42% (13.68% on 12.31.16)	1.5	6,353	1,850,000	1,856,353	-	-	-	(214,311)	148,367	-	-	72,297	1,850,000	1,922,297

Special program asset restructuring	Fixed rate / IGPM + 4.90% (Fixed rate / IGPM + 4.90% on 12.31.16)	3.44% (12.09% on 12.31.16)	2.5	2,619	242,932	245,551	-	-	-	(6,962)	4,827	(1,661)	(2,209)	3,546	248,010	251,556

Other secured debts	8.50% (8.50% on 12.31.16)	8.50% (8.50% on 12.31.16)	1.8	35,563	71,508	107,071	-	-	(22,479)	(7,441)	7,398	-	11	32,331	97,251	129,582

Fiscal incentives	2.40% (2.40% on 12.31.16)	2.40% (2.40% on 12.31.16)	0.3	10,517	-	10,517	24,437	-	(13,997)	(136)	141	-	-	72	-	72

				2,690,704	6,109,575	8,800,279	2,563,504	(64,564)	(2,350,798)	(628,444)	627,292	(1,466)	11,100	1,987,925	6,655,730	8,643,655

Foreign currency

Bonds	3.54% (4.05% on 12.31.16) + e.r. US$ and EUR	3.54% (4.05% on 12.31.16) + e.r. US$ and EUR	5.1	46,255	3,732,058	3,778,313	-	(2,424,133)	-	(95,469)	114,734	97,821	-	48,170	6,037,190	6,085,360

Export credit facility	LIBOR + 1.40% (LIBOR + 2.74% on 12.31.16) + e.r. US$	3.04% (3.95% on 12.31.16) + e.r. US$	1.7	506,920	2,793,362	3,300,282	2,558,720	-	(212,200)	(36,507)	57,794	(51,861)	-	311,606	672,730	984,336

Advances for foreign exchange rate contracts	(2.39% + e.r. US$) + e.r. US$	(2.39% + e.r. US$) + e.r. US$	-	-	-	-	-	-	(199,322)	(4,742)	347	(9,123)	-	212,840	-	212,840

Development bank credit lines	UMBNDES + 1.77% (UMBNDES + 2.10% on 12.31.16) + e.r. US$ and other currencies	6.17% (6.24% on 12.31.16) + e.r. US$ and other currencies	0.8	2,777	841	3,618	-	-	(5,035)	(309)	325	(265)	-	5,884	3,018	8,902

				555,952	6,526,261	7,082,213	2,558,720	(2,424,133)	(416,557)	(137,027)	173,200	36,572	-	578,500	6,712,938	7,291,438
				3,246,656	12,635,836	15,882,492	5,122,224	(2,488,697)	(2,767,355)	(765,471)	800,492	35,106	11,100	2,566,425	13,368,668	15,935,093

(1)     Weighted average maturity in years.

(2)     As a result of the corporate reorganization of One Foods, was transferred from the parent company, relating to paid-in capital the net amount of R$2,488,697 to SHB.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2017 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

	Consolidated
	Charges (p.a.)	Weighted average interest rate (p.a.)	WAMT (1)	Current	Non-current	09.30.17	Captured	Business combination (2)	Amortization	Interest paid	Interest accrued	Exchange rate variation	Price index update	Current	Non-current	12.31.16
Local currency

Working capital	8.72% (8.90% on 12.31.16)	8.72% (8.90% on 12.31.16)	1.0	1,786,789	926,621	2,713,410	2,747,305	-	(1,403,315)	(104,441)	147,735	-	-	1,326,126	-	1,326,126

Certificate of agribusiness receivables	96.51% of CDI / IPCA + 5,90% (96.50% of CDI / IPCA + 5,90% on 12.31.16)	9.64% (13.43% on 12.31.16)	2.6	173,732	3,469,111	3,642,843	780,000	-	(780,000)	(253,368)	266,134	-	-	168,110	3,461,967	3,630,077

Development bank credit lines	Fixed rate / Selic / TJLP + 1.25% (Fixed rate / Selic / TJLP + 0.75% on 12.31.16)	7.24% (7.93% on 12.31.16)	0.6	336,348	329,403	665,751	62,439	-	(302,805)	(30,219)	35,024	196	20,104	381,303	499,709	881,012

Bonds	7.75% (7.75% on 12.31.16)	7.75% (7.75% on 12.31.16)	0.7	513,350	-	513,350	-	-	-	(19,375)	36,598	-	(6,806)	4,140	498,793	502,933

Export credit facility	100.35% of CDI (13.68% on 12.31.16)	8.42% (13.68% on 12.31.16)	1.5	6,353	1,850,000	1,856,353	-	-	-	(214,310)	148,366	-	-	72,297	1,850,000	1,922,297

Special program asset restructuring	Fixed rate / IGPM + 4.90% (Fixed rate / IGPM + 4.90% on 12.31.16)	3.44% (12.09% on 12.31.16)	2.5	2,619	242,932	245,551	-	-	-	(6,962)	4,828	(1,662)	(2,209)	3,546	248,010	251,556

Other secured debts	8.50% (8.50% on 12.31.16)	8.50% (8.50% on 12.31.16)	1.8	35,563	71,508	107,071	-	-	(22,479)	(7,441)	7,398	-	11	32,331	97,251	129,582

Fiscal incentives	2.40% (2.40% on 12.31.16)	2.40% (2.40% on 12.31.16)	0.3	10,517	-	10,517	24,437	-	(13,998)	(136)	142	-	-	72	-	72

				2,865,271	6,889,575	9,754,846	3,614,181	-	(2,522,597)	(636,252)	646,225	(1,466)	11,100	1,987,925	6,655,730	8,643,655

Foreign currency

Bonds	4.44% (4.71% on 12.31.16) + e.r. US$, EUR and ARS	4.44% (4.71% on 12.31.16) + e.r. US$, EUR and ARS	6.2	116,116	7,970,875	8,086,991	-	-	(385,451)	(270,886)	293,454	(43,788)	-	489,229	8,004,433	8,493,662

Export credit facility	LIBOR + 1.49% (LIBOR + 2.71% on 12.31.16) + e.r. US$	2.84% (3.85% on 12.31.16) + e.r. US$	1.8	1,331,325	3,354,811	4,686,136	3,561,867	-	(212,200)	(56,581)	80,142	2,314	-	312,219	998,375	1,310,594

Advances for foreign exchange rate contracts	(2.39% on 12.31.16) + e.r. US$	(2.39% on 12.31.16) + e.r. US$	-	-	-	-	4,065	-	(203,396)	(4,741)	347	(9,115)	-	212,840	-	212,840

Development bank credit lines	UMBNDES + 1.77% (UMBNDES + 2.10% on 12.31.16) + e.r. US$ and other currencies	6.17% (6.24% on 12.31.16) + e.r. US$ and other currencies	0.8	2,777	841	3,618	-	-	(5,036)	(309)	324	(262)	-	5,883	3,018	8,901

Working capital	20.57% (14.28% on 12.31.16) + e.r. ARS / + e.r US$	20.57% (14.28% on 12.31.16) + e.r. ARS / + e.r US$	0.6	395,118	49,489	444,607	905,392	-	(719,263)	(7,365)	37,729	(64,614)	-	236,908	55,820	292,728

Working capital	14.00% + e.r TRY	14.00% + e.r TRY	0.1	240,552	-	240,552	-	389,150	(40,644)	(40)	5,103	(113,017)	-	-	-	-

				2,085,888	11,376,016	13,461,904	4,471,324	389,150	(1,565,990)	(339,922)	417,099	(228,482)	-	1,257,079	9,061,646	10,318,725
				4,951,159	18,265,591	23,216,750	8,085,505	389,150	(4,088,587)	(976,174)	1,063,324	(229,948)	11,100	3,245,004	15,717,376	18,962,380

(1)     Weighted average maturity in years.

(2)       Balance arising from business combination with Banvit (note 6.3).

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2017 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

On August 15, 2017, the 1st series CRA was transferred to SHB, based on the exports between SHB and BRF Foods Gmbh. The conditions negotiated on the issued date remain in full force.

The main characteristics of loan and financing agreements entered into by the Company were disclosed in note 20 of financial statements for the year ended December 31, 2016.

On September 30, 2017, the Company did not have financial covenants clauses related to its loan agreements.

19.1.     Loans and financing maturity schedule

The maturity schedule of the loans and financing is as follows:

	Parent company	Consolidated
	09.30.17	09.30.17
2017	416,198	900,319
2018	4,059,575	5,283,797
2019	6,364,024	6,388,679
2020	376,779	1,460,323
2021	83,272	94,094
2022 onwards	4,582,644	9,089,538
	15,882,492	23,216,750

19.2.     Guarantees

	Parent company		Consolidated
	09.30.17	12.31.16	09.30.17	12.31.16
Total of loans and financing	15,882,492	15,935,093	23,216,750	18,962,380
Mortgage guarantees	786,954	1,019,568	786,954	1,019,568
Related to FINEM-BNDES	540,337	771,257	540,337	771,257
Related to FNE-BNB	107,071	129,582	107,071	129,582
Related to tax incentives and other	139,546	118,729	139,546	118,729

The Company is the guarantor of a loan obtained by Instituto Sadia de Sustentabilidade from the Bank National Economic and Social Development (“BNDES”). The loan was obtained with the purpose of allowing the implementation of biodigesters in the farms of the outgrowers which take part in the Company´s integration system, targeting the reduction of the emission of Greenhouse Gases. The value of these guarantees on September 30, 2017 totaled R$20,101 (R$28,390 as of December 31, 2016) (note 29.1).

The Company is the guarantor of loans related to a special program, which aimed the local development of outgrowers in the central region of Brazil. The proceeds of such loans are utilized by the outgrowers to improve farm conditions and will be paid by them in 10 years, taking as collateral the land and equipment acquired by the outgrowers through this program. The guarantee totaled R$110,743 as of September 30, 2017 (R$138,542 as of December 31, 2016).

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2017 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

On September 30, 2017, the Company contracted bank guarantees in the amount of R$1,495,710 (R$1,934,547 as of December 31, 2016). These bank guarantees were offered mainly in litigations involving the Company´s use of tax credits. These guarantees have an average cost of 1.10% p.a. (0.90% p.a. as of December 31, 2016).

19.3.     Commitments

In the normal course of the business, the Company enters into agreements with third parties which are mainly related to the purchases of raw materials, such as corn and soymeal, where the agreed prices can be fixed or to be fixed. The Company enters into other agreements, such as electricity, packaging supplies and manufacturing activities. The amounts of these agreements at the date of these financial statements are set forth below:

	Parent company	Consolidated
	09.30.17	09.30.17
2017	2,919,864	3,396,861
2018	2,160,253	2,557,867
2019	447,407	577,273
2020	299,510	310,392
2021	193,012	193,211
2022 onwards	220,119	220,160
	6,240,165	7,255,764

20.         TRADE ACCOUNTS PAYABLE

	Parent company		Consolidated
	09.30.17	12.31.16	09.30.17	12.31.16
Domestic suppliers
Third parties	3,915,314	4,147,917	4,392,047	4,148,132
Related parties	122,760	13,118	13,038	13,118
	4,038,074	4,161,035	4,405,085	4,161,250

Foreign suppliers
Third parties	514,936	629,891	1,828,056	1,727,542
Related parties	3,261	13,864	-	-
	518,197	643,755	1,828,056	1,727,542

(-) Adjustment to present value	(42,193)	(46,069)	(49,552)	(48,954)
	4,514,078	4,758,721	6,183,589	5,839,838

For the nine-month period ended September 30, 2017, the average payment period is 90 days (99 days on December 31, 2016).

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2017 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

On the suppliers balance as of September, 30, 2017, R$1,391,680 in the parent company and R$1,582,573 in the consolidated (R$1,556,459 in the parent company and consolidated as of December 31, 2016) corresponds to the supply chain finance transactions on which there were no changes in the payment terms and prices negotiated with the suppliers.

The information on accounts payable involving related parties is presented in note 29. The trade accounts payable to related parties refer to transactions with associates UP! in domestic market.

21.         SUPPLY CHAIN FINANCE

	Parent company		Consolidated
	09.30.17	12.31.16	09.30.17	12.31.16
Supply chain finance - National suppliers	259,208	1,007,075	259,208	1,007,075
Supply chain finance - Foreign suppliers	154,600	328,507	167,567	328,507
	413,808	1,335,582	426,775	1,335,582

The Company has partnerships with several financial institutions that allow the suppliers to anticipate their receivables. The suppliers do have the freedom to choose whether to anticipate or not and, if positive, with which institution. The anticipation allows the suppliers to better manage their cash flow needs. This flexibility allows the Company to intensify its commercial relations with the network of suppliers by potentially leveraging benefits such as preference for supply in case of restricted supply, better price conditions and / or more flexible payment terms, among others.

The Company has not identified a material change in the existing commercial conditions with its suppliers.

As such, these transactions are presented in the operational cash flows for the period ended September 30, 2017 and December 31, 2016.

On September 30, 2017, the discount rates applied to the supply chain finance transactions agreed between our suppliers and the financial institutions in the internal market were set between 0.64% to 1.04% p.m. (1.08% to 1.33% p.m. on December 31, 2016).

On September 30, 2017, the discount rates applied to the supply chain finance transactions agreed between our suppliers and the financial institutions in the external market were set between 0.18% to 0.26% p.a. (0.17% to 0.25% p.m. on December 31, 2016).

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2017 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

22.         OTHER FINANCIAL ASSETS AND LIABILITIES

	Parent company		Consolidated
	09.30.17	12.31.16	09.30.17	12.31.16

Derivatives designated as cash flow hedges
Assets
Non-deliverable forward (NDF)	2,967	76,339	2,967	76,339
Currency option contracts	35,563	118,741	35,563	118,741
Deliverable forwards contracts	-	-	-	43
Commodities (corn) non-deliverable forward (NDF)	3,085	2,397	3,085	2,397
Commodities (Soy) non-deliverable forward (NDF)	1,321	-	1,321	-
	42,936	197,477	42,936	197,520

Liabilities
Non-deliverable forward of currency (NDF)	(1,960)	(1,789)	(1,960)	(1,789)
Commodities (soy meal) non-deliverable forward (NDF)	-	(880)	-	(880)
Currency option contracts	(2,973)	(35,064)	(2,973)	(35,064)
Deliverable forwards contracts	-	-	-	(309)
Commodities (corn) non-deliverable forward (NDF)	(1,647)	(560)	(1,647)	(560)
Corn and soymeal future contracts - BM&FBOVESPA	(1)	(27)	(1)	(27)
Exchange rate contracts currency (Swap)	(140,010)	(162,140)	(150,764)	(184,165)
	(146,591)	(200,460)	(157,345)	(222,794)

Non derivatives designated as cash flow hedges
Assets
Non-deliverable forward of currency (NDF)	-	-	11,684	46
Currency option contracts	866	-	866	-
Deliverable forwards contracts	-	-	-	11
Exchange rate contracts currency (Swap)	57,562	438	57,570	438
Dollar future contracts - BM&FBOVESPA	42	-	42	-
	58,470	438	70,162	495

Liabilities
Non-deliverable forward of currency (NDF)	(18,744)	(82,481)	(18,744)	(83,006)
Currency option contracts	(32)	-	(32)	-
Exchange rate contracts currency (Swap)	(5,421)	(218,541)	(5,429)	(218,541)
Dollar future contracts - BM&FBOVESPA	-	(5,230)	-	(5,230)
	(24,197)	(306,252)	(24,205)	(306,777)

Current assets	101,406	197,915	113,098	198,015
Current liabilities	(170,788)	(506,712)	(181,550)	(529,571)

The collateral given in the transactions presented above are disclosed in note 8.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2017 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

23.         LEASES

The Company is lessee in several contracts, which can be classified as operating or finance lease.

23.1.     Operating lease

The minimum future payments of non-cancellable operating lease are presented below:

	Parent company	Consolidated
	09.30.17	09.30.17
2017	189,328	287,420
2018	243,697	275,744
2019	82,198	90,827
2020	38,418	45,097
2021	27,808	33,295
2022 onwards	109,315	120,871
	690,764	853,254

The payments of operating lease agreements recognized as expense during the nine-month period ended September 30, 2017 amounted to R$129,058 in the parent company and R$234,327 in the consolidated (R$134,574 in the parent company and R$235,543 in the consolidated during the nine-month period ended September 30, 2016).

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2017 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

23.2.     Finance lease

The Company enters into finance leases mainly for the acquisitions of machinery, equipment, vehicles, software and buildings, presented below:

		Parent company		Consolidated
	Weighted average interest rate (p.a.) (1)	09.30.17	12.31.16	09.30.17	12.31.16
Cost
Machinery and equipment		84,389	113,644	90,050	115,805
Software		98,915	78,692	98,915	78,692
Vehicles		-	-	436	491
Land		-	-	1,476	1,662
Buildings		216,560	141,732	218,902	144,446
Facilities		14,692	-	14,760	-
		414,556	334,068	424,539	341,096

Accumulated depreciation
Machinery and equipment	48.40%	(41,149)	(37,876)	(43,576)	(38,429)
Software	80.00%	(66,625)	(63,483)	(66,625)	(63,483)
Vehicles	20.00%	-	-	(280)	(259)
Buildings	8.33%	(54,799)	(43,956)	(55,033)	(44,068)
Facilities	6.67%	(460)	-	(511)	-
		(163,033)	(145,315)	(166,025)	(146,239)
		251,523	188,753	258,514	194,857

(1)     The period of depreciation of leased assets corresponds to the lowest of term of the contract and the useful life of the asset, as determined by CVM Deliberation Nº 645/10.

The minimum future payments required for these finance leases are segregated as follows, and were recorded in current and non-current liabilities:

	Parent company
	09.30.17
	Present value of minimum payments	Interest	Minimum future payments
2017	47,068	4,863	51,931
2018	41,877	16,653	58,530
2019	36,154	15,737	51,891
2020	26,157	12,170	38,327
2021	19,785	8,587	28,372
2022 onwards	84,280	54,985	139,265
	255,321	112,995	368,316

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2017 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

	Consolidated
	09.30.17
	Present value of minimum payments	Interest	Minimum future payments
2017	48,354	5,601	53,955
2018	47,147	20,704	67,851
2019	36,700	15,924	52,624
2020	26,168	12,174	38,342
2021	19,785	8,587	28,372
2022 onwards	84,280	54,985	139,265
	262,434	117,975	380,409

The contract terms for both modalities, with respect to renewal, adjustment and purchase option, are according to market practices. In addition, there are no clauses of contingent payments or restrictions on dividends distribution, payments of interest on shareholders’ equity or obtaining debt.

In the period ended September 30, 2017, the Company does not have entered in a built to suit agreement.

24.         SHARE BASED PAYMENT

The rules of the stock options plan granted to executives were disclosed in the financial statements for the year ended December 31, 2016 (note 24) and are unchanged for this period.

According to the ordinary meeting of the Board of Directors held on March 30, 2017, were approved the granting of 863,528 stock options.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2017 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

The breakdown of the outstanding granted options is presented as follows:

Date			Quantity		Grant (1)	Price of converted share (1)
Grant date	Beginning of the year	End of the year	Options granted	Outstanding options	Fair value of the option	Granting date	Updated IPCA

Plan I
05.02.13	05.01.14	05.01.18	3,490,201	318,249	11.88	46.86	61.59
04.04.14	04.03.15	04.03.19	1,552,564	530,771	12.56	44.48	55.37
05.02.14	05.01.15	05.01.19	1,610,450	707,084	14.11	47.98	59.33
12.18.14	12.17.15	12.17.19	5,702,714	3,314,079	14.58	63.49	76.49
			12,355,929	4,870,183

Plan II
04.26.16	04.30.17	04.30.21	8,724,733	4,775,000	9.21	56.00	58.58
05.31.16	05.31.17	05.31.21	3,351,220	2,489,080	10.97	46.68	48.46
03.30.17	03.30.18	03.31.22	863,528	802,739	9.45	38.43	38.68
			12,939,481	8,066,819
			25,295,410	12,937,002

(1)     Amounts expressed in Brazilian Reais

24.1.     Stock options plan - restricted shares

On August 31, 2017, 716,486 restricted shares were granted in accordance with the plan that were approved by a Ordinary and a Special Meeting of Shareholders on April 26, 2017. The purpose of this plan is: (i) to stimulate the expansion, success and achievement of the Company's social objectives; (ii) to align the interests of the Company's shareholders with those of the eligible persons; and (iii) to enable the Company and the companies under its control to attract and retain the persons related to it.

Under the terms of the plan, directors may be elected, statutory or not, and people occupying other positions of the Company or other companies under their control. The granting of rights to beneficiaries is conditional on: (i) continuity of the employment relationship with the Company for three years after the grant date; (ii) achievement of a minimum shareholder return defined by the Board of Directors in the granting agreements and determined at the end of the vesting period; and (iii) any other conditions determined by the Board of Directors in each grant made.

Each year, or whenever it deems it appropriate, the Board of Directors shall approve the granting of restricted shares, electing the beneficiaries in favor of which the Company will sell the restricted shares, establishing the terms, quantities and conditions of acquisition of rights related to restricted shares.

The total number of restricted shares that may be granted under the plan shall not exceed 0.5% of the registered common shares, in book-entry form without par value, representing the Company's total share capital.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2017 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

Date		Quantity		Grant (1)
Grant	Term of acquisition of right	Shares granted	Outstanding shares	Fair value of the shares
Restricted stock plan
08.31.17	08.31.20	716,846	716,846	41.85
		716,846	716,846

(1)       Amounts expressed in Brazilian Reais

The rollforward of the outstanding granted options for nine-month period ended September 30, 2017 is presented as follows:

Consolidated

Outstanding options as of December 31, 2016	16,506,807
Issued - grant of 2017
August 2017 - Restricted stock plan	716,846
March 2017	863,528
Cancelled:
Grant of 2017	(60,789)
Grant of 2016	(2,095,530)
Grant of 2014	(1,581,357)
Grant of 2013	(401,736)
Grant of 2012	(293,921)
Outstanding options as of September 30, 2017	13,653,848

The weighted average exercise prices of the outstanding options conditioned to services is R$59.97 (fifty nine Brazilian Reais and ninety seven cents), and the weighted average of the remaining contractual term is 37 months.

The Company records as capital reserve in shareholders’ equity the fair value of the options in the amount of R$269,898 (R$236,208 as of December 31, 2016). During the nine-month period ended September 30, 2017 the amount recognized as expense was R$15,920 (R$55,088 as of September 30, 2016).

During the nine-month period ended September 30, 2017 there have been no exercised any stock option by the Company’s executives.

25.         PENSION AND OTHER POST-EMPLOYMENT PLANS

25.1.     Pension plans

The Company offers pension and other post-employment plans to the employees. The characteristics of such benefits were disclosed in the annual financial statements for the year ended December 31, 2016 (note 26) and have not been changed during this period.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2017 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

The actuarial liabilities are presented below:

	Parent company		Consolidated
	Liabilities		Liabilities
	09.30.17	12.31.16	09.30.17	12.31.16
Medical assistance	121,574	112,320	121,712	112,320
F.G.T.S. Penalty (1)	136,276	137,190	179,331	137,190
Award for length of service	52,645	52,018	57,439	52,018
Other	28,635	28,563	31,364	28,563
	339,130	330,091	389,846	330,091

Current	72,340	76,707	76,707	76,707
Non-current	266,790	253,384	313,139	253,384

(1)     FGTS – Government Severance Indemnity Fund for Employees

The Company estimated costs for the year 2017, according to an appraisal report prepared in 2016 by an actuarial expert and recorded in statement of income for the period in counterpart to comprehensive income an expense of R$19,518 (expense of R$17,121 on September 30, 2016) in the parent company and consolidated.

26.         PROVISION FOR TAX, CIVIL AND LABOR RISKS

The Company and its subsidiaries are involved in certain legal proceedings arising from the normal course of business, which include civil, administrative, tax, social security and labor claims.

The Company classifies the risk of unfavorable decisions in the legal proceedings as “probable”, “possible” or “remote”. The provisions recorded relating to such proceedings is determined by the Company’s management, based on legal advice and reasonably reflect the estimated probable losses. Additionally, labor provision is based on past history of payments as disclosed in the annual statements of the year ended December 31, 2016 (note 27.1.2).

The Company’s management believes that its provision for tax, civil and labor risks, accounted for according to CVM Deliberation Nº 594/09 is sufficient to cover estimated losses related to its legal proceedings, as presented below:

26.1.     Contingencies for probable losses

The rollforward of the provisions for tax, civil and labor risks is summarized below:

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2017 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

	Parent company
	Tax	Labor	Civil, commercial and other (1)	Contingent liabilities	Total
					09.30.17
Beginning balance	256,461	434,397	117,325	496,034	1,304,217
Additions	107,042	332,215	84,878	-	524,135
Reversals	(7,809)	(109,403)	(37,015)	(119,575)	(273,802)
Payments	(25,046)	(237,901)	(36,161)	-	(299,108)
Price index update	19,060	84,773	218,908	-	322,741
Ending balance	349,708	504,081	347,935	376,459	1,578,183

Current					626,307
Non-current					951,876

	Consolidated
	Tax	Labor	Civil, commercial and other (1)	Contingent liabilities	Total
					09.30.17
Beginning balance	281,715	479,742	122,504	499,910	1,383,871
Additions	115,947	386,631	94,794	-	597,372
Business combination (2)	-	1,754	-	-	1,754
Reversals	(18,413)	(145,675)	(45,284)	(123,173)	(332,545)
Payments	(25,047)	(245,871)	(36,161)	-	(307,079)
Price index update	19,060	85,351	219,947	-	324,358
Exchange rate variation	(2,792)	(5,080)	(489)	(26)	(8,387)
Ending balance	370,470	556,852	355,311	376,711	1,659,344

Current					631,795
Non-current					1,027,549

(1)       Balance arising from business combination with Banvit (note 6.3).

26.2.     Contingencies classified as possible losses risk

The Company is involved in other tax, civil, labor and social security contingencies, for which losses have been assessed as possible by management with the support from legal counsel and therefore no provision was recorded. On September 30, 2017 the total amount of the possible contingencies was R$13,673,958 (R$13,667,857 as of December 31, 2016), of which R$376,711 (R$499,910 as of December 31, 2016) was recorded at fair value as a result of business combinations with Sadia, Avex and Dánica group, according to the requirements of paragraph 23 of CVM Deliberation Nº 665/11. The main natures of these contingencies were properly disclosed in the annual statements for the year ended December 31, 2016 (note 27.2).

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2017 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

27.         SHAREHOLDERS’ EQUITY

27.1.     Capital stock

On September 30, 2017, the capital subscribed and paid by the Company is R$12,553,418, which is composed of 812,473,246 book-entry shares of common stock without par value. The value of the capital stock is net of the public offering expenses of R$92,947.

27.2.     Breakdown of capital stock by nature

	Consolidated
	09.30.17	12.31.16
Common shares	812,473,246	812,473,246
Treasury shares	(1,333,701)	(13,468,001)
Outstanding shares	811,139,545	799,005,245

27.3.     Rollforward of outstanding shares

	Consolidated
		Quantity of outstanding of shares
	09.30.17	12.31.16
Shares at the beggining of the period	799,005,245	809,972,245
Purchase of treasury shares	-	(11,107,600)
Sale of treasury shares	12,134,300	140,600
Shares at the end of the period	811,139,545	799,005,245

27.4.     Treasury shares

The Company has 1,333,701 shares in treasury, with an average cost of R$53.60 (fifty three Brazilian Reais and sixty cents) per share, with a market value corresponding to R$60,910.

On August 10, 2017, the Board of Directors authorized the sale of shares in treasury. On August 16, 2017, the Company sold 12,134,300 shares of its own at a cost of R$650,373, with a sale value of R$509,875. The main purpose of the disposal is to accelerate the reduction of the Company's financial leverage through the entry of the respective funds into its cash. In addition, the disposal enable the Company to comply with articles 7 and 9 of CVM Deliberation 567/2015.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2017 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

28.         EARNINGS PER SHARE

	Parent company
	09.30.17	09.30.16
Basic numerator
Net (loss) profit for the period attributable to controlling shareholders	(318,746)	87,741

Basic denominator
Common shares	812,473,246	812,473,246
Weighted average number of outstanding shares - basic (except treasury shares)	811,139,545	802,877,832
Net (loss) earnings per share basic - R$	(0.39296)	0.10928

Diluted numerator
Net (loss) profit for the period attributable to controlling shareholders	(318,746)	87,741

Diluted denominator
Weighted average number of outstanding shares - basic (except treasury shares)	811,139,545	802,877,832
Number of potential shares (stock options)	-	17,046
Weighted average number of outstanding shares - diluted	811,139,545	802,894,878
Net (loss) earnings per share diluted - R$	(0.39296)	0.10928

Diluted results is calculated considering the numbers of dilutive potential ordinary shares (stock options). However, due to loss disclosed for the period ended September 30, 2017, the numbers of dilutive potential ordinary shares (stock options) has antidilutive effect and therefore was not considered in the calculation of loss per share diluted.

29.         RELATED PARTIES – PARENT COMPANY

As part of the Company’s operations, rights and obligations arise between related parties, resulting from transactions of purchase and sale of products, loans agreed on normal conditions of market for similar transactions, based on contracts.

All the relationships between the Company and its subsidiaries were disclosed irrespective of the existence or not of transactions between these parties.

All the transactions and balances among the companies were eliminated in the consolidation and refer to commercial and/or financial transactions.

In the scope of the creation of the wholly-owned subsidiary One Foods (note 1.2), the Company began to carry out transactions in the purchase and sale of raw materials and finished products, industrialization process, trademark licensing and sharing of costs with entities of the One Foods, whose conditions were approved by the Board of Directors on March 30, 2017 on a temporary basis and which had not been definitively

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2017 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

approved until by the end of the quarter ended on September 30, 2017. Such contracts will be submitted for appreciation by the Company's governing bodies until December 31, 2017. The amounts related to such transactions are detailed in the tables below according to their nature.

Specifically to transactions of the purchase, sale and industrialization, which are commutative between BRF SA and SHB (a wholly owned subsidiary of One Foods), and, sharing of costs, prices are determined based on cost plus tax impacts, in order to preserve the value chain of companies.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2017 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

29.1.     Transactions and balances

The balances of the transactions with the related parties are as follow:

	Accounts receivable		Dividends and interest on the shareholders' equity receivable		Loan contracts		Trade accounts payable		Advance for future capital increase	Other rights		Other obligations
	09.30.17	12.31.16	09.30.17	12.31.16	09.30.17	12.31.16	09.30.17	12.31.16	09.30.17	09.30.17	12.31.16	09.30.17		12.31.16

Al-Wafi Food Products Factory LLC	-	-	-	-	-	-	-	-	-	31	31	(964)		(281)
Avex S.A.	89,683	51,812	-	-	-	-	-	-	-	25,468	25,468	-		-
BFF International Ltd.	-	-	-	-	-	-	-	-	-	1,728	1,777	-		-
BRF Al Yasra	-	-	-	-	-	-	-	-	-	-	163	(3,221)		(3,279)
BRF Energia S.A.	211	-	-	-	-	-	-	-	1,205	-	-	-		-
BRF Foods GmbH	336	148,947	-	-	-	-	(50)	(51)	-	-	233	-		-
BRF Foods GmbH - Branch	-	-	-	-	-	-	-	-	-	402	-	(1,348)		-
BRF Foods LLC	-	-	-	-	-	-	-	-	-	375	342	-		-
BRF Global GmbH	6,222,621	6,823,021	-	-	-	97,773	(2,919)	(13,436)	-	-	-	(4,608,783)	(1)	(4,702,753)
BRF GmbH	-	-	-	-	-	-	(14)	(14)	-	-	-	(1,280)		(1,171)
BRF Hong Kong	351	-	-	-	-	-	-	-	-	-	-	-		-
BRF Pet S.A.	-	-	-	-	-	-	(2,099)	-	-	-	-	-		-
Campo Austral	24,507	-	-	-	-	-	-	-	-	-	-	-		-
Federal Foods	-	-	-	-	-	-	-	-	-	-	-	(64)		(72)
Federal Foods Catar	-	-	-	-	-	-	-	-	-	-	-	(109)		-
FFM Further	-	-	-	-	-	-	-	-	-	70	-	-		-
Highline International Ltd.	-	-	-	-	(5,777)	(5,944)	-	-	-	-	-	-		-
K&S Alimentos S.A.	-	-	-	7,026	-	-	-	-	-	-	-	-		-
One Foods Holdings	-	-	-	-	-	-	-	-	-	3,084	-	-		-
Perdigão International Ltd.	-	-	-	-	(31,139)	(29,429)	-	-	-	-	301	(722,666)	(1)	(991,477)
PSA Laboratório Veterinário Ltda.	-	-	1,344	1,344	-	-	-	-	-	-	-	-		-
Quickfood S.A.	65,594	23,661	-	-	-	-	(168)	(251)	-	-	-	(598)		(377)
Sadia Alimentos S.A.	16,665	14,910	-	-	-	-	(110)	(112)	-	-	-	-		-
Sadia Chile S.A.	54,243	35,484	-	-	-	-	-	-	-	-	-	-		-
Sadia Uruguay S.A.	5,013	10,552	-	-	-	-	-	-	-	-	-	-		-
SHB com. e ind. de alim. S.A	484,486	-	-	-	-	-	(107,623)	-	-	44,035	-	(12,347)		-
TBQ Foods GMBH	-	-	-	-	-	-	-	-	-	-	-	-		-
UP! Alimentos Ltda.	1,502	1,098	-	7,448	-	-	(13,038)	(13,118)	-	3,882	3,410	(5)		-
VIP S.A. Empreendimentos e Partic. Imob.	-	-	-	1,050	-	-	-	-	-	12	-	-		-
Wellax Foods Logistics C.P.A.S.U. Lda.	-	-	-	-	-	-	-	-	-	171	371	-		-
Corall Consultoria LTDA.	-	-	-	-	-	-	-	-	-	-	-	-		(496)
Instituto de Desenvolvimento Gerencial S.A.	-	-	-	-	-	-	-	-	-	-	-	-		(54)
Edavila Consultoria Empresarial Eireli	-	-	-	-	-	-	-	-	-	-	-	-		(40)
Total	6,965,212	7,109,485	1,344	16,868	(36,916)	62,400	(126,021)	(26,982)	1,205	79,258	32,096	(5,351,385)		(5,700,000)

(1)     The amount corresponds to advances for future export pre-payment. Other information about PPE’s are disclosed in note 4.2.2.a.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2017 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

	Revenue		Financial results, net		Purchases
	09.30.17	09.30.16	09.30.17	09.30.16	09.30.17	09.30.16

Al-Wafi Foods	-	71,842	-	-	-	-
Avex S.A.	37,829	33,831	-	-	(404)	-
BRF Energia S.A.	-	-	-	-	(105,789)	-
BRF Foods GmbH	2,748	17,960	-	-	-	-
BRF Global GmbH	4,165,857	8,678,283	(80,438)	(14,038)	-	(61)
BRF Hong Kong	351	-	-	-	-	-
Campo Austral	24,496	-	-	-	-	-
Perdigão International Ltd.	-	-	(39,028)	(46,836)	-	-
Quickfood S.A.	41,750	37,709	-	-	(971)	(1,286)
Sadia Alimentos S.A.	1,754	2,770	-	-	-	-
Sadia Chile S.A.	108,701	111,754	-	-	-	-
Sadia Uruguay S.A.	9,995	11,145	-	-	-	-
SHB com. e ind. de alim. S.A	2,497,550	-	-	-	(1,491,051)	-
UP! Alimentos Ltda.	11,299	12,366	-	-	(144,587)	(148,435)
Corall Consultoria LTDA. (2)	-	-	-	-	(3)	(994)
Hortigil Hortifruti S.A. (2)	-	3,467	-	-	-	-
Instituto de Desenvolvimento Gerencial S.A. (2)	-	-	-	-	(910)	(4,942)
Edavila Consultoria Empresarial Eireli (1)	-	-	-	-	(360)	(200)
Total	6,902,330	8,981,127	(119,466)	(60,874)	(1,744,075)	(155,918)

(1)       Entity on which BRF has no equity interest, but have relationship with the Board of Directors, and provided services to the Company related international marketing and innovation.

(2)       Entities are no longer related parties, because Board of Director member has no more relationship with them.

All companies presented in note 1.1 are controlled by BRF, except for UP! Alimentos, PP-BIO, PR-SAD and SATS BRF which are associates or joint ventures.

The Company also recorded a liability in the amount of R$4,355 (R$6,150 as of December 31, 2016) related to the fair value of the guarantees offered to BNDES concerning a loan made by Instituto Sadia de Sustentabilidade (note 19.2).

Due to the acquisition of biodigesters from Instituto Sadia de Sustentabilidade, as of September 30, 2017 the Company recorded a payable to this entity of R$15,746 included in other liabilities (R$22,239 as of December 31, 2016).

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The Company entered into loans agreement with its subsidiaries. Below is a summary of the balances and rates charged for the transactions at the balance sheet date:

Counterparty			Balance	Interest rate (p.a.)
Creditor	Debtor	Currency	09.30.17

BRF GmbH	BRF Foods GmbH	US$	573,993	1.6%
BRF GmbH	Federal Foods Qatar	US$	529,162	2.5%
Sadia International Ltd.	Wellax Food Logistics	US$	182,781	1.5%
BRF GmbH	BRF Invicta	GBP	160,387	3.0%
Perdigão International Ltd.	BRF Global GmbH	US$	146,560	3.2%
BRF GmbH	BRF Global GmbH	EUR	139,511	1.1%
BRF GmbH	BRF Holland B.V.	EUR	89,003	3.0%
BRF GmbH	Sadia Overseas Ltd.	US$	80,268	3.6%
BRF GmbH	BRF Foods LLC	US$	66,310	2.3%
BRF Holland B.V.	BRF B.V. (NL)	EUR	45,714	3.0%
BRF GmbH	Al Wafi Al Takamol	US$	37,039	1.1%
Perdigão International Ltd.	BRF S.A	US$	31,139	1.4%
BRF Foods GmbH	One Foods Holdings	US$	19,130	2.7%
BRF GmbH	BRF Hong Kong	US$	9,712	3.6%
BRF GmbH	AL Wafi	US$	9,475	1.2%
Perdigão International Ltd.	BRF Foods LLC	US$	3,910	1.0%
BRF Holland B.V.	BRF Wrexam	GBP	2,426	3.0%
BRF Invicta Food	BRF Invicta	GBP	2,132	0.7%
Wellax Food Logistics	BRF Foods LLC	US$	2,068	7.0%
Campo Austral S.A.	Buenos Aires Fortune S.A.	ARS	940	20.0%
BRF GmbH	BRF Austria Gmbh	US$	745	4.0%
BRF GmbH	Federal Foods	US$	724	1.1%
Eclipse Holding Cooperatief	Eclipse LATAM Holdings	EUR	281	20.0%
Campo Austral S.A.	Itega	ARS	11	20.0%

29.2.     Other Related Parties

The Company leased properties owned by Fundação Attilio Francisco Xavier (“FAF”) and in the nine-month period ended September 30, 2017, the total amount paid as rent was R$11,719 (R$10,914 during the nine-month period ended September 30, 2016). The rent value was set based on market conditions.

29.3.     Granted guarantees

All granted guarantees on behalf of related parties were disclosed in note 19.2.

29.4.     Management remuneration

The management key personnel include the directors and officers, members of the executive committee and the head of internal audit.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2017 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

The total remuneration and benefits paid to these professionals are demonstrated below:

	Consolidated
	09.30.17	09.30.16
Salary and profit sharing	22,013	20,843
Short term benefits (1)	316	368
Private pension	405	567
Post-employment benefits	121	138
Termination benefits	3,946	2,610
Share based payment	12,361	12,137
	39,162	36,663

(1)     Comprises:  Medical assistance, educational expenses and others.

30.         NET SALES

	Parent company		Consolidated
	09.30.17	09.30.16	09.30.17	09.30.16
Gross sales
Brazil	13,942,379	13,467,818	13,936,089	13,467,612
One Foods	2,597,929	4,196,550	5,384,676	5,229,002
Africa	4,854,250	5,728,608	6,832,963	7,611,048
Southern Cone	300,206	244,666	1,628,748	1,550,857
Other segments	571,934	742,720	987,097	1,081,022
	22,266,698	24,380,362	28,769,573	28,939,541

Sales deductions
Brazil	(2,990,603)	(2,695,785)	(2,991,723)	(2,695,750)
One Foods	(176,490)	(36,613)	(558,809)	(483,621)
Africa	(91,357)	(88,125)	(301,076)	(266,383)
Southern Cone	(1,076)	(1,079)	(284,390)	(269,899)
Other segments	(69,956)	(72,368)	(65,234)	(81,247)
	(3,329,482)	(2,893,970)	(4,201,232)	(3,796,900)

Net sales
Brazil	10,951,776	10,772,033	10,944,366	10,771,862
One Foods	2,421,439	4,159,937	4,825,867	4,745,381
Africa	4,762,893	5,640,483	6,531,887	7,344,665
Southern Cone	299,130	243,587	1,344,358	1,280,958
Other segments	501,978	670,352	921,863	999,775
	18,937,216	21,486,392	24,568,341	25,142,641

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31.         RESEARCH AND DEVELOPMENT COSTS

Consist of expenditures on internal research and development of new products which are recognized when incurred. The expenditures amounted to R$39,060 for the nine-month ended September 30, 2017 (R$35,671 during the nine-month period ended September 30, 2016).

32.         OTHER OPERATING INCOME (EXPENSES), NET

	Parent company		Consolidated
	09.30.17	09.30.16	09.30.17	09.30.16
Income
Tax amnesty program	131,930	-	131,930	-
Recovery of expenses	76,249	87,039	77,997	89,685
Provision reversal	11,027	14,777	11,469	15,182
Scrap sales	7,416	8,227	10,933	10,448
Gain on step business combination	-	-	-	58,812
Net income from the disposal of property, plant and equipment	-	8,401	-	10,655
Other	22,475	24,745	37,252	30,171
	249,097	143,189	269,581	214,953

Expenses
Provision for civil, labor and tax risks	(208,634)	(55,216)	(216,733)	(52,630)
Extraordinary expenses -Weak Flesh Operation	(144,835)	-	(157,502)	-
Disabled operations (1)	(51,362)	(56,907)	(62,677)	(74,495)
Other employees benefits	(48,762)	(46,575)	(53,259)	(47,607)
Business combination costs	(40,732)	-	(48,730)	-
Employees profit sharing	(32,627)	(4,780)	(45,472)	(12,611)
Businesses disposals costs	(36,718)	-	(36,718)	-
Discontinued operations	(36,199)	(10,823)	(36,354)	(10,844)
Insurance claims costs	(18,209)	(23,270)	(21,295)	(23,553)
Stock options plan	(12,824)	(37,291)	(15,920)	(37,291)
Allowance for doubtful accounts	(8,852)	(3,736)	(10,646)	(3,724)
Net loss on the disposals of property, plant and equipment	(10,350)	-	(6,648)	-
Other	(47,482)	(43,744)	(67,094)	(52,377)
	(697,586)	(282,342)	(779,048)	(315,132)
	(448,489)	(139,153)	(509,467)	(100,179)

(1)     Idleness cost includes depreciation charge R$26,270 (R$14,775 during the nine-month period ended September 30, 2016) in the parent company and R$29,494 (R$15,694 during the nine-month period ended September 30, 2016) in the consolidated.

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33.         FINANCIAL INCOME (EXPENSES), NET

	Parent company		Consolidated
	09.30.17	09.30.16	09.30.17	09.30.16
Financial income
Tax amnesty program	279,590	-	279,590	-
Exchange rate variation on other liabilities	163,214	476,942	245,478	-
Interest on cash and cash equivalents	189,137	114,461	218,867	167,195
Interest on assets	163,923	271,105	169,015	275,120
Exchange rate variation on net assets of foreign subsidiaries (1)	-	-	107,454	-
Interests on financial assets classified as
Held to maturity	47,259	64,889	47,259	64,889
Held for trading	16,180	26,010	16,481	32,900
Available for sale	-	-	7,901	-
Exchange rate variation on loans and financing	-	1,345,341	123,583	1,343,361
	859,303	2,298,748	1,215,628	1,883,465

Financial expenses
Interest on loans and financing	(806,804)	(751,110)	(1,111,581)	(879,691)
Exchange rate variation on other assets	(27,302)	(131,630)	(479,171)	(189,317)
Interest on liabilities	(362,141)	(193,908)	(372,963)	(200,481)
Adjustment to present value	(186,751)	(249,666)	(227,297)	(265,510)
Exchange rate variation on marketable securities	(7,731)	(1,175)	(131,393)	(54,703)
Losses on derivative transactions, net	(252,881)	(937,921)	(106,985)	(921,157)
Financial expenses on accounts payable	(1,814)	(80,344)	(1,091)	(80,344)
Exchange rate variation on loans and financing	(162,323)	-	-	-
Interest expenses on loans to related parties	(119,466)	(60,874)	-	-
Exchange rate variation on net assets of foreign subsidiaries (1)	-	-	-	(591,388)
Premium paid for the repurchase of bonds (Tender Offer)	-	(18,477)	-	(31,797)
Exchange rate variation on other liabilities	-	-	-	(21,079)
Others	(77,831)	(110,795)	(243,437)	(180,722)
	(2,005,044)	(2,535,900)	(2,673,918)	(3,416,189)
	(1,145,741)	(237,152)	(1,458,290)	(1,532,724)

(1)          Refers to gains and losses on translation of assets and liabilities reported by the Company’s subsidiaries whose functional currency is Real.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2017 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

34.         STATEMENT OF INCOME BY NATURE

The Company has chosen to disclose its statement of income by function and thus presents below the details by nature:

	Parent company		Consolidated
	09.30.17	09.30.16	09.30.17	09.30.16
Costs of sales
Costs of goods	11,066,836	11,606,138	13,720,592	13,909,160
Depreciation	832,712	888,654	1,094,295	958,462
Amortization	50,837	2,858	69,426	4,438
Salaries and employees benefits	2,157,933	2,505,030	2,959,847	2,766,177
Others	1,179,698	1,480,235	1,696,141	1,671,073
	15,288,016	16,482,915	19,540,301	19,309,310

Sales expenses
Depreciation	45,966	45,348	48,597	48,458
Amortization	32,135	5,576	50,986	11,345
Salaries and employees benefits	667,410	641,000	905,637	869,651
Indirect and direct logistics expenses	941,056	1,242,850	1,606,459	1,595,142
Others	540,842	847,206	763,782	1,167,845
	2,227,409	2,781,980	3,375,461	3,692,441

Administrative expenses
Depreciation	12,950	9,907	29,063	15,633
Amortization	26,302	74,837	96,806	135,115
Salaries and employees benefits	71,170	86,621	202,987	194,946
Fees	15,698	21,689	20,230	21,811
Others	53,431	30,159	74,722	46,613
	179,551	223,213	423,808	414,118

Other operating expenses (1)
Depreciation	26,270	14,775	29,494	15,694
Others	671,316	267,567	749,554	299,438
	697,586	282,342	779,048	315,132

(1)     The breakdown of other operating expenses is disclosed in note 32.

35.         NEW ACCOUNTING STANDARDS AND PRONOUNCEMENTS RECENTLY ADOPTED AND NOT YET ADOPTED

During the nine-month period ended September 30, 2017, the Company has not been required to adopted new accounting standards and pronouncements. Therefore, it is necessary to read this interim financial statement in conjunction with the financial statements for the year ended December 31, 2016 in order to obtain the details of recently adopted or not yet adopted accounting pronouncements.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2017 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

36.         SUBSEQUENT EVENTS

36.1.     Fire at the Lajeado plant (RS)

On October 01, 2017, a fire occurred in the facilities of the Lajeado plant (RS), which reached the area destined to the slaughtering of poultry, which at the time of the event was closed.

The Company clarifies that the facilities are insured and covered for this type of damages and are in the stage of calculating the losses incurred.

36.2 Publication of the Ordinance issued by the National Treasury Attorney's Office (“PGFN”) No 1.032 - Tax Amnesty Program

On October 25, 2017, with publication in the Brazilian official government newspaper on October 26, 2017, it was issued by the PGFN the Ordinance No. 1,032 which amended PGFN Ordinance No. 690, of June 29, 2017, which provides for Tax Amnesty Program.

In its article 3, the Ordinance included changes in the amounts of discounts of fines and legal charges and, in its article 4, determined that the companies that already made the adhesion to the Tax Amnesty Program, until the moment of its publication, may also migrate to other modalities provided for in Law No 13.496/17.

BRF is in the assessment phase on these proposed alternatives to define the best modality to join and, consequent measurement of their effects. Based on a preliminary assessment, the Company expects that the impacts arising from these changes will result in a reduction in the amount of liability from approximately R$47,000 to R$70,000.

37.         Change of segment information - Restated

As described in note 1, during the third quarter of 2017, the Company reorganized its management structure and, therefore, and is organized into 5 operational segments: Brazil, Southern Cone, International, One Foods and Other Segments (note 5).

In compliance with CVM Deliberation nº. 582/09, the Company restated below the results of the three-month periods ended March 31, 2007 and March 31, 2016, and six months ended June 30, 2007 and June 30, 2016, according to the new management model detailed above.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2017 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

The net sales for each reportable operating segment are restated below:

	Consolidated
				Restated
Net sales	03.31.17	03.31.16	06.30.17	06.30.16
Brazil
In-natura	1,684,620	1,475,156	853,931	790,586
Poultry	1,304,223	1,112,267	663,288	612,075
Pork and other	380,398	362,889	190,643	178,511
Processed	5,494,852	5,585,176	2,795,466	2,728,716
Other sales	8,330	46,024	4,284	21,352
	7,187,802	7,106,356	3,653,680	3,540,655

One Foods
In-natura	2,502,609	2,865,468	1,154,673	1,418,926
Poultry	2,480,939	2,845,322	1,143,421	1,408,961
Other	21,670	20,146	11,252	9,966
Processed	353,645	318,274	161,703	164,820
Other sales	37,439	2	-	-
	2,893,692	3,183,744	1,316,376	1,583,746

International
In-natura	2,810,133	3,336,920	1,392,492	1,543,584
Poultry	2,165,591	2,623,145	1,040,368	1,199,617
Pork and other	644,541	713,775	352,124	343,966
Processed	1,325,378	1,407,843	667,982	691,074
Other sales	122,313	83,230	52,549	32,704
	4,257,824	4,827,993	2,113,023	2,267,361

Southern Cone
In-natura	178,152	185,926	86,771	98,421
Poultry	96,793	136,406	45,317	80,961
Pork and other	81,359	49,520	41,454	17,461
Processed	684,902	611,459	336,477	275,124
Other sales	22,433	7,947	5,615	1,974
	885,487	805,331	428,863	375,520

Other segments
Ingredients	82,339	-	-	-
Other sales	528,928	711,474	297,506	353,048
	611,268	711,474	297,506	353,048
	15,836,073	16,634,898	7,809,448	8,120,330

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2017 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

The operating income for each reportable segment is restated below:

	Consolidated
				Restated
	03.31.17	03.31.16	06.30.17	06.30.16

Brazil	578,346	536,330	330,613	334,207
One Foods	(94,382)	259,732	(44,116)	123,144
International	78,386	389,793	(29,099)	178,176
Southern Cone	(800)	16,876	(2,051)	7,132
Other segments	(6,193)	45,757	(41,172)	28,494
Ingredients	17,624	-	-	-
Other sales	(23,817)	45,757	(41,172)	28,494
Sub total	555,357	1,248,487	214,174	671,153
Corporate	(377,954)	(64,685)	(145,974)	(16,125)
	177,403	1,183,802	68,200	655,028

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2017 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

38.         APPROVAL OF THE CONSOLIDATED FINANCIAL STATEMENTS

The consolidated financial statements were approved by the Board of Directors on November 09, 2017.

BOARD OF DIRECTORS
Chairman (Independent)	Abilio dos Santos Diniz
Vice-Chairman (Non-independent) Independent Member Independent Member Non-independent member Independent Member Independent Member Independent Member Independent Member (1) Non-independent member

Francisco Petros O. L. Papathanasiadis

Walter Fontana Filho

Luiz Fernando Furlan

José Carlos Reis de M. Neto

Flávia Buarque de Almeida

José Aurélio Drummond Júnior

Marcos Guimarães Grasso

Carlos da C. Parcias Júnior

Walter Malieni Júnior

(1)   On October 20, 2017, the then Independent Member of Board of Directors Carlos da C. Parcias junior submitted his resignation.

FISCAL COUNCIL

Chairman	Attílio Guaspari
Effective Member	Marcus Vinicius D. Severini
Effective Member	Antônio Carlos Rovai

AUDIT COMITTEE
Coordinator (Non-independent)	Francisco Petros O. L. Papathanasiadis
Independent Member	Walter Fontana Filho
Non-independent member	Walter Malieni Júnior
External Member and Financial Specialist External Member	Fernando Maida Dall`Acqua Sérgio Ricardo Silva Rosa

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2017 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

BOARD OF EXECUTIVE OFFICERS

Chief Executive Officer Global (1) Vice President of Finance, and Investor Relations (2)	Pedro de Andrade Faria Lorival Nogueira Luz Júnior
Vice President of Operations	Hélio Rubens M. dos Santos Júnior
Vice President of Management and Information	Andelaney Carvalho dos Santos
Vice President of Supply Chain (3) Vice President Brazil	Leonardo Almeida Byrro Alexandre Moreira Martins de Almeida

(1)       On August 31, 2017, in the extraordinary meeting of Board of Directors, was approved the beginning of succession process current Chief Executive Officer Global, Pedro de Andrade Faria, that will remain in office until December 31, 2017.

(2)       On September 28, 2017, in the ordinary meeting of the Board of Directos, was approved the new Vice President of Finance, and Investor Relations, Lorival Nogueira Luz Júnior.

(3)       On September 28,2017, in the ordinary meeting of the Board of Directos, was approved the beginning of succession process current Vice President of Supply Chain, Leonardo Almeida Byrro, that will remain in office until December 31, 2017. Elcio Mitsuhiro Ito will assume the responsibilities of the position from January 2018.

Marcos Roberto Badollato

Controller

CRC 1SP219369/O-4

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – September 30, 2017 – BRF S.A.

BREAKDOWN OF THE CAPITAL BY OWNER (NOT REVIEWED)
(in thousands of Brazilian Reais)

The shareholding position of the controlling shareholders holders of more than 5% of the voting stock, management, members of the Board of Directors is presented below:

	09.30.17		12.31.16
Shareholders	Quantity	%	Quantity	%
Major shareholders
Fundação Petrobras de Seguridade Social - Petros (1)	92,716,266	11.41	92,761,499	11.42
Caixa de Previd. dos Func. Do Banco do Brasil (1)	86,742,052	10.68	86,628,752	10.66
Tarpon	68,417,842	8.42	95,984,835	11.81
GIC Private Limited (1)	51,913,800	6.39	40,690,360	5.01
Aberdeen (1)	41,205,885	5.07	36,580,714	4.50
Management
Board of Directors	41,251,220	5.08	37,348,439	4.60
Executives	157,546	0.02	50,252	0.01
Treasury shares	1,333,701	0.16	13,468,001	1.66
Other	428,734,934	52.77	408,960,394	50.33
	812,473,246	100.00	812,473,246	100.00

(1)         The pension funds are controlled by employees that participate in the respective companies.

The Company is bound to arbitration in the Market Arbitration Chamber, as established by the arbitration clause in the by-laws.

A free translation from Portuguese into English of Independent Auditor’s Report on Review of Quarterly Financial Information

Report on Review of Interim Financial Information

To the Board of Directors and Shareholders of

BRF S.A.

Itajaí - SC

Introduction

We have reviewed the accompanying individual and consolidated interim financial information of BRF S.A. (“Company”) contained in the Quarterly Information Form - ITR for the quarter ended September 30, 2017, which comprises the statement of financial position as of September 30, 2017 and the respective statements of profit or loss and comprehensive income (loss) for the three and nine-month periods then ended and changes in equity and cash flows for the nine-month period then ended, including the explanatory notes.

The Company's management is responsible for the preparation of this individual and consolidated interim financial information in accordance with Technical Pronouncement CPC 21 (R1) – Interim Financial Reporting and IAS 34 – Interim Financial Reporting, issued by the International Accounting Standards Board – IASB, as well as for the presentation of this information in accordance with standards issued by the Brazilian Securities and Exchange Commission, applicable to the preparation of Quarterly Information - ITR. Our responsibility is to express a conclusion on this interim financial information based on our review.

Scope of review

We conducted our review in accordance with the Brazilian and International standards on review engagements of interim financial information (NBC TR 2410 - Review of Interim Financial Information Performed by the Independent Auditor of the Entity and ISRE 2410 - Review of Interim Financial Information Performed by the Independent Auditor of the Entity, respectively). A review of interim financial information consists of making inquiries, primarily of persons responsible for the financial and accounting matters, and applying analytical and other review procedures. A review is substantially less in scope than an audit conducted in accordance with the audit standards and, consequently, does not enable us to obtain assurance that we would become aware of all significant matters that might be identified in an audit. Accordingly, we do not express an audit opinion.

Conclusion on the interim financial information

Based on our review, nothing has come to our attention that causes us to believe that the accompanying individual and consolidated interim financial information included in the Quarterly Information referred to above has not been prepared, in all material respects, in accordance with CPC 21 (R1) and IAS 34, issued by IASB, applicable to the preparation of Quarterly Information - ITR, and presented in accordance with the standards issued by the Brazilian Securities and Exchange Commission.

Emphasis of matter

We draw attention to explanatory note 1.3 to the interim financial information, which discloses information about the events, the measures taken by the Company and the potential consequences in the scope of the operation named Weak Flesh. Our conclusion is unmodified in respect to this matter.

Other matters

Statements of Value Added

The individual and consolidated interim financial information, related to statements of value added for the nine-month period ended September 30, 2017, prepared under the responsibility of the Company's management, presented as supplementary information for the purposes of IAS 34, were submitted to the review procedures followed together with the review of the Quarterly Information – ITR of the Company. In order to form our conclusion, we evaluated whether these statements are reconciled to the interim financial information and to the accounting records, as applicable, and whether their form and content are in accordance with the criteria set on Technical Pronouncement CPC 09 - Statement of Value Added. Based on our review, nothing has come to our attention that causes us to believe that it has not been prepared, in all material respects, consistent with the individual and consolidated interim financial information taken as a whole.

A free translation from Portuguese into English of Independent Auditor’s Report on Review of Quarterly Financial Information

Other matters – Audit of the financial statements of the preceding period

The individual and consolidated statement of financial position for the year ended December 31, 2016 presented as corresponding values on the interim financial information of the current period were previously audited by other independent auditors who issued an unmodified audit report on February 23, 2017.

Other matters – Interim financial information reviewed by other independent auditor

The review of the individual and consolidated interim financial information related to the quarters ended on March 31, 2016, June 30, 2016 and September 30, 2016, prepared originally before the adjustments on the segment information described on notes 1, 5 and 37, were conducted by other independent auditors, who expressed an unmodified review report on April 28, 2016, July 28, 2016 and October 27, 2016, respectively. As part of our review of the interim financial information for the quarter ended September 30, 2017, we also reviewed the adjustments in the corresponding values of the segment information for the quarters ended on March 31, 2016, June 30, 2016 and September 30, 2016 and nothing has come to our attention that causes us to believe that these adjustments were not appropriate and have been not properly applied in all material respects. We were not engaged to audit, review, or apply any other procedure on the interim financial information of the quarters ended in those dates and, therefore, we do not express an opinion or any other form of assurance on the interim financial information taken as a whole.

São Paulo, November 9, 2017

KPMG Auditores Independentes

CRC 2SP014428/O-6

Original report in Portuguese signed by

Guilherme Nunes

Accountant CRC 1SP195631/O-1

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2017 – BRF S.A. OPINION OF THE AUDIT COMMITTEE

The Audit Committee of BRF S.A., in fulfilling its statutory and legal duties, reviewed:

(i)     the quarterly financial information (parent company and consolidated) for the six-month period ended on September 30, 2017;

(ii)    the Management Report; and

(iii)  opinion report issued by KPMG Auditores Independentes.

Based on the documents reviewed and on the explanations provided, the members of the Audit Committee, undersigned, issued an opinion for the approval of the financial information identified above.

São Paulo, November 09, 2017.

Francisco Petros O. L. Papathanasiadis

Coordinator (Non-independent)

Walter Fontana Filho

Independent Member

Walter Malieni Júnior

Non-independent Member

Fernando Maida Dall`Acqua

External Member and Financial Specialist

Sérgio Ricardo Silva Rosa

External Member

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – September 30, 2017 – BRF S.A.

STATEMENT OF EXECUTIVE BOARD ON THE QUARTELY FINANCIAL INFORMATION AND INDEPENDENT AUDITOR’S REPORT ON REVIEW OF INTERIM FINANCIAL INFORMATION (1)

In compliance with the dispositions of sections V and VI of article 25 of CVM Instruction No. 480/09, the executive board of BRF S.A., states:

(i)     reviewed, discussed and agreed with the Company's quarterly financial information for the six-month period ended on September 30, 2017, and

(ii)    reviewed, discussed and agreed with conclusions expressed in the review report issued by KPMG Auditores Independentes for the Company's quarterly financial information for the six-month period ended on September 30, 2017.

São Paulo, November 09, 2017.

Pedro de Andrade Faria

Chief Executive Officer Global (1)

Lorival Nogueira Luz Júnior

Vice President of Finance and Investor Relations (2)

Hélio Rubens Mendes dos Santos Junior

Vice President of Operations

Andelaney Carvalho dos Santos

Vice President of Management and Information

Leonardo Almeida Byrro

Vice President of Supply Chain (3)

Alexandre Moreira Martins de Almeida

Vice President Brazil

(1)       On August 31, 2017, in the extraordinary meeting of Board of Directors, was approved the beginning of succession process current Chief Executive Officer Global, Pedro de Andrade Faria, that will remain in office until December 31, 2017.

(2)       On September 28, 2017, in the ordinary meeting of the Board of Directos, was approved the new Vice President of Finance, and Investor Relations, Lorival Nogueira Luz Júnior.

(3)       On September 28,2017, in the ordinary meeting of the Board of Directos, was approved the beginning of succession process current Vice President of Supply Chain, Leonardo Almeida Byrro, that will remain in office until December 31, 2017. Elcio Mitsuhiro Ito will assume the responsibilities of the position from January 2018.